This Post-Qualification Amendment No.7 amends the Offering Circular of YSMD, LLC originally qualified on December 13, 2022, to add, update and/or replace information contained in the Offering Circular, and in particular the closing of Series A and the addition of two additional Series.

AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR DATED JANUARY 19, 2024

YSMD, LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

745 5th Ave, Suite 500

New York, NY 10151

WWW.COLLABHOME.IO

		Series Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer(2)	Proceeds to Other Persons
Series A	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$4,514,621	$45,126	$4,469,4,75	N/A

Series 2340 Hilgard	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$2,402,400	$24,024	$2,378,376	N/A

Series Buttonwood 19-3	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$572,680	$5,727	$566,953	N/A

Series 33 Mine Street*	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$867,258	$8,673	$858,586	N/A

Series Buttonwood 21-2*	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$559,091	$5,591	$553,500	N/A

Asterisks (*) denote series submitted for qualification by the SEC in this Post-Qualification Amendment No. 7 to the offering statement of which this Offering Circular forms a part.

(1)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission but it does not include the one-time expense allowance of $5,000, or consulting fees of $20,000 payable by the company to Dalmore. See “Plan of Distribution” for details. The company intends to distribute all offerings of Series Interests in any Series of the company through YSMD, LLC as described in greater detail under “Plan of Distribution.”

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for Series offering expenses actually incurred in an amount up to 3% of gross proceeds, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

The minimum subscription per investor is 100 Series A Interests at $5.00 per Interest ($500), 20 Series 2340 Hilgard Interests at $5 per share ($100), 4 Series Buttonwood 19-3 Interests at $5.00 per Interest ($20), 6 0 Series 33 Mine Street Interests at $5.00 per share ($300) and 2 0 Series Buttonwood 21-2 Interests at $5.00 per share ($100). For each $1000 in Series Interests that an investor purchases of a Series, an investor in this offering will receive an additional amount of $100 of Series Interests (“Bonus Interests”) at no additional cost.

Our company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. Our company intends to offer additional series within such limit and will file post qualification amendments for the offerings of such series with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”). The offerings of such series will be made available to investors from the date such amendment is qualified by the Commission. There will be separate closings with respect to each offering. This offering will terminate at the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date at which the offering is earlier terminated by the company, in our Managing Member’s sole discretion or (iii) the date that is three years from this offering being qualified by the SEC . Each Series Interests will be offered in an amount that, at the time the offering statement is qualified for such Series Interests, is reasonably expected to be offered and sold within two years from such initial qualification date.

At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company’s recent financial statements. In addition, the company intends to periodically file a post-qualification amendment to include additional Series Interests to this offering. The company has engaged North Capital Private Securities Corporation as an escrow facilitator the “Escrow Facilitator” to hold funds tendered by investors.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 18.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “YSMD, LLC” “YSMD,” “we,” “us, “our,” the “company” and similar terms refer to YSMD, LLC, a Delaware Series Limited Liability Company; “Collab (USA) Capital LLC” and “Collab” refers to the Managing Member of YSMD, LLC.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the company is not registering its securities under the Exchange Act.  Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its unit holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of the date of this Offering Circular. Please also refer to “The Company’s Business – Property Overview” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Minimum Subscription per Investor	Maximum Offering Size	Maximum Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
Series A	1742 Spruce Street, Berkeley, CA 94709	$5.00	100 Units ($500)	$4,514,621	902,924	12/8/22	12/9/22	Open	Open

Series 2340 Hilgard	2340 Hilgard Ave, Berkeley, CA 94709	$5.00	20 Units ($100)	$2,402,400	480,480	8/15/23	8/17/23	Open	Open

Series Buttonwood 19-3	19 Buttonwood Street #3, Dorchester, MA 02125	$5.00	4 Units ($20)	$572,680	114,536	8/15/23	8/17/23	Open	Open

Series 33 Mine Street*	33 Mine Street, New Brunswick, NJ. 08901	$5.00	60 Units ($300)	$867,258	173,452	[XX]	[XX]	[XX]	[XX]

Series Buttonwood 21-2*	21 Buttonwood Street #2, Dorchester, MA 02125	$5.00	20 Units ($100)	$559,091	111,818	[XX]	[XX]	[XX]	[XX]

Asterisks (*) denote series submitted for qualification in Post-Qualification Amendment #6 to the offering statement of which this Offering Circular forms a part.

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

SUMMARY

This summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company’s Series Interests, you should carefully read this entire Offering Circular, including the company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

YSMD, LLC, a Delaware series limited liability company formed on February 2, 2022. YSMD, LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific student rental property, although the company may invest in other types of properties as set out below. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

The company intends to establish separate Series for the holding of student housing rental properties to be acquired by the company, although the company may invest in other types of properties as set forth herein. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, unless otherwise stated in the Designation for any Series, Collab (USA) Capital LLC will manage all Underlying Assets related to the various Series including the sales of property, property rentals, maintenance and insurance.

It is not anticipated that any Series would own any assets other than its respective real estate property and associated assets, the reason for which the applicable Series was created (the “Underlying Asset(s)”), plus cash reserves for maintenance, storage, insurance and other expenses pertaining to such Underlying Assets and amounts earned by each Series from the monetization of the Underlying Asset. It is intended that owners of a Series Interest in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series, which would include the allocated portion of shared fees, costs and expenses which our Managing Member has allocated to such Series as discussed under “The Company’s Business – Allocations of Expenses.”

For example, an investor who acquires Series Interests in Series 2340 Hilgard and in Series Buttonwood 19-3 will only have assets, liabilities, profits and losses pertaining to the properties located at 2340 Hilgard Ave, Berkeley, CA 94709 (“2340 Hilgard”) and 19 Buttonwood Street #3, Dorchester, MA 02125 (“Buttonwood 19-3”), respectively.

Collab (USA) Capital LLC will serve as the property manager responsible for managing each Series’ Underlying Assets (the “Property Manager”) as described in the Property Management Agreements between Collab and the respective Series. However, YSMD in its sole discretion, may engage other third-party property managers to manage a Series’ Underlying Assets.

Collab (USA) Capital LLC will also serve as the managing member (the “Managing Member”) responsible for the day-to-day management of the company and each Series. Each Series may purchase the property from a third party or from an affiliate of the Managing Member, such as is the case with Series 2340 Hilgard and Series Buttonwood 19-3.

Our Series LLC Structure

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that property. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law. This would include contractual obligations under the Property Management Agreement that each Series will enter into with respect to the management of the specific property. This would also include the portion of any shared fees, costs or expenses that have been allocated to the Series, as discussed above and under “The Company’s Business – Allocations of Expenses.”

For ease of understanding the company’s business structure, we have included the organizational chart below:

1 iREAM Technology Co., Ltd. owns all of outstanding interests in Collab (USA) Capital LLC. Edrick Wang and Albert Wang, are the sons of Qian Wang, Collab’s CEO and Chairman, and indirectly own 64.67% of iREAM Technology Co., Ltd. (on a fully-diluted basis).

SERIES 33 Mine iReam Technology Co., Ltd. Collab (USA) Capital LLC (MANAGING MEMBER) YSMD, LLC (DELAWARE SERIES LLC) SERIES 33 Mine (OFFERED SERIES) 100% 100% 100% 100% 33 Mine Street LLC

SERIES Buttonwood 21 - 2 iReam Technology Co., Ltd. Collab (USA) Capital LLC (MANAGING MEMBER) YSMD, LLC (DELAWARE SERIES LLC) SERIES Buttonwood 21 - 2 (OFFERED SERIES) 100% 100% 100% 100% Buttonwood Street 21 - 2 LLC

The company has been formed to invest in various real estate assets throughout the United States, with a focus on student housing. The Managing Member intends to initially search for properties located on the East and West coasts, but the company will not limit itself geographically. The company may invest in properties that are income producing in excess of their expenses; in other words, those properties that will produce positive cash flow immediately upon, or soon after, acquisition. The company may also invest in properties that need redevelopment, significant repositioning, or capital investments, known as value-add, and, thus, may not produce positive cash flow until the capital improvements are completed. It is expected that the company will focus on student housing and multi-family properties, but will also, under certain circumstances, consider commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality, and retail properties.

Once the Managing Member identifies a property and agrees a price with the sellers, which may be an affiliate or the sole owner of the Managing Member, will enter into a purchase agreement for the property or the entity owning the property. Generally, YSMD expects to assign the contract to the relevant Series for the purchase of a specific property directly by the Series. However, there may be circumstances or timing considerations that result in YSMD or one of its wholly owned subsidiaries acquiring the property directly for further sale to the Series once sufficient funding has been obtained.

In cases where the Series purchases the property or the entity owning the property directly from a third party seller, it would use the proceeds of the offering for that Series to purchase the property or the entity owning the property and may finance a portion of the purchase price with mortgage or other third party financing. If the purchase agreement for the property or the entity owning the property does not include a financing condition, or the financing contingency has expired, and the closing for the property occurs prior to the closing of offering, YSMD or an affiliate may provide a loan to the Series, upon the terms described under “The Company’s Business – Intended Business Process” below, to finance all or part of the purchase price of the property or the entity owning the property that would be repaid with the proceeds of the offering. The remaining proceeds of the offering for a Series would be used by the Series first to fund any anticipated renovation costs and furnishing expenses for the property to prepare it for rent, if any, then to pay the sourcing fee to our Managing Member and the remainder held by the Series as operating reserves, depending on the amount raised in the offering for that Series.

If YSMD, one of its affiliates or sole owner of the Managing Member purchases the property directly, then, after the relevant Series has obtained sufficient financing, that Series would purchase the property or the entity owning the property for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses actually incurred by YSMD prior to the sale to the Series. Any remaining proceeds from offering of such Series would be first allocated to pay the sourcing fee and any remaining proceeds of the offering for a Series would be used by the Series first to fund any anticipated renovation costs and furnishing expenses for the property to prepare it for rent, if any, then to pay the sourcing fee to our Managing Member and the remainder held by the Series as operating reserves, depending on the amount raised in the offering for that Series.

Distributions

We intend to distribute 100% of the Free Cash Flows of a Series, after reimbursing the Managing Member and the Property Manager for expenses incurred on behalf of a Series, plus accrued interest, and creating such reserves as the Managing Member deems necessary. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and Property Manager, unless indicated in the relevant Series Designation or property management agreement:

●	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of student housing rental properties in the relevant geographic area. Currently these fees amount to 8% of the Gross Receipts of the Series.

●	Asset Management Fee: A quarterly fee of 0.5% (2% annually) of the Asset Value of the Series.

●	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

We determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Please see below and “Securities Being Offered – Distributions” for a more detailed discussion of the calculation of distributions to investors and the compensation paid to our Managing Member, as well as the defined terms used above.

No Series of YSMD has made any distributions to date.

Distribution Upon Liquidation of a Series

Subject to Article XI of the Operating Agreement and any Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows:

(a)	First, 100% to the Members (pro rata and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

(b)	Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

No Series of YSMD has been liquidated to date.

Compensation Paid to our Managing Member

Each Series will pay the following fees:

Sourcing Fee: If a Series raises the maximum offering amount for that Series, a portion of the proceeds would be paid to our Managing Member as a sourcing fee, which is set forth in the Designation for the relevant Series and discussed under “Use of Proceeds” below. The sourcing fee represents a fee payable in connection with the search and negotiation of the property purchased. Our Managing Member determines this fee and sets the amount to equal up to 5% of the contractual purchase price of the relevant property acquired by the Series (but does not include capital expenditures or repair costs required to renovate and prepare the property for listing and rent, if any). To the extent that a Series raises less than the maximum offering amount resulting in insufficient funds to pay the sourcing fee, the company may choose to expense the balance of the sourcing fee, which would be deducted from revenues generated by the relevant property, or we may increase its investment in the relevant Series Interests to cover the balance of the sourcing fee.

Asset Management Fees: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series shall pay the Managing Member an asset management fee, payable quarterly in arrears, equal to 0.5% (2% annualized) of Asset Value as of the last day of the immediately preceding quarter.  “Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion. We do not intend to obtain a third party valuation of the assets of each Series to determine “Asset Value.”

Property Management Fees: Each Series will pay, monthly, a property management fee to the Property Manager, who is initially is our Managing Member, equal to a percentage (as specified in the relevant Property Management Agreement) of the Gross Receipts received by the Series during the immediately preceding month. “Gross Receipts” means (i) receipts from the short-term or long-term rental of the Underlying Assets; (ii) receipts from rental escalations, late charges and/or cancellation fees (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the Underlying Assets or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits; (B) property damage insurance proceeds; and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain. See “The Company’s Business – Property Management Agreements.

Renovation Management Fees, If Any: If the Managing Member reasonably determines that capital improvements are required for a Series Property, then such Series  will pay a renovation management fee, as applicable, to the Property Manager equal to 5.5% of the total capital improvement costs. Renovation management includes coordinating and facilitating the planning and the performance of the capital improvement projects.

Disposition Fees: Upon the disposition and sale of a Series Property, each Series will be charged a disposition fee equal to 2% of the disposition price. Disposition fees, include but are not limited to, property sale expenses such as brokerage commissions, and title, escrow and closing costs.

We and Collab determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties.

Other Costs and Expenses

Each Series will bear all expenses of the applicable Underlying Asset, including fees, costs and expenses attributable to more than one Series and allocated among the relevant Series as discussed above. Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for Series offering expenses actually incurred in an amount up to 3% of gross proceeds.

Any fees, costs or expenses that are allocated among multiple Series will be equal, in the aggregate, to the amount actually incurred, without any mark-up. Once allocated, the portion of those fees, costs and expenses will become expenses and liabilities of the relevant Series and we would generally expect them to be paid out of the cash reserves or revenues of that Series in the ordinary course. If a Series does not have sufficient cash reserves and revenues to meet its operating expenses, YSMD, the Managing Member or one of their affiliates may loan funds to a Series to pay such expenses and charge a reasonable rate of interest. Under the Property Management Agreement of each Series, to the extent that the Property Manager of such Series incurs expenses on behalf of that Series, the Series will reimburse the Property Manager for any such expenses together with a reasonable rate of interest.

The Current Offering

Securities Being Offered:

We are offering the number of Series Interests of each Series at a price per Series Interest set forth in the “Series Offering Table” section above. Our Managing Member intends to own a minimum of 5%, although such minimum threshold may be waived or modified by our Managing Member in its sole discretion. Our Managing Member may sell these Series Interests at any time after the applicable closing.

Each Series of Series Interests is intended to be a separate Series of our company for purposes of assets and liabilities. See “Securities Being Offered” for further details. The Series Interests will be non-voting except with respect to certain matters set forth in our Amended and Restated Series Limited Liability Company Agreement of YSMD dated August 12, 2022, as amended from time to time (the “Operating Agreement”) including the Series Designation applicable to the Series. The purchase of Series Interests in a Series is an investment only in that Series of our company and not an investment in our company as a whole.

Minimum and maximum subscription:	The minimum subscription by an investor is 100 Series A Interests at $5.00 per Interest ($500) , 20 Series 2340 Hilgard Interests at $5.00 per Interest ($100), 4 Series Buttonwood 19-3 Interests at $5.00 per Interest ($20), 6 0 Series 33 Mine Street Interests at $5.00 and 2 0 Series Buttonwood 21-2 Interests at $5.00, respectively. The maximum subscription by any investor is for Series Interests representing 19.9% of the total Series Interests of a particular Series, although such minimum and maximum thresholds may be waived or modified by our Managing Member in its sole discretion. See “Plan of Distribution” for additional information.

Use of Proceeds:	Net proceeds from the sale of Series Interests will be used to purchase the relevant Underlying Assets set forth in the “Series Offering Table” above, pay a sourcing fee to Collab, pay the brokerage commission, and to create a maintenance reserve for the applicable Underlying Assets. Our Managing Member initially bears all offering expenses, other than brokerage commissions, on behalf of each Series. See “Use of Proceeds” for further details.

Selected Risks

The company’s business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series offered and not in the company as a whole or any Underlying Assets.

●	If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same Series Interests as them.

●	If YSMD fails to attract and retain Mr. Qian Wang, CEO of YSMD and the Managing Member’s CEO, or its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.

●	There is competition for time among the various entities sharing the same management team.

●	Each Series will rely on its Property Manager, Collab, to manage each property.

●	If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer.

●	The company has limited operating history for investors to evaluate.

●	Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests.

●	The company’s financial statements include a going concern opinion.

●	If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.

●	Competition with other parties for real estate investments may reduce the company’s profitability.

●	The company’s real estate and real estate-related assets will be subject to the risks typically associated with real estate.

●	We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

●	Our results of operations are subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

●	Competition and any increased affordability of multi-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

●	We face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multi-family housing located within close proximity to universities.

●	A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a decrease lower rental rates in those markets.

●	Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.

●	The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors.

●	Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

●	We may incur significant costs complying with other regulations.

●	Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment.

●	You may not receive Distributions on predictable schedule and may never receive any Distributions.

●	Rising expenses could reduce cash flow and funds available for future investments.

●	Due to economic conditions, local real estate conditions and competition for properties, the real estate we invest in may not appreciate or may decrease in value

●	The ongoing COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition.

●	The company may not raise sufficient funds to achieve its business objectives.

●	The company’s management has full discretion as to the use of proceeds from the offering.

●	There is currently no trading market for the Series Interests.

●	The purchase price for the Series Interests has been arbitrarily determined.

●	The company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the company.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series offered and not in the company as a whole or any Underlying Assets. A purchase of Series Interests in a Series does not constitute an investment in either the company as a whole or any Underlying Assets directly, or in any other Series Interest.  This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement, of the company, described further herein.  Investors will have limited voting rights. Thus, the Managing Member and the Property Manager retain significant control over the management of the company and the Underlying Assets.

Furthermore, because the Series Interests in a Series do not constitute an investment in the company as a whole, holders of the Series Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in any Underlying Assets because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Property Manager will receive a fee in respect of its management of the Property.

Liability of investors between Series. The company is structured as a Delaware series limited liability company that issues separate Series Interests for specific properties. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same Series Interests as them and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the company generally where the assets of such other Series or of the company generally are insufficient to meet its liabilities.

If any fees, costs and expenses of the company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued).  Although the Managing Member will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

If Collab (USA) Capital LLC, our Managing Member fails to attract and retain Mr. Qian Wang, CEO of YSMD and our Managing Member’s CEO, or its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The Managing Member’s and the company’s future depends, in part, on Collab’s ability to attract and retain key personnel. Its future also depends on the continued contributions of Mr. Wang. Mr. Wang implemented the company’s strategy to identify and invest in multi-family properties. Mr. Wang is critical to the management of the Managing Member’s and the company’s business and operations and the development of its strategic direction. The loss of the services of Mr. Wang’s would involve significant time and expense and may significantly delay or prevent the achievement of the company’s business objectives.

There is competition for time among the various entities sharing the same management team. Currently, Collab (USA) Capital LLC is the Managing Member of YSMD and each Series and is the Property Manager for this Series. YSMD expects to create more Series in the future as additional attractive student rental properties are identified. It is foreseeable that at certain times the various Series will be competing for time from the management team.

Each Series will rely on its Property Manager to manage each property. Following the acquisition of any property, the property may be managed by Collab Capital (USA) LLC. In addition, any Property Manager will be entitled to certain fees in exchange for its day-to-day operations of each property. Any compensation arrangements if Collab Capital (USA) LLC serves as the Property Manager, will be determined by YSMD sitting on both sides of the table and will not be an arm’s length transaction.

If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional student rental properties in the future. As we do so, we will be increasingly reliant on the resources of YSMD and the Property Manager to manage our properties and our company. Currently, the company has no staff and the Managing Member operates with a small staff of three full time employees and three part time employees and may need to hire additional staff. If its resources are not adequate to manage our properties effectively, our results, financial condition and ability to make distributions to investors may suffer.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member. Our Managing Member determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Managing Member may amend or revise these and other policies without a vote of the Members. Our Managing Member’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements. Currently, our strategy includes paying a distribution at least monthly to investors in the event of positive Free Cash Flow from operation of the Property. In the event of downturns in our operating results, unanticipated capital improvements to the Property, or other factors, we may be unable, or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Managing Member who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

The company has limited operating history for investors to evaluate. The company and this Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the company or any Series will achieve their investment objectives, the value of any properties will increase or that any Properties will be successfully monetized.

Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests. The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in any Series of the company would be limited to prospective effect.

For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Series Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions would only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

The company’s financial statements include a going concern opinion. Our financial statements have been prepared assuming the company will continue as a going concern. We are newly formed and have not generated revenue from operations. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms.  If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Property is entirely at the discretion of the company. Even if the company decides to dispose of such real estate assets, the company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Competition with other parties for real estate investments may reduce the company’s profitability. The company will compete with other entities engaged in real estate investment for the acquisition or sale of properties, including financial institutions, many of which have greater resources than the company. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the company to obtain future funding, which could affect the company’s growth.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

Our ability to satisfy our financial obligations and make expected distributions to our Members depends on our ability to generate cash revenues in excess of expenses and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the Property. These events include:

●	general economic conditions;

●	rising level of interest rates;

●	local oversupply, increased competition or reduction in demand for student housing;

●	inability to collect rent from tenants;

●	vacancies or our inability to rent beds on favorable terms;

●	inability to finance property development on favorable terms;

●	increased operating costs, including insurance premiums, utilities, and real estate taxes;

●	costs of complying with changes in governmental regulations;

●	decreases in student enrollment at particular colleges and universities;

●	changes in university policies related to admissions and housing; and

●	changing student demographics.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect us.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in reduced rentals at these properties. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for student rentals, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

Our results of operations are subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry. We generally lease our owned properties under 12-month leases, and in certain cases, under nine-month or shorter-term semester leases. As a result, we may experience significantly reduced cash flows during the summer months at properties with lease terms shorter than 12 months. Furthermore, all of our properties must be entirely re-leased each year during a limited leasing season that usually begins in January and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season, exposing us to significant leasing risk.

Changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline. While we may engage in marketing efforts to compensate for such change in admission policy, we may not be able to effect such marketing efforts prior to the commencement of the annual lease-up period or our additional marketing efforts may not be successful.

Competition and any increased affordability of multi-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects. The multi-family industry is highly competitive, and we face competition from many sources, including from other multi-family apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. This could increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, multi-family apartment communities we invest in compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multi-family homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

We face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multi-family housing located within close proximity to universities. On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us and other private sector operators. We also compete with national and regional owner-operators of off-campus student housing in a number of markets as well as with smaller local owner-operators.

Currently, the industry is fragmented with no participant holding a significant market share. There are a number of student housing complexes that are located near or in the same general vicinity of the Property and that compete directly with us. Such competing student housing complexes may be newer than our properties, located closer to campus, charge less rent, possess more attractive amenities or offer more services or shorter term or more flexible leases.

Rental income at a particular property could also be affected by a number of other factors, including the construction of new on-campus and off- campus residences, increases or decreases in the general levels of rents for housing in competing communities, increases or decreases in the number of students enrolled at one or more of the colleges or universities in the market of the property and other general economic conditions.

We believe that a number of other companies with substantial financial and marketing resources may be potential entrants in the student housing business. The entry of one or more of these companies could increase competition for students and for the acquisition, development and management of other student housing properties.

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a lower rental rates in those markets. As a result of this trend, the company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us renting the property. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to Members.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Property may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company’s net income and the amount of cash available for distributions to investors.

We may incur significant costs complying with other regulations. Each Property is subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of a Property, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the company’s ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Our Properties, Our Markets and Our Business

We are an emerging growth company organized on February 2, 2022 and have not yet commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment. We were organized on February 2, 2022 and have not yet started operations. As a result of our start-up status we (i) have generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

You may not receive Distributions on predictable schedule and may never receive any Distributions. Distributions will only be available to the extent there is cash flow from rentals and other operations of the properties and other investments in excess of Company expenses. Therefore, there can be no assurance as to when or whether there will be any Cash Distributions from the Company to the Members.

The profitability of the properties is uncertain. We intend to invest in properties selectively. Investment in properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated rents or occupancy levels and that estimated operating expenses may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments. Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future distributions to Members.

Due to economic conditions, local real estate conditions and competition for properties, the real estate we invest in may not appreciate or may decrease in value. A multi-family or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where the Property is located and in the market for multi-family space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to Members.

We may be unable to renew, repay or refinance our outstanding debt. We are subject to the risk that our indebtedness will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of the Property on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to make distributions to our equity holders and pay amounts due on our debt.

Changes in laws could affect our business. We are generally not able to pass through to our residents under existing leases real estate taxes, income taxes or other taxes. Consequently, any such tax increases may adversely affect our financial condition and limit our ability to satisfy our financial obligations and make distributions to security holders. Changes that increase our potential liability under environmental laws or our expenditures on environmental compliance could have the same impact.

A cybersecurity incident and other technology disruptions could negatively impact our business, our relationships and our reputation. We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers and our residents. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including residents' personal information, private information about employees, and financial and strategic information about us. As our reliance on technology increases, so have the risks posed to our systems, both internal and those we have outsourced to third party service providers. In addition, information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyberattacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third-parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on financial condition or results of operations.

The ongoing COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition. The United States, like the rest of the world, has been adversely affected by the breakout of the COVID-19 virus. The United States government, many states, and cities have periodically instituted "shelter in place" orders and adopted other restrictions which have caused the shuttering of many businesses and multiple layoffs, which may affect the income and, ultimately, the ability of tenants to pay rent. In addition, property owners have become subject of certain restrictions, such as a temporary moratorium on evictions, which may limit the Company’s ability to respond to tenant defaults. These factors, and any other effects of the pandemic, may impede the operations of our properties and could significantly harm our financial condition and operating results.

Risks Related to the Offering

The company may not raise sufficient funds to achieve its business objectives. As identified in the Series Offering Table, for certain Series of the company, there is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the Property. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the Property and the development and implementation of the company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company’s ability to implement and complete its planned use of proceeds.

The company’s management has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us to purchase the Property and as general working capital. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Series Interests. Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Series Interests. Potential investors should note that the Operating Agreement does not compel the Managing Member to sell all the properties, and thus, there is a risk that an investor may remain in the company indefinitely. Therefore, you should expect to keep your investment in Series Interests indefinitely.

There is no current market for the Series Interests. There is no formal marketplace for the resale of the Series Interests. These Series Interests are illiquid and there will not be an official current price for them, as there would be if the company were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment or be able to pledge their Series Interests as collateral. Since the company has not established a trading forum for the Series Interests, there will be no easy way to know what the Series Interests are worth at any time.

The purchase price for the Series Interests has been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the purchase and holding costs of the Property, the company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Managing Member and general economic conditions.

You may not be able to keep records of your investment for tax purposes.  As with all investments in securities, if you sell the Series Interests, you will probably need to pay tax on the long- or short-term capital gains that you realize if you make a profit and record any loss to apply it to other taxable income. If you do not have a regular brokerage account, or your regular broker will not hold the Series Interests for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain on any sales of the Series Interests you sell. If you fail to keep accurate records or accurately calculate any gain on any sales of the Series Interests, you may be subject to tax audits and penalties.

You will not be able to hold the Series Interests in your regular brokerage account. Description of where ownership of the securities will be recorded in book-entry form on a stock transfer agent’s books. These records show you as the direct owner of the Interests. In the case of publicly-traded companies, it is common for a broker to hold the securities on your behalf, in “street name” (meaning the broker is shown as the holder on the issuer’s records and then you show up on the broker’s records as the person the broker is holding for). Many brokers will not hold Regulation A securities for their customers, meaning that you may not be able to take advantage of the convenience of having all your holdings reflected in one place.

Risks Related to Forum Selection and Jury Waivers

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement included as Exhibit 4 to the Offering Statement of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify and hold harmless the company, is Manager and their respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by an investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by investor to any of the foregoing in connection with this transaction. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by under Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his, her or its legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests, that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the company. The Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware. Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the Subscription Agreement, other than matters arising under the federal securities laws, be brought in a state of federal court of competent jurisdiction located within the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

DILUTION

Dilution means a reduction in value, control, or earnings of the Series Interest an investor owns.

As of the date of this Offering Circular, the Managing Member owns 100% of the company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests of a Series of the company, the economic rights of each Series Interest will be based on the corresponding Underlying Asset of that Series. As such, investors will not experience dilution except as a result of the sale of additional Series Interests of the Series to which they have subscribed.

PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Series Interests of each of the open Series of our company in the “Series Offering Table” herein. The offering price for each Series was determined by our Managing Member.

The company plans to market the securities directly on a “best efforts” basis. The company intends to use its website and an offering landing page to offer the Series Interests to eligible investors. The officers, directors, employees, and advisors of the company or its Managing Member may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however no officers, directors, employees or advisors to the company or its Managing Member will orally solicit investors.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company’s website www.collabhome.io. Prospective investors may subscribe for the Series Interests in this offering only through the website. In order to subscribe to purchase Series Interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one filed as an exhibit to the Offering Statement, of which this Offering Circular is part, and provide funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to Section 1 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor, unless otherwise agreed in writing to by the company and such investor.

After each closing, funds tendered by investors will be available to the company for its use. At the initial closing, Collab our Managing Member, may purchase a minimum of 5% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Designation.

We will conduct separate closings with respect to each offering of Series Interests. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted or (ii) a date determined by our Managing Member in its sole discretion. The company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, or (iii) any date on which our Managing Member elects to terminate this offering in its sole discretion.

The company may, in its sole discretion, undertake one or more closings on a rolling basis, and intends to effect a close every 7 days. After each closing, funds tendered by investors will be available to the company and the company will issue the Series Interests to investors. An investor will become a member of the company, including for tax purposes, and the Series Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the company accepts the investor as a member. Not all investors will receive their Series Interests on the same date.

The company has also engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer;

●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA.  Assuming the offering is fully-subscribed, the company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $25,000 plus 1% of the aggregate of offering amounts of all Series shown on the cover page of this Offering Circular.

Bonus Interests

For each $1000 in Series Interests that an investor purchases of a Series, an investor in this offering will receivebe credited for an additional $100 to be invested into ouramount of $100 of Series Interests (the “Bonus Interests”), at no additional cost. For example, if youan investor purchases $2000 Series A Interests, youthe investor will receive an additional 40 Series A Interests, for a total of $2200 Series A Interests.

The Bonus Interests will count towards Tthe Maximum Series Interests offered for each Series will be reduced by the amount of Bonus Interests awarded to investors of that Series.

The Company will not issue fractional shares. In the event investors would receive a fractional share, the Company will round up to provide the investor with a whole share.

Process of Subscribing

After the offering statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

To subscribe for the Series Interests, each prospective investor must:

1.	Go to https://www.collabhome.io, complete user registration;

2.	Complete profile setup and link a bank account;

3.	Navigate to open prospective offering page, click on the “Subscribe” button; that will open the subscribe panel;

4.	Complete subscribe information and review and sign the subscription agreement;

5.	Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to an account maintained by the Escrow Facilitator until the company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available by the Escrow Facilitator to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription. In addition, in the company’s sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors.

Escrow Facilitator

The company has entered into an Escrow Agreement with North Capital Private Securities Corporation (the “Escrow Faciliator”). Investor funds will be held by the Escrow Facilitator pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by check, wire transfer or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Series Interests; escrowed funds may be returned.

The Escrow Facilitator is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

Transfer Agent

The company has engaged Vertalo LLC a transfer agent.

Selling Security Holders

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the company.

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Subscription Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, excluding any claims under federal securities laws. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to various forums so they may continue to focus on operations of the company.

Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

USE OF PROCEEDS

YSMD Series 33 Mine Street

We estimate that the gross proceeds of the offering of the YSMD Series 33 Mine Street Interests will be approximately $867,259 , assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series 33 Mine Street Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$8,673	1.00%
Net Purchase Price of Property (1)	$719,286	82,94%
Offering Expenses (2)	$20,000	2.31%
Operating Reserve	$65,580	7.56%
Acquisition Expense (3)	$22,900	2.64%
Sourcing Fee	$30,820	3.55%
Total Proceeds	$867,259	100.00%

(1)	YSMD Series 33 Mine Street, will enter into the 33 Mine Street Purchase Agreement (as defined below) to acquire 33 Mine Street LLC, the owner of the 33 Mine Street Property and all furnishings from YSMC LLC, The SDZ-1-2022 Trust, and The SDZ-2-2022 Trust, the Managing Member’s affiliate companies, for a net purchase price of approximately $719,286. The $719,286 Net Purchase Price equals an asset price totaling $1,594,286 net of the $875,000 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with Purchase and Sale Agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series 33 Mine Street with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series 33 Mine Street Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series 33 Mine Street Offering or through an additional, future YSMD Series 33 Mine Street offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series 33 Mine Street Interests under the same terms as this Offering. Prior to the termination of the YSMD Series 33 Mine Street Hilgard offering and upon acceptance of an investor’s subscription and closing of funds tendered by such investor (“YSMD Series 33 Mine Street Available Funds”), YSMD Series 33 Mine Street may loan YSMD Series 33 Mine Street Available Funds to the Managing Member in exchange for an interest bearing promissory note. The promissory note shall terminate upon the earlier of: (a) the maturity of such promissory note and (b) the termination of the YSMD Series 33 Mine Street offering at which point the funds shall be repaid to be used toward the use of proceeds identified above.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series Buttonwood 21-2

We estimate that the gross proceeds of the offering of the YSMD Series Buttonwood 21-2 Interests will be approximately $559 ,091 , assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series Buttonwood 21-2 Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$5,591	1.00%
Net Purchase Price of Property (1)	$420,000	75.12%
Offering Expenses (2)	$19,500	3.49%
Operating Reserve	$63,825	11.42%
Acquisition Expense (3)	$21,200	3.79%
Sourcing Fee	$28,975	5.18%
Total Proceeds	$559,091	100.00%

(1)	YSMD Series Buttonwood 21-2, will enter into the Buttonwood 21-2 Purchase Agreement (as defined below) to acquire the Buttonwood Property from 19-21 Buttonwood (DE) LLC and all furnishings from SDZ-US-1_2020 Revocable Trust, the Managing Member’s affiliate company, for a net purchase price of approximately $420,000. The $420,000 Net Purchase Price equals an asset price totaling $850,000 net of the $430,000 expected loan balance.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with Purchase and Sale Agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series Buttonwood 21-2 with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series Buttonwood 21-2 Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series Buttonwood 21-2 Offering or through an additional, future YSMD Series Buttonwood 21-2 offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series Buttonwood 21-2 Interests under the same terms as this Offering. Prior to the termination of the YSMD Series Buttonwood 21-2 offering and upon acceptance of an investor’s subscription and closing of funds tendered by such investor (“YSMD Series Buttonwood 21-2 Available Funds”), YSMD Series Buttonwood 21-2 may loan YSMD Series Buttonwood 21-2 Available Funds to the Managing Member in exchange for an interest bearing promissory note. The promissory note shall terminate upon the earlier of: (a) the maturity of such promissory note and (b) the termination of the YSMD Series Buttonwood 21-2 offering at which point the funds shall be repaid to be used toward the use of proceeds identified above.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series 2340 Hilgard

We estimate that the gross proceeds of the offering of the YSMD Series 2340 Hilgard Interests will be approximately $2,402,400, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series 2340 Hilgard Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$24,024	1.00%
Net Purchase Price of Property (1)	$1,820,000	75.76%
Offering Expenses (2)	$85,176	3.55%
Operating Reserve	$291,000	12.12%
Acquisition Expense (3)	$72,800	3.03%
Sourcing Fee	$109,200	4.54%
Total Proceeds	$2,402,400	100%

(1)	YSMD Series 2340 Hilgard, will enter into the 2340 Hilgard Purchase Agreement (as defined below) to acquire 2340 Hilgard Ave LLC, the owner of the 2340 Hilgard Property and all furnishings from YSMC LLC, the Managing Member’s affiliate company, for a net purchase price of approximately $1,820,000. The $1,820,000 Net Purchase Price equals asset price totaling $3,640,000 net of the $1,820,000 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series 2340 Hilgard with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series 2340 Hilgard Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series 2340 Hilgard Offering or through an additional, future YSMD Series 2340 Hilgard offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series 2340 Hilgard Interests under the same terms as this Offering. Prior to the termination of the YSMD Series 2340 Hilgard offering and upon acceptance of an investor’s subscription and closing of funds tendered by such investor (“YSMD Series 2340 Hilgard Available Funds”), YSMD Series 2340 Hilgard may loan YSMD Series 2340 Hilgard Available Funds to the Managing Member in exchange for an interest bearing promissory note. The promissory note shall terminate upon the earlier of: (a) the maturity of such promissory note and (b) the termination of the YSMD Series 2340 Hilgard offering at which point the funds shall be repaid to be used toward the use of proceeds identified above.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series Buttonwood 19-3

We estimate that the gross proceeds of the offering of the YSMD Series Buttonwood 19-3 Interests will be approximately $572,680, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series Buttonwood 19-3 Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$5,727	1.00%
Net Purchase Price of Property (1)	$430,000	75.09%
Offering Expenses (2)	$19,503	3.40%
Operating Reserve	$65,250	11.39%
Acquisition Expense (3)	$21,750	3.80%
Sourcing Fee	$30,450	5.32%
Total Proceeds	$572,680	100%

(1)	YSMD Series Buttonwood 19-3, will enter into the Buttonwood Purchase Agreement (as defined below) to acquire the Buttonwood Property from 19-21 Buttonwood (DE) LLC and all furnishings from SDZ-US-1_2020 Revocable Trust, the Managing Member’s affiliate company, for a net purchase price of approximately $430,000. The $430,000 Net Purchase Price equals asset price totaling $870,000 net of the $440,000 expected loan balance.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series Buttonwood 19-3 with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series A Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series Buttonwood 19-3 Offering or through an additional, future YSMD Series Buttonwood 19-3 offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series Buttonwood 19-3 Interests under the same terms as this Offering. Prior to the termination of the YSMD Series Buttonwood 19-3 offering and upon acceptance of an investor’s subscription and closing of funds tendered by such investor (“YSMD Series Buttonwood 19-3 Available Funds”), YSMD Series Buttonwood 19-3 may loan YSMD Series Buttonwood 19-3 Available Funds to the Managing Member in exchange for an interest bearing promissory note. The promissory note shall terminate upon the earlier of: (a) the maturity of such promissory note and (b) the termination of the YSMD Series Buttonwood 19-3 offering at which point the funds shall be repaid to be used toward the use of proceeds identified above.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series A

We estimate that the gross proceeds of the offering of the YSMD Series A Interests will be approximately $4,514,621, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series A Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$45,146	1.00%
Net Purchase Price of Property (1)	$3,535,000	78.30%
Offering Expenses (2)	$127,354	2.80%
Operating Reserve	$507,121	11.20%
Acquisition Expense (3)	$75,000	1.70%
Sourcing Fee	$225,000	5.00%
Total Proceeds	$4,514,621	100%

(1)	YSMD Series A, will enter into the Spruce Street Purchase agreement to acquire the 1742 Spruce Street LLC, the owner of the Spruce Street Property and all furnishings from YSMC LLC, the Managing Member’s affiliate company, for an asset price of approximately $3,535,000. The $3,535,000 Net Purchase Price equals asset price totaling $7,500,000 net of the $3,965,000 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Spruce Street Property, the Managing Member will provide YSMD Series A with an Acquisition Loan in an amount necessary to complete the acquisition of the YSMD Series A Property. The Acquisition Loan will have a maturity date of 18 months from the Spruce Street Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series A Offering or through an additional, future YSMD Series A offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series A Interests under the same terms as this Offering. Prior to the termination of the YSMD Series A offering and upon acceptance of an investor’s subscription and closing of funds tendered by such investor (“YSMD Series A Available Funds”), YSMD Series A may loan YSMD Series A Available Funds to the Managing Member in exchange for an interest bearing promissory note. The promissory note shall terminate upon the earlier of: (a) the maturity of such promissory note and (b) the termination of the YSMD Series A offering at which point the funds shall be repaid to be used toward the use of proceeds identified above.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

General

The company reserves the right to change the above use of proceeds for any Series if management believes it is in the best interests of the company.

THE COMPANY’S BUSINESS

Overview

YSMD was incorporated in the State of Delaware on February 2, 2022. YSMD is an investment vehicle which intends to enable investors to own fractional ownership of a specific student housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such asself-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. As of the date of this offering circular, no series of YSMD have been liquidated, and no prior program has been sponsored by YSMD resulting in any prior liquidation.

The company intends to establish separate Series for the holding of student housing rental properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, YSMD will manage all Underlying Assets related to the various Series including the sales of property, renting of the student housing rental property, maintenance and insurance.

Collab is an affiliate of YSMD. As discussed in further in the Operating Agreement of YSMD, Collab is the Managing Member of YSMD. Collab was incorporated in the State of Delaware on February 14, 2022. YSMD is a real estate investment platform that allows individual investors to have direct access to quality student housing rental estate investment opportunities and invest in individual student rental properties. Neither the company, Collab or their affiliates has previously conducted any offerings of securities.

Intended Business Process

We have commenced only limited operations, exclusively focused on organizational matters in connection with this offering. We intend on generating revenues from rents to tenants for student housing, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Generally, the company and Collab intend to arrange for the purchase of a specific student housing rental property either directly by the Series or by one of its parent companies, as described below:

If one of its parent or affiliated companies purchased the property directly, then, after the relevant Series has obtained sufficient financing, which may include an Acquisition Loan from our Managing Member, it would sell the property to that Series for the greater of (i) an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by such parent company prior to the sale to the Series; and (ii) an amount equal to market valuation determined by company’s Managing Member in its sole discretion.

In cases where Collab identifies and intends to have the Series purchase that property directly from a third party Seller, it would use the proceeds of the offering for that Series to purchase the property and may finance a portion of the purchase price with mortgage or other third party financing. The company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the net purchase of the Underlying Assets (less third party financing), plus closing and any loan costs and expected repairs, renovations or furnishings. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Collab or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

Property Overview

YSMD -Series 33 Mine Street

On November 1, 2023 YSMD established YSMD Series 33 Mine Street for the purpose of acquiring 33 Mine Street LLC, a Delaware limited liability company (“33 Mine Street”), whose primary asset is 33 Mine Street, New Brunswick, NJ 08901 (“33 Mine Street Property”) that will be sold to Series 33 Mine Street by YSMC LLC, The SDZ-1-2022 Trust, and The SDZ-2-2022 Trust, the affiliates of Collab, the company’s Managing Member. The sellers of 33 Mine Street are affiliated parties and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

33 Mine Street entered into a 5/5 adjustable interest rate mortgage loan with Columbia Bank in the amount of $875,000 and secured by the property. The loan has a term of 10 years and for the first 5 years bears interest at a fixed rate of 3.875%. Thereafter, on the first day of every month after June 22, 2027, the adjustable interest rate shall be the sum of (i) the Federal Home Loan Bank of New York Five Year Advance Rate, or if not available a reasonably comparable index and (ii) 2.50%.

Series 33 Mine Street

Address of Property	33 Mine Street, New Brunswick, NJ 08901

Type of Property	Multi-tenant, student residential home

Square foot	2,728

Acreage	Approximately 5,040 sq. ft or 0.12 acre

Number of Units	1

Configuration	9 Bedrooms and 3 baths

Historical Occupancy for 2021 - 2023 (leased beginning December 2021)	2023 - 100% 2022 - 100% 2021 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Debt on the property	$875,000

Monthly interest expense on expected debt	$2,826

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series 33 Mine Street holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

 YSMD -Series Buttonwood 21-2

On November 1, 2023, YSMD established YSMD Series Buttonwood 21-2 for the purpose of acquiring 21 Buttonwood Street #2 from 19-21 Buttonwood (DE) LLC, a Delaware limited liability company (“Buttonwood 19-21”), whose primary assets include 21 Buttonwood Street #2, Dorchester, MA 02125 (“Buttonwood Property”) that will be sold to Series Buttonwood 21-2 by SDZ-US-1_2020 Irrevocable Trust, an affiliate of Collab, the company’s Managing Member. The sellers of Buttonwood 21-2 is an affiliated party and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

Series Buttonwood 21-2

Address of Property	21 Buttonwood Street, #2, Dorchester, MA 02125

Type of Property	multi-family

Square foot	1,006

Number of Units	1

Configuration	2 Bedrooms, 2 baths

Historical Occupancy for 2022 - 2023 (leased beginning September 2022) and 2023	2022 - 100% 2023 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Expected debt on the property	$430,000

Monthly interest expense on expected debt	$1,326

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series Buttonwood 21-2 holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

YSMD -Series 2340 Hilgard

On May 4, 2023, YSMD established YSMD Series 2340 Hilgard for the purpose of acquiring 2340 Hilgard Ave LLC, a California limited liability company (“2340 Hilgard”), whose primary asset is 2340 Hilgard Ave, Berkeley, CA 94709 (“2340 Hilgard Property”) that will be sold to Series 2340 Hilgard by YSMC LLC, an affiliate of Collab, the company’s Managing Member. The sellers of 2430 Hilgard is an affiliated party and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

2340 Hilgard entered into a 7/1 adjustable interest rate mortgage loan with First Republic Bank in the amount of $1,820,000 and secured by the property. The loan has a term of 10 years and for the first 7 years bears interest at a fixed rate of 3.15%, with monthly interest-only payments for the first 36 months of $4,777.50. Thereafter, on the first day of every month after September 1, 2027, the adjustable interest rate shall be the sum of (i) the current index, and (ii) 2.75%. The current index means the monthly average of the “ Year CMT”. For example, if the interest rate was set today, it would be 6.75%.

Series 2340 Hilgard

Address of Property	2340 Hilgard Avenue, Berkeley, CA 94709

Type of Property	multi-family

Square foot	5,417

Acreage	Approximately 6,250 sq. ft or 0.14 acre

Number of Units	8

Configuration	12 bedrooms, 9 baths

Historical Occupancy for 2021- 2023	2023 – 100% 2022 - 100% 2021 – Unit D (unoccupied for 1 month), Unit B1 (unoccupied for 1 month), Unit E (unoccupied for 1 month), and Unit G (unoccupied for 2 months)

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Debt on the property	$1,820,000,

Monthly interest expense on expected debt	$4,777.50

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series 2340 Hilgard holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

YSMD -Series Buttonwood 19-3

On May 4, 2023, YSMD established YSMD Series Buttonwood 19-3 for the purpose of acquiring 19 Buttonwood Street #3 from 19-21 Buttonwood (DE) LLC, a Delaware limited liability company (“Buttonwood 19-21”), whose assets include 19 Buttonwood Street #3, Dorchester, MA 02125 (“Buttonwood Property”) that will be sold to YSMD Series Buttonwood 19-3 by SDZ-US-1 2020 Irrevocable Trust, an affiliate of Collab, the company’s Managing Member. The sellers of Buttonwood is an affiliated party. The Buttonwood Property was not used as a rental property prior to its acquisition by 19-20 Buttonwood (DE) LLC) . -See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

Series Buttonwood 19-3

Address of Property	19 Buttonwood Street, #3, Dorchester, MA 02125

Type of Property	multi-family

Square foot	967

Acreage	Approximately 1,410 sq. ft or 0.03 acre

Number of Units	1

Configuration	2 bedrooms, 2 baths

Historical Occupancy for 2022 - 2023 (leased beginning September 2022) and 2023	2023 - 100% 2022 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Expected Debt on the property	$440,000

Monthly interest expense on expected debt	Approximately, 2300

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series Buttonwood 19-3 holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

YSMD -Series A

On August 12, 2022, YSMD established YSMD Series A for the purpose of acquiring 1742 Spruce Street LLC, a California limited liability company (“Spruce Street”), whose primary asset is 1742 Spruce Street, Berkeley, CA 94709 (“Spruce Street Property”) that will be sold to Series A by YSMC LLC, an affiliate of Collab, the company’s Managing Member. The sellers of the Spruce Street is an affiliated party and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

Spruce Street entered into a 5/1 adjustable interest rate mortgage loan with First Foundation Bank in the amount of $3,965,000 and secured by the property. The loan has a term of 30 years and for the first 5 years bears interest at a fixed rate of 3.1%, with monthly interest-only payments for the first 36 months of $10,243. Thereafter, on the first day of every 6 month after December 1, 2026, the adjustable interest rate shall be the sum of (i) the current index, and (ii) the 2.35%. The current index means a compounded average of the secured overnight financing rate (the “SOFR”)) over a rolling 30-calendar period or the term rate with a tenor of approximately one calendar month, in each case as selected or determined by the relevant governing body. For example, if the interest rate was to be set today, it would be 6.75%.

Series A

Address of Property	1742 Spruce Street, Berkeley, CA 94709

Type of Property	multi-family

Square foot	12,262

Acreage	Approximately 6,600 sq. ft or 0.15 acre

Number of Units	10

Configuration	23 bedrooms, 17.5 baths

Historical Occupancy for 2021 - 2023	2023 – 100% 2022 - 100% 2021 Unit 23 (unoccupied for 2 months) and Unit 25 (unoccupied for 7 months)

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Debt on the property	$3,965,000

Monthly interest expense on expected debt	$10,243

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series A holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

Property Management Agreements with Collab (USA) (Capital) LLC

Collab is expected to serve as the Property Manager responsible for managing each Series’ Underlying Asset as described in the relevant Property Management Agreement for the Series. However, the company may choose to enter into agreements with third-parties to manage a Series’ Underlying Assets (each such property manager, the “Property Manager”). The terms of each Property Management Agreement are as set forth below.

Authority: The Property Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the applicable Underlying Asset for each Series and may take any action that it deems necessary or desirable in connection with each Underlying Asset, subject to the limits set for in the Agreement (generally acquisition of any asset or service for an amount equal to or greater than 1% of the value of the relevant Underlying Assets individually, or 3% of such value in the aggregate requires approval of the Managing Member).

Delegation: The Property Manager may delegate all or any of its duties. The Property Manager shall not have the authority to sell, transfer, encumber or convey any Underlying Asset.

Performance of Underling Assets: The Property Manager gives no warranty as to the performance or profitability of the Underlying Assets or as to the performance of any third party engaged by the Property Manager hereunder.

Assignment: No Property Management Agreement may be assigned by either party without the consent of the other party.

Compensation and Expenses: Each Series will pay, monthly, a property management fee to the Property Manager, equal to a percentage (as set forth below) of the Gross Receipts received by the Series during the immediately preceding month.

●	Series 33 Mine Street and Series Buttonwood 21-2: 8%

●	Series 2340 Hilgard and Series Buttonwood 19-3: 8%

●	Series A: 8%

“Gross Receipts” means (i) receipts from the short-term or long-term rental of the Underlying Assets; (ii) receipts from rental escalations, late charges and/or cancellation fees (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the Underlying Assets or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits; (B) property damage insurance proceeds; and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain.

Each Series will also pay a renovation management fee, as applicable, to the Property Manager equal to a percentage (as set for the below) of the total capital improvement costs for renovation management.

●	Series 33 Mine Street and Series Buttonwood 21-2: 5.5%

●	Series 2340 Hilgard and Series Buttonwood 19-3: 5.5%

●	Series A: 5.5%

Each Series will also pay a disposition fee to the Property Manager equal to a percentage (as set forth below) of the total sales price when the Underlying Asset is sold.

●	Series 33 Mine Street and Series Buttonwood 21-2: 2%

●	Series 2340 Hilgard, Series Buttonwood 19-3 and Series A: 2%

Each Series will bear all expenses of the applicable Underlying Asset and shall reimburse the Property Manager for any such expenses paid by the Property Manager on behalf of the applicable Series together with a reasonable rate of interest.

Duration and Termination: Each Property Management Agreement shall expire one year after the date on which the applicable Underlying Asset has been liquidated and the obligations connected to such Underlying Assets (including, without limitation, contingent obligations) have terminated, or earlier if Collab is removed as the Managing Member of the applicable Series.

Allocations of Expenses

If any fees, costs and expenses of the company are not related solely to a specific Series, they will be allocated by the Managing Member among all Series (or in cases where such fees, costs or expenses relate to several Series but not all Series, among the relevant Series) generally in proportion to the Asset Value of the various Series. “Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion.

Once such fees, costs or expenses have been allocated in accordance with the Manager’s allocation policy, each relevant Series would record their allocated portion and become liable for payment or for reimbursing the Managing Member for its pre-allocation payment of such expenses. For example, generally, we expect that the costs of repairs, furnishings and capital expenditures for a particular property will be applicable to and incurred solely by the relevant Series which owns such property. Similarly, property management fees and other contractual obligations under the Property Management Agreement for a specific Series, and the asset management fees charged by our Managing Member will be obligations solely of the relevant Series. In contrast and for example, our Managing Member initially bears all offering expenses, other than brokerage commissions, on behalf of each Series. Such expenses will be allocated among and reimbursed by all Series established by YSMD once those Series have all been established and funded. There may be situations where it is difficult to allocate fees, costs and expenses among specific Series and, therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit. See “Risk Factors – Liability of investors between Series.”

YSMD Series 33 Mine Property

The property is located at 33 Mine St, New Brunswick, NJ. 33 Mine is a 9-bedroom and 3-bathroom building situated approximately 5 minutes to the Rutgers University. Totaling 2,728 square feet, the building was built in 1927 and renovated in 2019. The units are served by wall heating units, and a central laundry room.

YSMD Series Buttonwood 21-2 Property

The Property is located at 21 Buttonwood Street #2, Dorchester, MA. Completed remodeled in 2022, the unit is equipped with in-unit washer/dryer. The property is located 5-minute walk (0.3 mile) to the JFK/UMASS T station. Nearby are parks, South Boston beaches, the South Bay shopping center, and numerous restaurant options on Dorchester Ave and in South Boston.

YSMD Series 2340 Hilgard Property

The Property is located at 2340 Hilgard Avenue, Berkeley, CA and, according to the 2020 US census, the city of Berkeley has a population of approximately 123,000 and a median age of 32. A total of 73% of individuals over the age of 24 have a bachelor’s or higher degree. The area features an average household income of approximately $136,100. The city of Berkeley benefits from the presence of the University of California, Berkeley, which creates a steady stream of renters, as well as from renters looking for an urban experience who do not choose to live in San Francisco.2

YSMD Series Buttonwood 19-3 Property

The Property is located at 19 Buttonwood Street #3, Dorchester, MA. Dorchester is the largest neighborhood in Boston, which has a population of approximately 689,300 and a median age of 32.4. A total of 51% of individuals over the age of 24 have a college degree. The area features an average household income of approximately $113,300. The Boston area is home to many world-renowned institutions of higher education, including Harvard University, Massachusetts Institute of Technology; some of the world’s finest inpatient hospitals, including Massachusetts General Hospital, Brigham and Women’s Hospital; and numerous leading financial services firms, including Fidelity Investments, John Hancock/Manulife Financial, State Street Corporation. Boston remains the nation's foremost region for the life science industry and is home to several professional sports teams, including Boston Red Sox, Boston Celtics, New England Patriots. Boston is the economic engine and cultural hub of New England. 2

YSMD Series A – 1742 Spruce Street Property

The Property is located at 1742 Spruce Street, Berkeley, CA and, according to the 2020 US census, the city of Berkeley has a population of approximately 123,000 and a median age of 32. A total of 73% of individuals over the age of 24 have a bachelor’s or higher degree. The area features an average household income of approximately $136,100. The city of Berkeley benefits from the presence of the University of California, Berkeley, which creates a steady stream of renters, as well as from renters looking for an urban experience who do not choose to live in San Francisco.2

2 Source: US Census Bureau, 2020.

The Student Housing Industry

Student housing is broadly defined to include housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public, and private four-year colleges and universities, including those that offer advanced degrees. The student housing market generally does not seek to address the housing needs of students enrolled in two-year community colleges and technical colleges, as these institutions do not generate sufficient and consistent demand for student housing.

Overall, the student housing market has certain unique characteristics that distinguish it from other segments of the housing market. First, purpose-built student housing is aimed only at those persons enrolled in college and not at the general population of renters. Second, the leasing cycle for student housing properties is defined by the academic calendar, which results in a finite leasing window and relatively low month-to-month turnover following the start of the academic year. Finally, student housing properties are designed to accommodate and appeal to the college lifestyle, which is significantly different from the lifestyle of a typical multi-family renter.

There are two general types of student housing: (i) on campus and (ii) off-campus. On-campus housing is generally owned and operated by educational institutions or in a joint venture via public or private partnerships and is located on school property near or adjacent to classroom buildings and other campus facilities. On campus student housing is typically a dormitory with dining halls designed for first year students or for graduate students. Off-campus housing is generally owned and operated by private investors and is located in close proximity to campus (i.e., generally within a two-mile radius of the campus). There are three types of off-campus student housing properties: (i) student competitive, (ii) conventional market rate and (iii) purpose-built. Student competitive apartments are traditional apartment projects that happen to be close to campus. Market rate apartments are typically properties within driving distance, occupied by students who choose to commute. Purpose-built student housing refers to off-campus housing that is specifically designed and constructed as an amenities-rich property with a view towards accommodating the unique characteristics of the student-resident. While purpose-built student housing is classified as a multi-family housing product, it is significantly different from and more specialized than traditional market rate multi-family housing products, which are offered to the broader pool of multi-family renters.

Unlike multi-family housing where apartments are leased by the unit, student housing properties are typically leased by the bed on an individual lease liability basis. Individual lease liability can limit each resident’s liability to his or her own rent without liability for a roommate’s rent. A parent or guardian will be required to execute each lease as a guarantor unless the resident provides adequate proof of income. The number of lease contracts will therefore be equivalent to the number of beds occupied instead of the number of apartment units rented.

Student housing is a niche property type that has its own set of inherent issues, which are usually addressed by proactive property management. Student housing is seasonal. The most common way to smooth out seasonality is by writing 12 month leases as opposed to leases tied to school year periods. While this lease structure assists in stabilizing annual cash flow, the vast majority of beds still turn over at the same time at the end of the school year. This is followed by a short window of time to address and complete maintenance before the next school cycle. Leasing for the upcoming academic year typically commences in the first semester with a “push” for renewals through December 31 and then marketing to new students at the beginning of the year and ending by late August. Failure to lease-up or correct deferred maintenance during this leasing period can be costly to the property with an entire year’s tenancy and cash flow in jeopardy. We anticipate that substantially all of our leases will commence in August and terminate on the last day of July. These dates coincide with the commencement of the universities’ fall academic term and typically terminate at the completion of the subsequent summer school session. Other than renewing student-residents, we will be required to substantially re-lease each property each year, resulting in significant turnover in our student-resident population from year to year.

Notwithstanding the impact of the COVID-19 pandemic, college and university enrollment has been growing across the U.S. in recent years, creating a significant need for safe, affordable, and accessible student housing at both public and private institutions. Not all of this housing can be on-campus and institution-financed. Institutions are now evaluating the merits of internal financing, either through use of their endowment or issuance of general obligation bonds or joint venture using a public or private partnership program. While institutions evaluate the market, opportunities exist for off campus private development and financing of student housing. The bureaucratic constraints on public institutions can afford private developers an additional advantage. In addition to increasing enrollment figures, the demand for student housing is driven by several market factors, including the needs of Generation Z (those born between 1995 and 2010), proximity to campus, continued demand, investment performance, and investor interest.

Market Trends

The following represents trends in the student housing market:

●	New supply has been declining over the last several years, and 2022 new supply is expected to be at the lowest levels in over a decade.[3]

3 Source: American Campus Communities, March 2022 (Citibank Investors Presentation).

●	Public 4-year universities have averaged 1.6% annual enrollment growth since 1970 and have continued at these levels since the Great Recession.

●	The country's 175 largest universities can provide on-campus accommodations for only 21.5% of undergraduates[4]

●	Student housing properties are categorized as a subset of multi-family properties, which are considered less volatile than other real estate asset classes.[5]

Competition

The extent of competition in a market area depends significantly on local market conditions. The primary factors upon which competition in the student housing industry are location, rental rates, suitability of the property’s design and the manner in which the property is operated and marketed. We believe we will compete successfully on these bases.

Many of our competitors are larger and have substantially greater resources than we do. Such competitors may, among other possible advantages, be capable of paying higher prices for acquisitions and obtaining financing on better terms than us.

Plan of Operations

YSMD intends to enable investors to own fractional ownership of a specific student housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such asself-storage, warehouse and industrial, office, and retail properties.

The company chooses properties based on large-scale historical and marketing data and 56 years of combined real-estate experiences from our team’s real-estate experts. The company focuses on student housing properties in close proximity to campus with high barriers to entry (e.g. strict zoning law and high construction costs). The company primarily focuses on owning properties serving “thriving universities” (e.g. those with competitive admission rates, high education score, and high endowments per student).6

As part of our plan of operations, we intend to execute the following milestones over the course of the next 12 months:

●	Expand into three new geographical markets that have robust off-campus student housing demand, including New Haven, Conn (Yale University), and Boston, MA (Harvard, MIT, University of Massachusetts, Boston University, etc.).

●	Improve investor management platform for better information exchange, investment experience, and customer service.

●	Reach 10,000 active investors with both online marketing channels and offline events.

Employees

YSMD currently has 0 full-time employees and 0 part-time employees.

Collab, as the Managing Member of the company, the Property Manager of the company and of each of the Series, currently has five full-time and one part-time employee, including its Chairman and CEO, Qian Wang, all of whom work remotely.

4 Source: Student Housing State of the Market. CBRE, June 2020.

5 Source: US Multifamily Housing: A Primer for Offshore Investors, CBRE, December 2017.

6 Source: “US Higher Education: Value vs. Vulnerability”, New York University, July 2020.

Intellectual Property

None

Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Regulations applicable to our business are described below.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

Tenant Rights and Fair Housing Laws

Various states have enacted laws, ordinances and regulations protecting the rights of housing tenants. Such laws may require us, our affiliated Property Manager, our third party managers or other operators of our student housing properties to comply with extensive residential landlord requirements and limitations.

Litigation

The company is not a party to any current litigation.

THE COMPANY’S PROPERTY

The company’s Managing Member currently leases our office at 745 5th Ave, Suite 500, New York, NY 10151. The company has its registered office address at 16192 Coastal Highway, Lewes, Delaware 19958.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements reflecting the company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

YSMD LLC, a Delaware series limited liability company formed on February 2, 2022 (“YSMD” or the “company”). YSMD, LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific student rental property, although the company may invest in other types of properties as set out below. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Discussion and Analysis of the Six Months Ended June 30, 2023 Compared to Six Months Ended June 30, 2022

Results of Operations

Revenues:

Revenues are generated at the series level. As of June 30, 2023, no series has generated any revenues, and the underlying properties have not been acquired.

Expenses

For Series A, we have incurred $47,789 in Operating Expenses for the period ending June 30, 2023. For Series 2340 Hilgard, we have incurred $31,461 in Operating Expenses for the period ending June 30, 2023. For Series Buttonwood 19-3, we have incurred $16,461 in Operating Expenses for the period ending June 30, 2023. Each series will be responsible for its own Operating Expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of June 30, 2023, each of our series has accumulated liabilities due to a related party associated with the expenses incurred for each offering under Regulation A. The related party accounts payable as of June 30, 2023 are as follows:

Series	Related Party Accounts Payable
A	$19,280
Series 2340 Hilgard	$51,461
Series Buttonwood 19-3	$36,461
Total	$107,202

As of June 30, 2023, each of our series has documented deferred offering costs as an asset as follows:

Series	Deferred Offering Costs
A	$98,020
Series 2340 Hilgard	$20,000
Series Buttonwood 19-3	$20,000
Total	$138,020

Only Series A has recorded assets as of June 30, 2023 other than the deferred offering costs, recording cash of $160,705, and subscriptions receivable of $68,200. Series A expect to complete the acquisition of their respective properties during the second quarter of 2024.

YSMD Series 2340 Hilgard and Series Buttonwood 19-3 expect to complete the acquisition of their respective properties during the second quarter of 2024. We intend to purchase 2340 Hilgard and Buttonwood 19-3 with the proceeds of each of the Series 2340 Hilgard and Series Buttonwood 19-3 offering, respectively.

Each series will repay any loans used to acquire its property with proceeds generated from the closing of the offering of such series. No series will have any obligation to repay a loan incurred by our company to purchase a property for another series.

Discussion and Analysis for the Year Ended December 31, 2022 (from Inception)

Operating Results

Revenues are generated at the series level. YSMD Series A LLC is expected to generate revenues in the second quarter of 2024 upon the successful completion of each offering.

For Series A, we have incurred $42,116 in Operating Expenses for the period since inception through December 31, 2022. Each series will be responsible for its own Operating Expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of December 31, 2022, Series A had accounts payable of $36,606 and $79,618 due to related parties. Our company did not have any cash or cash equivalents.

YSMD Series 2340 Hilgard and Series Buttonwood 19-3 expect to complete the acquisition of their respective properties during the second quarter of 2024. We intend to purchase 2340 Hilgard and Buttonwood 19-3 with the proceeds of each of the Series 2340 Hilgard and Series Buttonwood 19-3 offering, respectively.

Each series will repay any loans used to acquire its property with proceeds generated from the closing of the offering of such series. No series will have any obligation to repay a loan incurred by our company to purchase a property for another series.

Going Concern

The company’s financial statements have been prepared assuming the company will continue as a going concern. The company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the company’s ability to continue as a going concern.

During the next 12 months, the company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the company.  If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The company’s accompanying financial statements do not include any adjustments that might result from these uncertainties.

Trend Information

The company has a limited operating history and has not generated revenue from intended operations. The company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company’s financial condition and the results of its operations.

Impact of the COVID-19 Coronavirus Pandemic

On March 11, 2020, the World Health Organization declared the outbreak of COVID-19, a pandemic. As we are just beginning our operations, COVID-19 has not had an impact on our business to date. The rapid development and fast-changing nature of the COVID-19 pandemic creates many unknowns that could have a future material impact on our operations and the operations of each of our series. The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our series properties are and will be located are among the unknowns. These, among other items, will likely impact the economy, the unemployment rate and our operations and could materially affect our future consolidated results of operations, financial condition, liquidity, investments and overall performance. For additional details, see Risk Factors.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation for each Series, Collab is the initial member of each Series. Collab is also the Managing Member of YSMD. Finally, Collab is the Property Manager of each Series, unless otherwise specified in the Series Designation for a Series. The sole member and manager of Collab is iREAM Technology Co., Ltd.

Collab (USA) Capital LLC

Managing Member of YSMD LLC

YSMD is managed by its Managing Member, Collab. Collab is operated by the following executives and directors who, with the exception of Mr. Hung, Mr. Lucas and Mr. Vereb, all work for the company on a full time basis.

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Full Time/ Part Time
Qian Wang	Chief Executive Officer	55	02/2022	Full Time
Jin Kuang	Chief Financial Officer	52	04/2023	Full Time
Xuefei Hui	Chief Financial Officer	53	10/2022 – 03/2023	Full Time
Bei Zhang	Chief Business Officer	40	05/2023	Full Time
Alex Kou Wei Hung	Vice President	48	02/2022	Part Time – 5 hours
Joshua Lucas	Chief Operating Officer	34	02/2022	Part Time – 5 hours (1)
Gareth Vereb	Head of Product	38	06/2022	Part Time – 25 hours (1)

(1)	Messrs. Lucas and Vereb are part-time consultants of the company pursuant to a Master Services Agreement with Scalio LLC (“Scalio), dated June 28, 2022. Messrs. Lucas and Vereb are the chief operating officer and a senior product manager, respectively, at Scalio.

Qian Wang is the founder of Collab (USA) Capital LLC, and is the company’s manager, Mr. Wang has over 22 years of experience investing in residential properties in China and the US. Between 2015 and 2019, he partnered with leading private equity and real estate funds to build and manage a real estate portfolio with approximately 1,500 apartments, and over 130,000 square feet of creative office space valued at $3.1 billion. His partners in these ventures includes Warburg Pincus, the Government of Singapore Investment Corporation (“GIC”), the investment management business of Prudential Financial, Inc.(“PGIM”), and InfraRed Capital Partners. Over the years, Mr. Wang has led over 50 transactions in Shanghai and Beijing in China, as well as in California and New Jersey in the United States.  Mr. Wang received two master’s degrees in architecture and real estate from the Massachusetts Institute of Technology. He is currently attending the Owner/President Management program at Harvard Business School. In 2021, He established the Wang Real Estate Innovation Fund at Massachusetts Institute of Technology.

Xuefei Hui has extensive experience in various industries, including banking, consumer credit lending, education, real estate private equity, Fintech, and e-Commerce. Previously, from 1998 to 2002, Ms. Hui served as a vice president in the credit risk management at American Express Company, covering the Small Business Card portfolio. From 2002 to 2008, Ms. Hui served as vice president in the decision management and credit risk management divisions at Citibank, N.A. covering Citi Cards portfolio, and Citi Mortgage Home Equity lending portfolio. During her career in banking industry, Ms. Hui held multiple leadership roles in credit risk modeling, compliance and auditing, and decision management. Ms. Hui earned her Master’s Degrees in Statistics and Engineering from Rutgers University and a Bachelor's degree in Engineering from Tsinghua University in China.

Jin Kuang has over 15 years of extensive professional expertise in various financial domains gained across the USA and Canada, including IFRS, US GAAP, financial reporting, financial planning, merger and acquisition, financial analysis and tax. She has also spent over a decade in progressively responsible financial leadership roles within publicly traded companies. Between July 2012 and December 2022, Ms. Kuang has served as the CFO at OOOOO Entertainment Commerce Limited which is a public company listed on the Toronto Security Venture Exchange (“TSXV”) and OTCQB. During the same time, she also served as a part-time CFO for Gourmet Ocean Products Inc. which is also listed on TSXV. Over the years, Jin has served as CFO for multiple publicly listed companies, in addition to her years of auditing experience with KPMG LLP Chartered Accounts. Jin holds a BA in Accounting and an MBA from the University of Northeastern China, along with a US-CPA and CGA designation.

Bei Zhang is a highly experienced leader with more than 15 years of expertise in product and go-to-market strategies. Between September 2008 and January 2014, Bei managed risk management and marketing strategy for financial products as a senior analyst at Capital One Financial Corporation. He then served as head of consumer analytics at Merkle Inc, a marketing agency from January 2014 to November 2017. Bei's experience also includes serving as the director of strategy and analytics at Oportun Inc. between November 2017 and December 2018, where he managed digital marketing strategy and data analytics. From December 2018 to December 2020, he led the growth team at Point Digital Finance Inc. Most recently, from December 2020 to May 2023, Bei was the head of marketing analytics at Grammarly Inc, managing marketing strategy and data science. He holds a Master's Degree in Engineering from the University of Rochester, which he received in 2007. In 2016, he earned an MBA from New York University with concentrations in finance and marketing.

Alexander Kou Wei Hung has over 15 years of experience of investing in and managing disruptive real estate and technology businesses in the United States and China.  In May 2018, Mr. Hung founded Phalanx Infrastructure Partners, a private equity backed company that builds out data centers.  He also is a shareholder and helped spearhead initial fundraising efforts for Magma Equities, a multi-family platform founded in 2018, concentrating on apartment property acquisition in the Southwest and Texas in the United States, with over $500 million acquisitions since inception. From September 2017 to September 2019, Mr. Hung was involved in fundraising efforts for Nova Real Estate Investments, a Shanghai based real estate platform backed by Warburg Pincus and GIC, with an asset under management of over $3 billion.  From February 2012 to December 2016, Mr. Hung served as a Managing Director at Das & Co., an India-focused private equity company.  Prior to that, from September 2005 to May 2009, he was a Technology, Media and Telecom investment banker at Bank of America Merrill Lynch. Before entering investment banking from September 2000 to August 2003, Mr. Hung was a corporate attorney at New York law firms Winston & Strawn and Schulte Roth & Zabel. Mr. Hung holds a bachelor’s degree from Dartmouth College, MBA from Yale School of Management (2003-2005), and JD from Northwestern University School of Law.

Joshua Lucas is a consultant contracted by Collab as product and operations strategist. Joshua has successfully led numerous high-profile digital initiatives for renowned clients, including Alphabet, Inc., Uber Technologies Inc and various Fortune 500 companies and high-growth startups. Since May 2014, Joshua has served as the Chief Operating Officer at Scalio LLC (“Scalio”). Joshua's educational background includes obtaining an MBA with a concentration in Strategy from the University of Alabama between 2012 and 2014. During his time at the university, he also held the esteemed position of Vice President of Alabama's Net Impact chapter, showcasing his leadership abilities and commitment to making a positive impact.

Gareth Vereb is an experienced technical product management specialist with over 16 years of experience leading major product projects. Between April 2013 and Oct 2016, Gareth worked in Techworks IT Solutions (Pty) Ltd., overseeing technology infrastructure implementation projects for underwriting companies. Between October 2016 and January 2019, Gareth led the growth and management of a real estate asset portfolio at eAdvance (Pty) Ltd. From January 2019 to June 2021 Gareth worked with CAPIC (Pty) Ltd as well as Techworks IT Solutions (Pty) Ltd on several consulting projects in the private and public sector. From June 2021 to July 2022 he facilitated the redesign of the entire back-end technology stack at Blue Label Telecoms Limited. Since July 2022, Gareth has served as the senior technical project manager at Scalio, focusing on system development for Collab. He holds an undergraduate degree in financial management, and a postgraduate degree in systems management, and is a certified Project Management Professional (PMP) and Scrum Master (CSM). Additionally, he is a Dean's List scholar MBA at Henley Business School - University of Reading (UK).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From February 2, 2022 (inception) to December 31, 2022, the company did not compensate any director or executive officer of Collab for their services to YSMD. Rather, Collab will receive asset management fees from YSMD as described under “Securities Being Offered – Asset Management Fees” and Collab, will also receive property management fees as discussed in “The Company’s Business – Property Management Agreement with Collab”

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

At the closing of the Series A, Series 2340 Hilgard, Series Buttonwood 19-3, Series 33 Mine Street, Series Buttonwood 21-2 Offerings, Collab (USA) Capital LLC, our Managing Member, must purchase a minimum of 5% and may purchase a maximum of 19.9% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designations for the relevant Series, for the same price as all other investors.

The address for Collab, our Managing Manager, is set forth on the cover page of this Offering Circular.

As of November 1, 2023, Mr. Wang owns 100% of the outstanding common shares of our Managing Member, Managing Member, Collab (USA) Capital LLC.

iREAM Technology Co., Ltd. owns all of outstanding interests in Collab (USA) Capital LLC. Edrick Wang and Albert Wang, are the sons of Qian Wang, Collab’s CEO and Chairman, and indirectly own 64.67% iREAM Technology Co., Ltd. (on a fully-diluted basis).

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Existing Transactions

Property Management Agreement

Each Series has entered into or is expected to enter into a Property Management Agreement with Collab, the Managing Member of the company. See “The Company’s Business – Property Management Agreement with Collab” for a description of this agreement.

Real Estate Purchase

YSMD Series A will enter into a Purchase Agreement with YSMC LLC, an affiliated entity of the Managing Member, and the sole owner of 1742 Spruce Street LLC. The Agreement will provide for YSMD’s purchase of 1742 Spruce Street LLC, at a net purchase price of $3,535,000 (i.e., the asset price totaling $7,500,000 net of the outstanding loan amount totaling $3,965,000).

YSMD Series 2340 Hilgard will enter into a Purchase Agreement with YSMC LLC, an affiliated entity of the Managing Member, and the sole owner of 2340 Hilgard Ave LLC. The Agreement will provide for YSMD’s purchase of 2340 Hilgard Ave LLC, at a net purchase price of $1,820,000 (i.e., the asset price totaling $3,640,000 net of the outstanding loan amount totaling $1,820,000).

YSMD Series Buttonwood 19-3 will enter into a Purchase Agreement with SDZ-US-1_2020 Irrevocable Trust, an affiliated entity of the Managing Member, and the sole owner of 19-21 Buttonwood Street LLC. The Agreement will provide for YSMD’s purchase of Buttonwood 19-3, at a net purchase price of $430,000 (i.e., the asset price totaling $870,000 net of the expected loan amount totaling $440,000).

YSMD Series 33 Mine Street will enter into a Purchase Agreement with YSMC LLC, The SDZ-1-2022 Trust, and The SDZ-2-2022 Trust, the affiliated entities of the Managing Member, and the owners of 33 Mine Street LLC. The Agreement will provide for YSMD’s purchase of 33 Mine Street, at a net purchase price of $719,286 (i.e., the asset price totaling $1,594,286 net of the expected loan amount totaling $875,000).

YSMD Series Buttonwood 21-2 will enter into a Purchase Agreement with SDZ-US-1_2020 Irrevocable Trust, an affiliated entity of the Managing Member, and the sole owner of 19-21 Buttonwood Street LLC. The Agreement will provide for YSMD’s purchase of Buttonwood 21-2, at a net purchase price of $420,000 (i.e., the asset price totaling $850,000 net of the expected loan amount totaling $430,000).

Potential Transactions

Prior to the termination of any Series offering and upon acceptance of an investor’s subscription and closing of funds tendered by such an investor in connection with such Series (“Available Funds”), a Series may loan Available Funds to the Managing Member in exchange for an interest bearing promissory note. The promissory note shall terminate upon the earlier of: (a) the maturity of such promissory note and (b) the termination of a Series offering at which point the funds shall be repaid to be used toward the use of proceeds identified for such Series. A form of such promisory note has been included as a Exhibit 6.13 to this Offering Circular.

Conflicts of Interest

The company is subject to various conflicts of interest arising out of its relationship with Collab, the company’s Managing Member, and its affiliates. These conflicts are discussed below.

General

We do not have a policy that expressly prohibits our Managing Member or our and its directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any Series or in any transaction to which we or any Series are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Specifically, our Operating Agreement does not prevent our Managing Member and its affiliates from engaging in additional fundraising, management or investment activities, some of which could compete with us. In the future, Here, any officers or directors of Collab and other affiliates of Collab may organize other real estate-related entities or provide real estate related services to us or other persons or entities.

Allocation of Acquisition Opportunities

From time to time, Collab may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors and under Regulation D or Regulation A or otherwise. Collab will, in its sole discretion determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company’s Affiliates’ Time

The company relies on Collab’s real estate professionals and other staff, who act on behalf of Collab and the company for the day-to-day operation of their respective businesses. Mr. Wang is the Chief Executive Officer and Chief Financial Officer and sole director of Collab, the Property Manager and the Managing Member and CEO of the company, as well as its Managing Member. As a result of his and Collabs staff’s interests in other Collab entities, the obligations to other investors and the fact that Mr. Wang and the Collab staff engage in and will continue to engage in other business activities, they will face conflicts of interest in allocating time among the company, Collab, other related entities and other business activities in which they are involved. However, the company believes that Collab and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Collab entities for which they work.

Acquisitions of Properties by the Managing Member or its affiliates

Some or all of the series will acquire their properties from the Managing Member or from an affiliate of the Managing Member. Prior to a sale to a series, the Managing Member or an affiliate of the Managing Member may acquire a property, repair and improve the property. The Managing Member or its affiliate will then resell the property to a series at a value which may reflect a premium over the Managing Member’s or its affiliate’s investment in the property. Accordingly, because the Managing Member or its affiliate will be an interested party with respect to a sale of a property that it owns to a series, the Managing Member’s or affiliates interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the Managing Member will be comparable to that which a series might pay to an unaffiliated third party property seller.

Loans Repaid According to their Terms

The Managing Member and/or its affiliates may receive compensation from the company for providing loans, including, but not limited to, purchase mortgages, refinance mortgages, and construction lines of credit. Such loans, if any, will be on terms that the Manager believes to be no less favorable to the Company than generally available from third parties; however, loan terms will be established by the Manager in good faith and not as a result of arm’s length negotiations. Loan terms and amounts are difficult to determine at this time.

SECURITIES BEING OFFERED

The following descriptions of the company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and the Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and the Operating Agreement.

General

Title to each Underlying Asset

Title to the property comprising an Underlying Asset of a Series will be held by such Series.

Managing Member, Collab (USA) Capital LLC

Collab (USA) Capital LLC is the Managing Member of each Series.

Collab (USA) Capital LLC, is the Property Manager of each Series; provided, however, that in the discretion of the Managing Member, the Property Manager may be as otherwise stated in the Certificate of Designation for any Series.

The Managing Member may amend any of the terms of the Operating Agreement of YSMD or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distributions

Subject to Section 7.3 and Article XI of the Operating Agreement, as described in the Operating Agreement, and any Series Designation, we intend to distribute 100% of the Free Cash Flows of a Series, after reimbursing the Managing Member and the Property Manager for expenses incurred on behalf of a Series, plus accrued interest, and creating such reserves as the Managing Member deems necessary. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and Property Manager, unless indicated in the relevant Series Designation or property management agreement:

•	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of student housing rental properties in the relevant geographic area. Currently these fees amount to 8% of the Gross Receipts of the Series.

•	Asset Management Fee: A quarterly fee of 0.5% (2% annually) of the Asset Value of the Series.

•	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

We determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Distributions will be applied as follows:

First, 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Underlying Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Underlying Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Underlying Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations and tax liabilities, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with the terms of the Operating Agreement.

“Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion.

We do not intend to obtain a third-party valuation of the assets of each Series to determine “Asset Value”.

Restrictions on Transfer

No Transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the company that such transfer will not, unless waived by the Managing Member:

•	result in the transferee directly or indirectly owning in excess of 19.9% of the aggregate outstanding Series Interests;

•	result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the company is otherwise an Exchange Act reporting company;

•	cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

•	adversely affect the company or such Series, or subject the company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the company to be disqualified as a limited liability company or subject the company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject;

•	require registration of the company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

•	violate or be inconsistent with any representation or warranty made by the transferring Member.

Redemption

Members shall not have any right to resign or redeem their Series Interests from the Company; provided that (i) when a transferee of a Member’s Series Interests becomes a record holder of such Interests, such transferring Member shall cease to be a Member of the company with respect to the Interests so transferred and (ii) Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with the Operating Agreement.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company’s Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of members generally. No separate vote or consent of the holders of Series Interests of a specific Series shall be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding shall be required for: (a) decreases the percentage of outstanding Interests required to take any action under the Operating Agreement; (b) any amendment to the Operating Agreement (including the Series Designation) that would materially adversely affects the rights of any of the Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests); (c) the modification any provisions of the Operating Agreement relating to or gives any person the right to dissolve the company; or (d) any modification to the term of the Company.

The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the company and which has a material adverse effect the company. If the Managing Member is so removed, the members, by a plurality vote, may appoint a replacement managing member or approve the liquidation and termination of the company and each Series in accordance with the provisions of Article X of the Operating Agreement. In the event of the resignation of the Managing Member, the Managing Member shall nominate a successor Managing Member and the vote of a majority of the outstanding Series Interests shall be required to elect such successor Managing Member. The Managing Member shall continue to serve as the Managing Member of the company until such date as a successor Managing Member is so elected.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws or otherwise publicly available. Such information would include personal information of other investors held by the company, and other information in the books and records of the company that is not public and to which a Series Interest holder requests and receives access. Note, this confidentiality obligation does not extend to disclosures which are required by law or to which the Managing Member consents.

Reports to Members

The Managing Member must keep appropriate books and records with respect to the business of the company and each Series business.  The books of the company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code.

Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member must use its commercially reasonable efforts to circulate to each Member electronically by e-mail or made available via an online platform:

•	a financial statement of each Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

•	confirmation of the number of Series Interests in each Series outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with the above requirements and no further or earlier financial reports shall be required to be provided to the Members of the applicable Series with such reporting requirement.

Our Managing Member intends to file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semiannual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company’s platform.

Distribution Upon Liquidation of a Series

Subject to Article XI of the Operating Agreement and any Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows:

(c)	First, 100% to the Members (pro rata and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

(d)	Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

As of the date of this Offering Circular, no series of YSMD has made any liquidation distributions.

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an “emerging growth company,” the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in the company’s periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and unit holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an “emerging growth company” for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an “emerging growth company” as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its unitholders could receive less information than they might expect to receive from more mature public companies.

YSMD LLC

Index to Financial Statements

Pages
YSMD, LLC UNAUDITED FINANCIAL STATEMENTS – AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 AND FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO JUNE 30, 2022	F-1

1742 SPRUCE STREET LLC UNAUDITED FINANCIAL STATEMENTS – AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022	F-16

2340 HILGARD AVENUE LLC UNAUDITED FINANCIAL STATEMENTS – AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022	F-27

19-21 BUTTONWOOD (DE) LLC UNAUDITED FINANCIAL STATEMENTS – AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO JUNE 30, 2022	F-38

33 MINE STREET LLC UNAUDITED FINANCIAL STATEMENTS – AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022	F-49

YSMD, LLC AUDITED FINANCIAL STATEMENTS – AS OF DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO DECEMBER 31, 2022 AND INDEPENDENT AUDITOR’S REPORT	F-60

1742 SPRUCE STREET LLC AUDITED FINANCIAL STATEMENTS – DECEMBER 31, 2022 AND 2021 AND INDEPENDENT AUDITOR’S REPORT	F-73

2340 HILGARD AVENUE LLC AUDITED FINANCIAL STATEMENTS – DECEMBER 31, 2022 AND 2021 AND INDEPENDENT AUDITOR’S REPORT	F-86

19-21 BUTTONWOOD (DE) LLC AUDITED FINANCIAL STATEMENTS – DECEMBER 31, 2022 AND INDEPENDENT AUDITOR’S REPORT AND FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO DECEMBER 31, 2022	F-99

33 MINE STREET LLC AUDITED FINANCIAL STATEMENTS – DECEMBER 31, 2022 AND INDEPENDENT AUDITOR’S REPORT AND FOR THE YEAR ENDED DECEMBER 31, 2022	F-112

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS – DECEMBER 31, 2022 AND DECEMBER 31, 2021 AND FOR JUNE 30, 2023	F-125

YSMD, LLC

(A Delaware Series LLC)

Consolidated and Consolidating Financial Statements

As of June 30, 2023 and December 31, 2022 and for the six-month period ended June 30, 2023 and for the period from February 2, 2022 (Inception) to June 30, 2022

INDEX	Page

Consolidated and Consolidating Balance Sheets as of June 30, 2023 (Unaudited)	F-3

Consolidated and Consolidating Balance Sheets as of December 31, 2022 (Audited)	F-4

Consolidated and Consolidating Statements of Operations for the six-month period ended June 30, 2023 (Unaudited)	F-5

Consolidated and Consolidating Statements of Operations for the period from February 2, 2022 (inception) to June 30, 2022 (Unaudited)	F-6

Consolidated and Consolidating Statements of Changes in Members' Equity / (Deficit) for the six-month period ended June 30, 2023 and for the period from February 2, 2022 (inception) to June 30, 2022 (Unaudited)	F-7

Consolidated and Consolidating Statements of Cash Flows - for the six-month period ended June 30, 2023 (Unaudited)	F-8

Consolidated and Consolidating Statements of Cash Flows - for the period from February 2, 2022 (inception) to June 30, 2022 (Unaudited)	F-9

Notes to the Consolidated and Consolidating Financial Statements (Unaudited)	F-10 – F-15

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS
AS OF JUNE 30, 2023
(Unaudited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	Consolidated Total - YSMD, LLC
ASSETS
Current assets:
Cash	$-	$160,705	$-	$-	$160,705
Subscriptions receivable	-	68,200	-	-	68,200
Deferred offering costs	-	98,020	20,000	20,000	138,020
Total current assets	-	326,925	20,000	20,000	366,925
Investment properties:
Investment properties at cost:	-	-	-	-	-
Less: accumulated depreciation	-	-	-	-	-
Total investment properties at cost, net	-	-	-	-	-
Total Assets	$-	$326,925	$20,000	$20,000	$366,925

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$-	$-	$-	$-	$-
Due to related parties	-	19,280	51,461	36,461	107,202
Total current liabilities	-	19,280	51,461	36,461	107,202
Long-term liabilities:
Mortgage payable	-	-	-	-	-
Total long-term liabilities	-	-	-	-	-
Total liabilities	-	19,280	51,461	36,461	107,202

Members' equity (deficit):
Members' contributions	-	404,030	-	-	404,030
Distributions	-	(6,480)	-	-	(6,480)
Accumulated deficit	-	(89,905)	(31,461)	(16,461)	(137,827)
Total members' equity / (deficit)	-	307,645	(31,461)	(16,461)	259,723
Total Liabilities and Members' Equity / (Deficit)	$-	$326,925	$20,000	$20,000	$366,925

See accompanying notes which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2022
(Audited)

	YSMD, LLC	YSMD Series A, LLC	Consolidated Total - YSMD, LLC
ASSETS
Current assets:
Cash	$-	$-	$-
Subscriptions receivable	-	24,750	24,750
Deferred offering costs	-	74,108	74,108
Total current assets	-	98,858	98,858
Investment properties:
Investment properties at cost:	-	-	-
Less: accumulated depreciation	-	-	-
Total investment properties at cost, net	-	-	-
Total Assets	$-	$98,858	$98,858

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$-	$36,606	$36,606
Due to related parties	-	79,618	79,618
Total current liabilities	-	116,224	116,224
Long-term liabilities:
Mortgage payable	-	-	-
Total long-term liabilities	-	-	-
Total liabilities	-	116,224	116,224

Members' equity (deficit):
Members' contributions	-	24,750	24,750
Accumulated deficit	-	(42,116)	(42,116)
Total members' equity / (deficit)	-	(17,366)	(17,366)
Total Liabilities and Members' Equity / (Deficit)	$-	$98,858	$98,858

See accompanying notes which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023
(Unaudited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	Consolidated Total - YSMD, LLC
Revenue	$-	$-	$-	$-	$-

Operating expenses:
General and administrative	-	47,789	31,461	16,461	95,711
Total expenses	-	47,789	31,461	16,461	95,711
Net loss	$-	$(47,789)	$(31,461)	$(16,461)	$(95,711)
Weighted average membership interests	-	67,619	-	-	67,619
Loss per membership interest	$-	$(0.71)	$-	$-	$(0.71)

See accompanying notes which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO JUNE 30, 2022
(Unaudited)

	YSMD, LLC	YSMD Series A, LLC	Consolidated Total - YSMD, LLC
Revenue	$-	$-	$-

Operating expenses:
General and administrative	-	-	-
Total expenses	-	-	-
Net loss	$-	$-	$-
Weighted average membership interests	-	-	-
Loss per membership interest	$-	$-	$-

See accompanying notes which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS' EQUITY / (DEFICIT)
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 AND FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO JUNE 30, 2022
(Unaudited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	Consolidated Total - YSMD, LLC
Balance as of February 2, 2022 (inception)	$-	$-	$-	$-	$-
Members' contributions	-	-	-	-	-
Distributions	-	-	-	-	-
Net loss	-	-	-	-	-
Balance as of June 30, 2022	$-	$-	$-	$-	$-
Number of membership interests	-	-	-	-	-

Balance as of December 31, 2022	$-	$(17,366)	$-	$-	$(17,366)
Members' contributions	-	379,280	-	-	379,280
Distributions	-	(6,480)	-	-	(6,480)
Net loss	-	(47,789)	(31,461)	(16,461)	(95,711)
Balance as of June 30, 2023	$-	$307,645	$(31,461)	$(16,461)	$259,723
Number of membership interests	-	83,085	-	-	83,085

See accompanying notes which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023
(Unaudited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	Consolidated Total - YSMD, LLC
Cash flows from operating activities:
Net loss	$-	$(47,789)	$(31,461)	$(16,461)	$(95,711)
Adjustments to reconcile net loss to net cash (used in) operating activities
Accounts payable	-	(36,606)	-	-	(36,606)
Net cash (used in) operating activities	-	(84,395)	(31,461)	(16,461)	(132,317)

Cash flows from financing activities:
Proceeds from subscriptions	-	335,830	-	-	335,830
Distributions	-	(6,480)	-	-	(6,480)
Net advances from related parties	-	(60,338)	51,461	36,461	27,584
Deferred offering cost charge	-	(23,912)	(20,000)	(20,000)	(63,912)
Net cash provided by financing activities	-	245,100	31,461	16,461	293,022

Net change in cash	-	160,705	-	-	160,705
Cash and cash equivalents at beginning of period	-	-	-	-	-
Cash and cash equivalents at end of period	$-	$160,705	$-	$-	$160,705

See accompanying notes which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO JUNE 30, 2022
(Unaudited)

	YSMD, LLC	YSMD Series A, LLC	Consolidated Total - YSMD, LLC
Cash flows from operating activities:
Net loss	$-	$-	$-
Adjustments to reconcile net loss to net cash (used in) operating activities
Accounts payable	-	-	-
Net cash (used in) operating activities	-	-	-

Cash flows from financing activities:
Net advances from related parties	-	-	-
Deferred offering cost charge	-	-	-
Net cash provided by financing activities	-	-	-

Net change in cash	-	-	-
Cash and cash equivalents at beginning of period	-	-	-
Cash and cash equivalents at end of period	$-	$-	$-

YSMD LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX-MONTH PERIOD ENDED

JUNE 30, 2023 AND FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO JUNE 30, 2022

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

YSMD LLC (the “Company”) is a Delaware series limited liability company formed on February 2nd, 2022 under the laws of Delaware. The Company is managed by its managing member, Collab (USA) Capital LLC. The Company was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

YSMD Series A, LLC (“Series A”) is Delaware limited liability company formed on December 12, 2022 under the laws of Delaware. YSMD Series 2340 Hilgard LLC (“Series Hilgard”) is Delaware limited liability company formed on May 3, 2023 under the laws of Delaware. YSMD Series Buttonwood 19-3 LLC (“Series Buttonwood 19-3”) is Delaware limited liability company formed on May 4, 2023 under the laws of Delaware.

As of June 30, 2023 and December 31, 2022, the Company and each Series have not yet commenced operations. Once the Company and each Series commence their planned principal operations, they will incur significant additional expenses. The Company and each Series are dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s and each Series' planned operations or failing to profitably operate the business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated and consolidating financial statements have been prepared using the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The Company and each Series adopted the calendar year as its basis of reporting.

The accompanying consolidated and consolidating financial statements include the accounts of YSMD, LLC and its Series. All significant intercompany transactions have been eliminated in consolidation.

Unaudited Interim Consolidated and Consolidating Financial Information

The accompanying balance sheet as of June 30, 2023 and the statements of operations, statements of changes in member's equity and cash flows for the six-month periods ended June 30, 2023 and for the period from February 2, 2022 (inception) to June 30, 2022 are unaudited. The unaudited interim consolidated and consolidating financial statements have been prepared on the same basis as the audited annual consolidated and consolidating financial statements and, in the opinion of management reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company's financial position as of June 30, 2023 and the results of its operations and its cash flows for the six-month periods ended June 30, 2023 and for the period from February 2, 2022 (inception) to June 30, 2022. The financial data and other information disclosed in these notes related to the six-month periods ended June 30, 2023 and for the period from February 2, 2022 (inception) to June 30, 2022 are also unaudited. The results for the six-month periods ended June 30, 2023 are not necessarily indicative of results to be expected for the year ending December 31, 2023, any other interim periods, or any future year or period.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated and consolidating financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company and each Series have a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's and each Series’ control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's and each Series’ financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Subscriptions Receivable

The Company records membership interest issuances at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivables were not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the subscription is reclassified as a contra account to members’ equity/(deficit) on the balance sheet.

For the six-month period ended June 30, 2023 and for the period from February 2, 2022 (inception) to June 30, 2022, the Company has received $379,280 and $0 fully subscribed equity subscriptions from Series A offerings. As of June 30, 2023 and December 31, 2022, the Company has $68,200 and $24,750, respectively in subscriptions receivable.

Investment Properties

Investment properties are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of buildings, improvements and other assets. Buildings are depreciated over twenty-seven and half years and improvements and other assets are depreciated over their estimated economic useful lives, generally three to thirty years.

Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property.

Real Estate Impairment

The Company and each Series review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of demand, competition, and other economic factors. The Company and each Series had no impairment as of June 30, 2023 and December 31, 2022.

Deferred Offering Costs

The Company and each Series comply with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity/(deficit) upon the completion of an offering or to expense if the offering is not completed.  Offering costs include offering expense reimbursements and sourcing fees as noted below. The Company and each Series will reimburse the Manager for series offering expenses actually incurred in an amount up to 3% of asset value, which the Company and each Series expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.  As of June 30, 2023, the Manager has incurred $138,020 in offering expenses which $26,192 was included in due to related parties. As of December 31, 2022, the Manager has incurred $74,108 in offering expenses which $30,000 was included in accounts payable and $44,108 was included in due to related parties.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of June 30, 2023 and December 31, 2022.

Revenue Recognition

Revenues are generated at the series level. Rental revenue, net of concessions, will be recognized on a straight-line basis over the term of the lease.

The Company and each Series adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company and each Series determine revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company and each Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company and each Series do not adjust the transaction price for the effects of a significant financing component if, at contract inception.

Expense Allocations

The Company and each Series are responsible for the costs and expenses attributable to the activities of the Series. Expenses will be allocated to the Series following an expense allocation policy determined and directed by the managing member.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company and each Series are limited liability companies, treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying consolidated and consolidating financial statements.

The Company and each Series use the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated and consolidating financial statements and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Earnings/(Loss) per Membership Interest

Upon completion of an offering, each Series complies with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021. This was adopted and did not affect these consolidated and consolidating financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statement.

NOTE 3 – MEMBERS’ EQUITY / (DEFICIT)

The Company is managed by Collab (USA) Capital LLC, a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager shall, as of the completion of the initial offering of a Series' interests, hold at least 5% of the Series' interests.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering, investment management, and management of properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a monthly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. Amounts available for distribution following liquidation of a series will be distributed first ratably to such Series' interest holders until 100% of the capital contributions are returned, and then 20% to the managing member and 80% to the Series' interest holders.

During the six-month period ended June 30, 2023, members’ contributions totaled $379,280 to the Company from Series A’s offerings by issuing 75,856 units which with $5 per unit of the offering. The Company also issued 2,279 reward units. As of June 30, 2023, the Company had $404,030 of members’ contributions and total 83,085 units issued.

During the period from February 2, 2022 (inception) to June 30, 2022, members’ contributions totaled $0. As of December 31, 2022 the Company had $24,750 of members’ contributions by issuing 4,950 units with $5 per unit of the offering.

The debts, obligations, and liabilities of The Company and each Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of The Company and each Series, and no member of the Company or a Series is obligated personally for any such debt, obligation, or liability.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Manager will receive from each Series an asset management fee, payable quarterly in arrears, equal to 0.5% of asset value as of the last day of the immediately preceding quarter.

The Company intends to enter into an agreement with its Manager where as compensation for the services provided by the property manager, each Series will be charged a property management fee equal to eight percent (8%) of gross receipts on a Series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income.

The Company intends to enter into an agreement with its Manager where upon the disposition and sale of a Series property, each Series will pay to the Manager a property disposition fee equal to 2% of the disposition price that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a Series will range from 6-7% of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference as income.

If a Series raises the maximum offering amount, each Series will pay to the Manager a sourcing fee up to 5% of the contractual purchase price of the relevant property acquired by the Series.

Each Series will pay a renovation and management fee, as applicable, to the Manager equal to 5.5% of the total capital improvements costs for renovation management.

Related party payable totaled $107,952 as of June 30, 2023, which $26,192 was payable to Collab CA LLC (“Collab CA”), $38,010 was payable to 1742 Spruce Street LLC (“1742 Spruce”), $29,000 was payable to 2340 Hilgard Street LLC (“2340 Hilgard”) and $14,000 was payable to 19-21 Buttonwood Street LLC (“19-21 Buttonwood”). The reimbursement to the Manager for offering costs will be up to 3% of the asset value.

Related party payable totaled $79,618 as of December 31, 2022, which $44,108 was payable to Collab CA LLC (“Collab CA”) and $35,510 was payable to 1742 Spruce Street LLC (“1742 Spruce”). The reimbursement to the Manager for offering costs will be up to 3% of the asset value.

Each of Collab CA, 1742 Spruce, 2340 Hilgard and 19-21 Buttonwood is a related party of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 5 – GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and each Series have a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of June 30, 2023. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s and each Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company and each Series will be successful in these efforts. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each Series be unable to continue as a going concern.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 26, 2023, the date the consolidating and consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidating and consolidated financial statements.

Securities Offerings – Series Hilgard and Series Buttonwood 19-3

YSMD Series 2340 Hilgard LLC is Delaware limited liability company formed on May 3, 2023 under the laws of Delaware. YSMD Series Buttonwood 19-3 LLC is Delaware limited liability company formed on May 4, 2023 under the laws of Delaware.

Subsequent to the period end, the Company commenced the offer and sale of units in YSMD Series 2340 Hilgard LLC and YSMD Series Buttonwood 19-3 LLC.

1742 SPRUCE STREET LLC

Unaudited Financial Statements

As of June 30, 2023 and December 31, 2022 and for the six-month periods ended June 30, 2023 and 2022

1742 Spruce Street LLC

BALANCE SHEETS

AS OF JUNE 30, 2023 (Unaudited) AND DECEMBER 31, 2022 (Audited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$55,621	$32,083
Accounts receivable	721	300
Prepaid expenses	8,581	-
Due from related parties	145,882	152,071
Total current assets	210,805	184,454
Real estate assets:
Building and building improvement	4,372,000	4,372,000
Appliance and equipment	9,195	8,445
Land	1,430,000	1,430,000
Accumulated depreciation	(849,942)	(768,417)
Total real estate assets	4,961,253	5,042,028
Total assets	$5,172,058	$5,226,482

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,534	$6,506
Interest payable	10,243	10,243
Unearned revenue	36,742	23,172
Other accrued expense	5,473	6,323
Security deposit	48,855	41,750
Total current liabilities	107,847	87,994
Long-term liability:
Mortgage payable	3,965,000	3,965,000
Total long-term liability	3,965,000	3,965,000
Total liabilities	4,072,847	4,052,994

Member's equity:
Member's capital	2,617,583	2,617,583
Accumulated deficit	(1,518,372)	(1,444,095)
Total member's equity	1,099,211	1,173,488
Total liabilities and member's equity	$5,172,058	$5,226,482

See accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC
STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Rental income	$238,596	$235,571

Operating expenses:
Property taxes	46,214	46,599
Utilities	12,386	10,128
General and administrative	10,312	9,202
Advertising and marketing	931	3,987
Repair and maintenance	8,620	3,417
Property management fees	13,027	12,256
Depreciation	81,525	81,463
Total operating expenses	173,015	167,052
Income from Operations	65,581	68,519

Other income (expense), net
Other income	1,600	818
Interest expense	(61,458)	(61,458)
Total other income (expense), net	(59,858)	(60,640)
Net income	$5,723	$7,879

See accompanying notes, which are an integral part of these financial statements. In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

1742 Spruce Street LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2021	2,317,583	$(1,002,294)	$1,315,289
Distributions	-	(72,000)	(72,000)
Net income	-	7,879	7,879
Balance as of June 30, 2022	2,317,583	(1,066,415)	1,251,168

Balance as of December 31, 2022	2,617,583	(1,444,095)	1,173,488
Distributions	-	(80,000)	(80,000)
Net income	-	5,723	5,723
Balance as of June 30, 2023	2,617,583	(1,518,372)	1,099,211

See accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC

STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022

Cash flows from operating activities:
Net income	$5,723	$7,879
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	81,525	81,463
Changes in operating assets and liabilities:
Accounts receivable	(421)	(11,226)
Prepaid expenses	(8,581)	39,722
Accounts payable	28	135
Rent credit	-	(5,664)
Unearned revenue	13,570	(3,850)
Other accrued expense	(850)	300
Net cash provided by operating activities	90,994	108,759
Cash flows from investing activities:
Purchase of appliance and equipment	(750)	-
Security deposit	7,105	105
Net cash provided by investing activities	6,355	105
Cash flows from financing activities:
Net advances from (to) related party	6,189	(120,200)
Distributions	(80,000)	(72,000)
Net cash used in financing activities	(73,811)	(192,200)
Net change in cash and cash equivalents	23,538	(83,336)
Cash and cash equivalents at beginning of period	32,083	109,161
Cash and cash equivalents at end of period	55,621	25,825

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$61,458	$61,458
Cash paid for income taxes	$-	$-

See accompanying notes, which are an integral part of these financial statements.

1742 SPRUCE STREET LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX-MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

1742 Spruce Street LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in California on February 6, 2018. The Company was formed to own 1742 Spruce Street, a 23-bedroom student housing property located in Berkeley, CA. The Company is managed by its sole and managing member, YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC formed YSMD – Series A, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2023 and the statements of operations, statements of changes in member's equity and cash flows for the six-month periods ended June 30, 2023 and 2022 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company's financial position as of June 30, 2023 and the results of its operations and its cash flows for the six-month periods ended June 30, 2023 and 2022. The financial data and other information disclosed in these notes related to the six-month periods ended June 30, 2023 and 2022 are also unaudited. The results for the six-month periods ended June 30, 2023 are not necessarily indicative of results to be expected for the year ending December 31, 2023, any other interim periods, or any future year or period.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2023 and December 31, 2022, the Company had $55,621 and $32,083 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of June 30, 2023 and December 31, 2022, the Company had $721 and $300 in accounts receivable, respectively.

Real Estate Assets

Real estate assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the six months ended June 30, 2023 or 2022.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. The Company has adopted the updated standard for the year ended December 31, 2022, which did not have an effect on the Company's financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at June 30, 2023 and December 31, 2022 consists of the following:

	June 30,	December 31,
	2023	2022
Appliance and equipment	$9,195	$8,445
Building	4,290,000	4,290,000
Building improvement	82,000	82,000
Land	1,430,000	1,430,000
	5,811,195	5,810,445
Accumulated depreciation	(849,942)	(768,417)
Total real estate assets	$4,961,253	$5,042,028

Depreciation expenses totaled $81,525 and $81,463 for the six months ended June 30, 2023 and 2022, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2018, the Company entered into a loan agreement with First Foundation Bank for $3,399,000. The debt proceeds were used solely to finance the acquisition and development of the 1742 Spruce real estate project. The term loan was collateralized by the 1742 Spruce real estate project, carried an adjustable interest rate of 4.28% per annum, and was to mature in April 2048.

On November 2, 2021, the Company refinanced the 2018 mortgage with First Foundation Bank for a new mortgage with First Foundation Bank for the principal sum of $3,965,000. The loan bears interest at a rate of 3.1% for the first five years, and then adjusts every six months thereafter to an index rate plus 2.35%. The loan requires interest-only payments for the first 36 months. The loan matures after a 30-year term in 2051. The loan is collateralized by the 1742 Spruce real estate project. As a result of refinancing, the Company incurred a prepayment penalty of $31,830 paid through interest for the year ended December 31, 2021. As of June 30, 2023 and December 31, 2022, accrued interest payable on this loan was $10,243 and $10,243, respectively.

For the six months ended June 30, 2023 and 2022, interest expense on the loans totaled $61,458 and $61,458, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2023	$3,965,000	$-	$3,965,000
2024	3,965,000	-	3,965,000
2025	3,965,000	95,396	3,869,604
2026	3,869,604	98,396	3,771,208
2027	3,771,208	101,490	3,669,718
Thereafter	$3,669,718	$3,669,718	$-

NOTE 5 – RELATED PARTY

In December 2020, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. Leasing fees for the six months ended June 30, 2023 and 2022 amounted to $931 and $3,975, respectively. Management fees for the six months ended June 30, 2023 and 2022 amounted to $13,027 and $12,256, respectively.

As of June 30, 2023, related party receivable totaled from YSMD, LLC of $38,010, YSMC LLC of $21,000 and Collab CA LLC of $86,872. As of December 31, 2022, related party receivable totaled from YSMD, LLC of $35,510, YSMC LLC of $21,000 and Collab CA LLC of $95,561.

Each of the above entities is a related party of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the six-month period ended June 30, 2023 and 2022, the Company distributed $80,000 and $72,000, respectively, to its sole member. As of June 30, 2023 and December 31, 2022, the Company had $2,617,583 of contributed investment.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of June 30, 2023.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $1,518,372, has generated a minimal profit of $5,723 for the six-month period ended June 30, 2023, and has limited liquid assets to satisfy its obligations as they come due with cash of $55,621 against current liabilities of $107,847 as of June 30, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of membership interests and loans. No assurance can be given that the Company will be successful in these efforts.

NOTE 9 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through September 26, 2023, the date the financial statements were available to be issued. Based on this evaluation, no material events were identified which require adjustment or disclosure in the financial statements.

2340 HILGARD AVENUE LLC

Unaudited Financial Statements for the

As of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022

2340 Hilgard Avenue LLC

BALANCE SHEETS

AS OF JUNE 30, 2023 (Unaudited) AND DECEMBER 31, 2022 (Audited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$19,921	$39,511
Accounts receivable	-	1,536
Due from related party	132,224	113,013
Prepaid expenses	3,558	-
Total current assets	155,703	154,060
Real estate assets:
Building and building improvement	2,000,000	2,000,000
Appliance and equipment	3,199	3,199
Land	800,000	800,000
Accumulated depreciation	(210,267)	(173,583)
Total real estate assets	2,592,932	2,629,616
Total assets	$2,748,635	$2,783,676

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable	$5,991	$6,027
Interest payable	4,778	4,937
Unearned revenue	17,710	10,960
Security deposit	24,493	22,435
Total current liabilities	52,972	44,359
Long-term liabilities:
Mortgage payable	1,820,000	1,820,000
Total long-term liabilities	1,820,000	1,820,000
Total liabilities	1,872,972	1,864,359

Member's equity:
Member's capital	987,316	987,316
Accumulated deficit	(111,653)	(67,999)
Total member's equity	875,663	919,317
Total liabilities and member's equity	$2,748,635	$2,783,676

See accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2023 AND 2022
 (Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Rental income	$116,006	$123,008

Operating expenses:
Property taxes	22,385	25,801
Utilities	11,241	5,644
General and administrative	6,394	6,934
Repair and maintenance	3,781	3,034
Property management fees	9,417	9,809
Depreciation	36,684	36,684
Total operating expenses	89,902	87,906
Income from Operations	26,104	35,102

Other income (expense), net
Other income	1,066	-
Interest expense	(28,824)	(28,824)
Total other income (expense), net	(27,758)	(28,824)
Net income (loss)	(1,654)	6,278

See accompanying notes, which are an integral part of these financial statements. In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

2340 Hilgard Avenue LLC

STATEMENTS OF CHANGES IN MEMBER'S EQUITY

SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2021	$987,316	$(20,305)	$967,011
Net income	-	6,278	6,278
Balance as of June 30, 2022	987,316	(14,027)	973,289

Balance as of December 31, 2022	$987,316	$(67,999)	$919,317
Distributions	-	(42,000)	(42,000)
Net loss	-	(1,654)	(1,654)
Balance as of June 30, 2023	$987,316	$(111,653)	$875,663

See accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(1,654)	$6,278
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	36,684	36,684
Changes in operating assets and liabilities:
Accounts receivable	1,536	7,391
Prepaid expenses	(3,558)	(3,345)
Accounts payable	(36)	1,045
Unearned revenue	6,750	2,265
Other accrued expense	(159)	(160)
Net cash provided by operating activities	39,563	50,158

Cash flows from investing activities:
Security deposit	2,058	-
Net cash provided by investing activities	2,058	-

Cash flows from financing activities:
Net advances to related party	(19,211)	(128,567)
Distributions	(42,000)	-
Net cash (used in) financing activities	(61,211)	(128,567)

Net change in cash and cash equivalents	(19,590)	(78,409)
Cash and cash equivalents at beginning of period	39,511	100,288
Cash and cash equivalents at end of period	$19,921	$21,879

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$28,824	$28,824
Cash paid for income taxes	$-	$-

See accompanying notes, which are an integral part of these financial statements.

2340 HILGARD AVENUE LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX-MONTHS ENDED

JUNE 30, 2023 AND 2022

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

2340 Hilgard Avenue LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in California on June 5, 2020. The Company was formed to own 2340 Hilgard Avenue, a 12-bedroom student housing property located in Berkeley, CA. The Company is managed by its sole and managing member, YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series Hilgard, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2023 and the statements of operations, statements of changes in member's equity and cash flows for the six-month periods ended June 30, 2023 and 2022 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company's financial position as of June 30, 2023 and the results of its operations and its cash flows for the six-month periods ended June 30, 2023 and 2022. The financial data and other information disclosed in these notes related to the six-month periods ended June 30, 2023 and 2022 are also unaudited. The results for the six-month periods ended June 30, 2023 are not necessarily indicative of results to be expected for the year ending December 31, 2023, any other interim periods, or any future year or period.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2023 and December 31, 2022, the Company had $19,921 and $39,511 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of June 30, 2023 and December 31, 2022, the Company had $0 and $1,536 in accounts receivable, respectively.

Real Estate Assets

Real estate assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the six months ended June 30, 2023 and 2022.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. The Company has adopted the updated standard for the year ended December 31, 2022, which did not have an effect on the Company's financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at June 30, 2023 and December 31, 2022 consists of the following:

	June 30,	December 31,
	2023	2022
Appliance and equipment	$3,199	$3,199
Building	2,000,000	2,000,000
Land	800,000	800,000
	2,803,199	2,803,199
Accumulated depreciation	(210,267)	(173,583)
Total real estate assets	$2,592,932	$2,629,616

Depreciation expenses totaled $36,684 and $36,684 for the six months ended June 30, 2023 and 2022, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2020, the Company entered into a loan agreement with First Republic Bank for $1,820,000. The debt proceeds were used solely to finance the acquisition and development of the 2340 Hilgard real estate project. The term loan was collateralized by the 2340 Hilgard real estate project, guaranteed by a related party of the Company, carried an adjustable interest rate of 3.15% per annum, and was to mature in October 2030. The adjustable interest rate was the sum of the current index and the margin which sum is then rounded to the nearest 0.125%. Monthly installments of principal and interest are due until the maturity date. As of June 30, 2023 and December 31, 2022, accrued interest payable on this loan was $4,778 and $4,937, respectively.

For the six months ended June 30, 2023 and 2022, interest expenses on the loans totaled $28,824 and $28,824, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2023	$1,820,000	$8,996	$1,811,004
2024	1,811,004	36,387	1,774,617
2025	1,774,617	37,729	1,736,888
2026	1,736,888	38,951	1,697,937
2027	1,697,937	49,646	1,648,291
Thereafter	$1,648,291	$1,648,291	$-

NOTE 5 – RELATED PARTY

In January 2021, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. Leasing fees for the six months ended June 30, 2023 and 2022 amounted to $860 and $0, respectively. On January 1, 2022, the Company entered into a new agreement with Collab CA, LLC to increase property management fee to 8% of the total monthly gross receipts from 5.5%, payable by the last day of the then-current month. Management fees for the six months ended June 30, 2023 and 2022 amounted to $9,417 and $9,809, respectively.

Related parties receivable totaled $132,224 as of June 30, 2023 which $103,224 was from Collab CA LLC and $29,000 was from YSMD, LLC. Related party receivable totaled $113,013 as of December 31, 2022 which was all from Collab CA LLC which is the Company’s property manager.

These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the six months ended June 30, 2023 and 2022, the Company distributed $42,000 and $0 to its member. The member contributions totaled $0 for both six months ended June 30, 2023 and 2022. As of June 30, 2023 and December 31, 2022, the Company had $987,316 of contributed investment.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of June 30, 2023.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $111,653, has generated a loss of $1,654 for the six months ended June 30, 2023, and has minimal cash of $19,921 as of June 30, 2023. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of membership interests and loans. No assurance can be given that the Company will be successful in these efforts.

NOTE 9 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through September 26, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

19-21 Buttonwood (DE) LLC

Unaudited Financial Statements

As of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and for the period from June 13, 2022 (Inception) to June 30, 2022

19-21 BUTTONWOOD (DE) LLC
BALANCE SHEET
AS OF JUNE 30, 2023 (Unaudited) AND DECEMBER 31, 2022 (Audited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$34,608	$41,979
Prepaid expenses	439	3,074
Due from related party	25,307	11,307
Total current assets	60,354	56,360
Real estate assets:
Building and building improvement	2,370,000	2,370,000
Furniture and fixture	679	679
Land	1,657,170	1,657,170
Accumulated depreciation	(79,091)	(35,932)
Total real estate assets	3,948,758	3,991,917
Total assets	$4,009,112	$4,048,277

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable	$3,700	$2,926
Due to related parties	7,263	20,308
Interest payable	7,400	7,400
Unearned revenue	14,574	6,683
Other accrued expense	679	679
Security deposit	23,095	16,900
Total current liabilities	56,711	54,896
Long-term liabilities:
Mortgage payable	2,400,000	2,400,000
Total long-term liabilities	2,400,000	2,400,000
Total liabilities	2,456,711	2,454,896

Member's equity:
Member's capital	1,648,833	1,648,833
Accumulated deficit	(96,432)	(55,452)
Total member's equity	1,552,401	1,593,381
Total liabilities and member's equity	$4,009,112	$4,048,277

See accompanying notes, which are an integral part of these financial statements.

19-21 BUTTONWOOD (DE) LLC
STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2023 AND FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO JUNE 30, 2022
(Unaudited)

	2023	2022
Rental income	$103,750	$-

Operating expenses:
Property taxes	10,970	-
Utilities	2,013	-
General and administrative	3,445	-
Advertising and marketing	1,675	-
Repair and maintenance	1,041	-
Property management fees	8,292	-
Depreciation	43,159	-
Total operating expenses	70,595	-
Loss from Operations	33,155	-

Other income (expense), net
Other income	265	-
Interest expense	(44,400)	-
Total other income (expense), net	(44,135)	-
Net loss	$(10,980)	$-

See accompanying notes, which are an integral part of these financial statements. In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

19-21 BUTTONWOOD (DE) LLC
STATEMENT OF CHANGES IN MEMBER’S EQUITY
SIX MONTHS ENDED JUNE 30, 2023 AND FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO JUNE 30, 2022
(Unaudited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of June 13, 2022 (inception)	$-	$-	$-
Capital contributions	-	-	-
Net loss	-	-	-
Balance as of June 30, 2022	$-	$-	$-

Balance as of December 31, 2022	$1,648,833	$(55,452)	$1,593,381
Distributions	-	(30,000)	(30,000)
Net loss	-	(10,980)	(10,980)
Balance as of June 30, 2023	$1,648,833	$(96,432)	$1,552,401

See accompanying notes, which are an integral part of these financial statements.

19-21 BUTTONWOOD (DE) LLC
STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2022 AND FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO JUNE 30, 2022
(Unaudited)

	2023	2022
Cash flows from operating activities:
Net loss	$(10,980)	$-
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation	43,159	-
Changes in operating assets and liabilities:
Prepaid expenses	2,635	-
Accounts payable	774	-
Unearned revenue	7,891	-
Net cash provided by operating activities	43,479	-

Cash flows from investing activities:
Security deposit	6,195	-
Net cash provided by investing activities	6,195	-

Cash flows from financing activities:
Net advances to related parties	(27,045)	-
Capital distributions	(30,000)	-
Net cash used in financing activities	(57,045)	-

Net change in cash and cash equivalents	(7,371)	-
Cash and cash equivalents at beginning of period	41,979	-
Cash and cash equivalents at end of period	$34,608	$-

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$44,400
Cash paid for income taxes	$-

See accompanying notes, which are an integral part of these financial statements.

19-21 BUTTONWOOD (DE) LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX MONTHS ENDED

JUNE 30, 2023 AND FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO JUNE 30, 2022

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

19-21 Buttonwood (DE) LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered as a limited liability company in Delaware on June 13, 2022. The Company was formed to own 19-21 Buttonwood Street, a 12-bedroom student housing property located in Boston, MA. The Company is managed by its sole and managing member, SDZ-US-1_2020 Irrevocable Trust.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series Buttonwood, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2023 and the statements of operations, statements of changes in member's equity and cash flows for the six-month periods ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company's financial position as of June 30, 2023 and the results of its operations and its cash flows for the six-month periods ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022. The financial data and other information disclosed in these notes related to the six-month periods ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022 are also unaudited. The results for the six-month periods ended June 30, 2023 are not necessarily indicative of results to be expected for the year ending December 31, 2023, any other interim periods, or any future year or period.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2023 and December 31, 2022, the Company had $34,608 and $41,979 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

Real Estate Assets

Real Estate Assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of demand, competition, and other economic factors. Based on this assessment there was no impairment for the six months ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. The Company has adopted the updated standard for the period ended December 31, 2022, which did not have an effect on the Company's financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at June 30, 2023 and December 31, 2022 consists of the following:

	June 30,	December 31,
	2023	2022
Building and building improvement	$2,370,000	$2,370,000
Furniture and fixture	679	679
Land	1,657,170	1,657,170
	4,027,849	4,027,849
Accumulated depreciation	(79,091)	(35,932)
Total real estate assets	$3,948,758	$3,991,917

Depreciation expenses totaled $43,159 and $0 for the six months ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022 (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2022, the Company entered into a loan agreement with First Republic Bank for $2,400,000. The debt proceeds were used solely to finance the acquisition and development of the 19-21 Buttonwood real estate project. The term loan was collateralized by the 19-21 Buttonwood real estate project, carried an adjustable interest rate of 3.70% per annum, and matures in September 2052. The adjustable interest rate was the sum of the current index and the margin which sum is then rounded to the nearest 0.859%. The loan requires interest-only payments for the first 120 months. As of June 30, 2023 and December 31, 2022, accrued interest payable on this loan was $7,400 and $7,400, respectively.

For the six months ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022, interest expenses on the loans totaled $44,400 and $0, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2023	$2,400,000	$-	$2,400,000
2024	2,400,000	-	2,400,000
2025	2,400,000	-	2,400,000
2026	2,400,000	-	2,400,000
2027	2,400,000	-	2,400,000
Thereafter	$2,400,000	$2,400,000	$-

NOTE 5 – RELATED PARTY

In June 2022, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 8% of Gross Receipts paid monthly in arrears for property management and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company, a renovation management fee of 5.5% of total capital improvement cost for renovation management, and a disposition fee of 2% of total sales price when the Asset is sold, paid within five (5) days after the sale is closed. Leasing for the six months ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022 amounted to $1,675 and $0, respectively. Management fees for the six months ended June 30, 2023 and for the period from June 13, 2022 (inception) to June 30, 2022 amounted to $8,292 and $0, respectively.

As of June 30, 2023, the Company had related party payable of $6,263 to Collab CA LLC, $1,000 to iReam RE LLC and related party receivable of $11,307 from 33 Mine Street LLC and $14,000 from YSMD, LLC.

As of December 31, 2022, the Company had related party payable of $19,308 to Collab CA LLC, $1,000 to iReam RE LLC and related party receivable of $11,307 from 33 Mine Street LLC.

Collab CA LLC, iReam RE LLC and 33 Mine Street LLC are related parties of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the six months ended June 30, 2023 and during the period from June 13, 2022 (inception) to June 30, 2022, the Company distributed $30,000 and $0, respectively, to its member. As of June 30, 2023 and December 31, 2022, the Company had $1,648,833, respectively, of contributed investment.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of June 30, 2023.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $96,432 and has generated a net loss of $10,980 for the period ended June 30, 2023. As of June 30, 2023, the Company had minimal cash of $34,608 and minimal working capital. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of membership interests and loans. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as going concern.

NOTE 9 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through September 26, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

33 Mine Street LLC

Unaudited Financial Statements

As of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022

33 Mine Street LLC

BALANCE SHEETS

AS OF JUNE 30, 2023 (Unaudited) AND DECEMBER 31, 2022 (Audited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$40,919	$33,587
Accounts receivable, net	3,143	2,078
Prepaid expenses	1,778	962
Due from related party	25,652	34,652
Total current assets	71,492	71,279
Real estate assets:
Building and building improvement	756,017	756,017
Appliance and equipment	1,439	1,439
Land	479,098	479,098
Accumulated depreciation	(43,167)	(29,290)
Total real estate assets	1,193,387	1,207,264
Total assets	$1,264,879	$1,278,543

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,240	$11,481
Due to related party	14,590	13,935
Unearned revenue	1,569	4,305
Security deposit	1,054	-
Total current liabilities	29,453	29,721
Long-term liabilities:
Mortgage payable	878,228	889,219
Total long-term liabilities	907,681	918,940
Total liabilities

Members' equity:
Members' capital	1,235,358	1,231,443
Accumulated deficit	(878,160)	(871,840)
Total members' equity	357,198	359,603
Total liabilities and members' equity	$1,264,879	$1,278,543

See accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Rental income	$69,063	$50,773

Operating expenses:
Property taxes	12,056	8,140
Utilities	5,315	4,580
General and administrative	15,552	4,829
Advertising and marketing	603	352
Repair and maintenance	6,387	4,358
Property management fees	5,617	4,062
Depreciation	13,877	13,412
Total operating expenses	59,407	39,733

Other income (expense), net
Other income	1,164	11
Interest expense	(17,140)	-
Total other income (expense), net	(15,976)	11
Net income (loss)	$(6,320)	$11,051

See accompanying notes, which are an integral part of these financial statements. In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

33 Mine Street LLC

STATEMENTS OF CHANGES IN MEMBERS' EQUITY

SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

	Members' Capital	Deficit	Total
Balance as of December 31, 2021	$1,201,443	$8,268	$1,209,711
Distributions	-	(900,000)	(900,000)
Net income	-	11,051	11,051
Balance as of June 30, 2022	1,201,443	$(880,681)	$320,762

Balance as of December 31, 2022	1,231,443	$(871,840)	$359,603
Capital contributions	3,915	-	3,915
Net loss	-	(6,320)	(6,320)
Balance as of June 30, 2023	$1,235,358	$(878,160)	$357,198

See accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(6,320)	$11,051
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	13,877	13,412
Changes in operating assets and liabilities:
Accounts receivable, net	(1,065)	(683)
Prepaids	(816)	(2,406)
Accounts payable	759	3,742
Unearned revenue	(2,736)	(1,881)
Net cash provided by operating activities	3,699	23,235

Cash flows from investing activities:
Purchase of capital improvement	-	(2,290)
Security deposit	1,054	-
Net cash provided by (used in) investing activities	1,054	(2,290)

Cash flows from financing activity:
Net advances to related party	655	4,504
Net advances from related party	9,000	(17,173)
Proceeds from (repayments of) mortgage loan	(10,991)	900,000
Capital contributions	3,915	-
Distributions	-	(900,000)
Net cash provided by (used in) financing activity	2,579	(12,669)

Net change in cash and cash equivalents	7,332	8,276
Cash and cash equivalents at beginning of period	33,587	-
Cash and cash equivalents at end of period	$40,919	$8,276

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$17,140	$-
Cash paid for income taxes	$-	$-

See accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE SIX-MONTHS ENDED

JUNE 30, 2023 AND 2022

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

33 Mine Street LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in New Jersey on October 27, 2021. The Company was formed to own 33 Mine Street, a 9-bedroom student housing property located in New Brunswick, NJ. The Company is managed by its members, the SDZ-1-2022 Trust, the SDZ-2-2022 Trust, and YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series 33 Mine, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2023 and the statements of operations, statements of changes in members' equity and cash flows for the six-month periods ended June 30, 2023 and 2022 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company's financial position as of June 30, 2023 and the results of its operations and its cash flows for the six-month periods ended June 30, 2023 and 2022. The financial data and other information disclosed in these notes related to the six-month periods ended June 30, 2023 and 2022 are also unaudited. The results for the six-month periods ended June 30, 2023 are not necessarily indicative of results to be expected for the year ending December 31, 2023, any other interim periods, or any future year or period.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2023 and December 31, 2022, the Company had $40,919 and $33,587 of cash, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of June 30, 2023, the Company had $8,776 in accounts receivable, offset by $5,633 in allowance for doubtful accounts. As of December 31, 2022, the Company had $6,737 in accounts receivable, offset by $4,659 in allowance for doubtful accounts.

Real Estate Assets

Property and equipment exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for leasehold improvements, and 27.5 years for the building.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the six months ended June 30, 2023 and 2022.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded as unearned revenues on the balance sheet.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at June 30, 2023 and December 31, 2022 consists of the following:

	June 30,	December 31,
	2023	2022
Appliance and equipment	$1,439	$1,439
Building	756,017	756,017
Land	479,098	479,098
	1,236,554	1,236,554
Accumulated depreciation	(43,167)	(29,290)
Total real estate assets	$1,193,387	$1,207,264

Depreciation expenses totaled $13,877 and $13,412 for the six months ended June 30, 2023 and 2022, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOAN

In 2022, the Company entered into a loan agreement (the “Mortgage”) with Columbia Bank for $900,000. The debt proceeds were used solely to refinance the 33 Mine Street property and distribute the proceeds to its members. The term loan is collateralized by the 33 Mine Street real estate project, is guaranteed by a related party of the Company, carries an adjustable interest rate of 3.875% per annum, and provides that the Company and its guarantors shall maintain with the bank with a combined average daily balance not less than $30,000. The loan matures in June 2032. The adjustable interest rate shall be adjusted in year 6 at a margin of 2.5% over the current index and the margin which the sum is then rounded to the nearest 0.125%. The loan shall be due and payable in 120 monthly installments of principal and interest paid on a 25-year amortization schedule. For the six months ended June 30, 2023 and 2022, interest expenses on the loans totaled $17,140 and $0, respectively.

In addition to the loan agreement entered, the Company also entered into an absolute assignment of leases and rents (the “Absolute Assignment”) with Columbia Bank in which Columbia Bank, as the Assignee, is vested with full power to collect the rents and other amounts assigned if there is occurrence of any events of default by the Company in the payment of any indebtedness contained in the mortgage loan. For the six months ended June 30, 2023 and 2022, there were no events of default by the Company.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2022	$900,000	$10,781	$889,219
2023	889,219	22,198	867,021
2024	867,021	23,073	843,948
2025	843,948	23,984	819,964
2026	819,964	24,930	795,034
Thereafter	$795,034	$795,034	$-

NOTE 5 – RELATED PARTY

In January 2022, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 8 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. The Agent is also entitled to a renovation management fee of 5.5% of the costs of renovation and a disposition fee of 2% of property sales proceeds. Leasing fees for the six months ended June 30, 2023 and 2022 amounted to $696 and $0, respectively. Management fees for the six months ended June 30, 2023 and 2022 amounted to $5,617 and $4,062, respectively.

As of June 30, 2023, related party receivable totaled from 2521 Regent Street LLC of $25,652, related party payable totaled $3,282 to Collab CA LLC and $11,307 to 19-21 Buttonwood (DE) LLC. As of December 31, 2022, related party receivable totaled from 2521 Regent Street LLC of $34,652, related party payable of $2,628 to Collab CA LLC and $11,307 to 19-21 Buttonwood (DE) LLC.

NOTE 6 – MEMBERS’ EQUITY

During the six months ended June 30, 2023 and 2022, member contributions totaled $3,915 and $0 to the Company. The Company distributed $0 and $900,000 to one of its members for six months ended June 30, 2023 and 2022, respectively. As of As of June 30, 2023 and December 31, 2022, the Company had $1,235,358 and $1,231,443 of contributed investment from one of its members, respectively.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of June 30, 2023 and December 31, 2022.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had limited cash flows from operations and minimal current assets with cash of $40,919 as of June 30, 2023. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through members’ contributions and loans. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 9 – SUBSEQUENT EVENTS

Securities Being Offered

The Company is intended to be acquired by YSMD - Series 33 Mine, a series of YSMD, LLC, which is preparing an offering under Regulation A.

Management’s Evaluation

Management has evaluated subsequent events through December 14, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

YSMD, LLC

(A Delaware LLC)

Consolidated and Consolidating Financial Statements and Independent Auditor's Report

As of December 31, 2022 and for the period from

February 2, 2022 (Inception) to December 31, 2022

To the Members of

YSMD, LLC

Lewes, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of YSMD, LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheet of the Company as of December 31, 2022, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the period from February 2, 2022 (inception) to December 31, 2022, and the related notes to the consolidated financial statements. We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheet as of December 31, 2022, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period from February 2, 2022 (inception) to December 31, 2022 for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022, the financial position of each listed Series as of December 31, 2022, the results of the Company’s consolidated operations and its cash flows for the period from February 2, 2022 (inception) to December 31, 2022, and the results of each listed Series’ operations and cash flows for the period from February 2, 2022 (inception) to December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern

The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern. As described in Note 5 to the consolidated financial statements, the Company and each listed Series has not yet commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 5. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2022 and for the period then ended and each listed Series’ financial statements as of December 31, 2022 and for the period then ended are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 3, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

YSMD, LLC

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2022

(Audited)

	YSMD, LLC	YSMD Series A, LLC	Consolidated Total - YSMD, LLC
ASSETS
Current assets:
Cash	$-	$-	$-
Subscriptions receivable	-	24,750	24,750
Deferred offering costs	-	74,108	74,108
Total current assets	-	98,858	98,858
Investment properties:
Investment properties at cost:	-	-	-
Less: accumulated depreciation	-	-	-
Total investment properties at cost, net	-	-	-
Total Assets	$-	$98,858	$98,858

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$-	$36,606	$36,606
Due to related parties	-	79,618	79,618
Total current liabilities	-	116,224	116,224
Long-term liabilities:
Mortgage payable	-	-	-
Total long-term liabilities	-	-	-
Total liabilities	-	116,224	116,224

Members' equity (deficit):
Members' contributions	-	24,750	24,750
Accumulated deficit	-	(42,116)	(42,116)
Total members' equity / (deficit)	-	(17,366)	(17,366)
Total Liabilities and Members' Equity / (Deficit)	$-	$98,858	$98,858

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

	YSMD, LLC	YSMD Series A, LLC	Consolidated Total - YSMD, LLC
Revenue	$-	$-	$-

Operating expenses:
General and administrative	-	42,116	42,116
Total expenses	-	42,116	42,116
Net loss	$-	$(42,116)	$(42,116)
Weighted average membership interests	-	119	119
Loss per membership interest	$-	$(354)	$(354)

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements

YSMD, LLC

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS' EQUITY / (DEFICIT)

FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

	YSMD, LLC	YSMD Series A, LLC	Consolidated Total - YSMD, LLC
Balance as of February 2, 2022 (inception)	$-	$-	$-
Members' contributions	-	24,750	24,750
Distributions	-	-	-
Net loss	-	(42,116)	(42,116)
Balance as of December 31, 2022	$-	$(17,366)	$(17,366)
Number of membership interests	-	4,950	4,950

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM FEBRUARY 2, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

	YSMD, LLC	YSMD Series A, LLC	Consolidated Total - YSMD, LLC
Cash flows from operating activities:
Net loss	$-	$(42,116)	$(42,116)
Adjustments to reconcile net loss to net cash (used in) operating activities
Accounts payable	-	36,606	36,606
Net cash (used in) operating activities	-	(5,510)	(5,510)

Cash flows from financing activities:
Net advances from related parties	-	79,618	79,618
Deferred offering cost charge	-	(74,108)	(74,108)
Net cash provided by financing activities	-	5,510	5,510

Net change in cash	-	-	-
Cash and cash equivalents at beginning of period	-	-	-
Cash and cash equivalents at end of period	$-	$-	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements

YSMD LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND FOR THE PERIOD FROM

FEBRUARY 2, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

NOTE 1 – NATURE OF OPERATIONS

YSMD LLC (the “Company”) is a Delaware series limited liability company formed on February 2nd, 2022 under the laws of Delaware. The Company is managed by its managing member, Collab (USA) Capital LLC. The Company was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

YSMD Series A, LLC (“Series A”) is Delaware limited liability company formed on December 12, 2022 under the laws of Delaware.

As of December 31, 2022, the Company and each Series have not yet commenced operations. Once the Company and each Series commence their planned principal operations, they will incur significant additional expenses. The Company and each Series are dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s and each Series' planned operations or failing to profitably operate the business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated and consolidating financial statements have been prepared using the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The Company and each Series adopted the calendar year as its basis of reporting.

The accompanying consolidated and consolidating financial statements include the accounts of YSMD, LLC and its Series. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated and consolidating financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company and each Series have a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's and each Series’ control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's and each Series’ financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Subscriptions Receivable

The Company records membership interest issuances at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivables were not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the subscription is reclassified as a contra account to members’ equity/(deficit) on the balance sheet.

For the period from February 2, 2022 (inception) to December 31, 2022, the Company has received $24,750 fully subscribed equity subscriptions from Series A offerings. As of December 31, 2022, the Company had $24,750 in subscriptions receivable. Subsequent to the period end, the Company has closed additional subscriptions in the total amount of $341,295 and the $24,750 subscriptions receivable was fully received.

Investment Properties

Investment properties are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of buildings, improvements and other assets. Buildings are depreciated over twenty-seven and half years and improvements and other assets are depreciated over their estimated economic useful lives, generally three to thirty years.

Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property.

Real Estate Impairment

The Company and each Series review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of demand, competition, and other economic factors. The Company and each Series had no impairment as of December 31, 2022.

Deferred Offering Costs

The Company and each Series comply with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity/(deficit) upon the completion of an offering or to expense if the offering is not completed.  Offering costs include offering expense reimbursements and sourcing fees as noted below. The Company and each Series will reimburse the Manager for series offering expenses actually incurred in an amount up to 3% of asset value, which the Company and each Series expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.  As of December 31, 2022, the Manager has incurred $74,108 in offering expenses which $30,000 was included in accounts payable and $44,108 was included in due to related parties.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of December 31, 2022.

Revenue Recognition

Revenues are generated at the series level. Rental revenue, net of concessions, will be recognized on a straight-line basis over the term of the lease.

The Company and each Series adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company and each Series determine revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company and each Series expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company and each Series do not adjust the transaction price for the effects of a significant financing component if, at contract inception.

Expense Allocations

The Company and each Series are responsible for the costs and expenses attributable to the activities of the Series. Expenses will be allocated to the Series following an expense allocation policy determined and directed by the managing member.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company and each Series are limited liability companies, treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying consolidated and consolidating financial statements.

The Company and each Series use the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated and consolidating financial statements and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Earnings/(Loss) per Membership Interest

Upon completion of an offering, each Series complies with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021. This was adopted and did not affect these consolidated and consolidating financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statement.

NOTE 3 – MEMBERS’ EQUITY / (DEFICIT)

The Company is managed by Collab (USA) Capital LLC, a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager shall, as of the completion of the initial offering of a Series' interests, hold at least 5% of the Series' interests.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering, investment management, and management of properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a monthly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. Amounts available for distribution following liquidation of a series will be distributed first ratably to such Series' interest holders until 100% of the capital contributions are returned, and then 20% to the managing member and 80% to the Series' interest holders.

During the period from February 2, 2022 (inception) to December 31, 2022, members’ contributions totaled $24,750 to the Company from Series A’s offerings by issuing 4,950 units with $5 per unit of the offering. As of December 31, 2022 the Company had $24,750 of members’ contributions.

The debts, obligations, and liabilities of The Company and each Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of The Company and each Series, and no member of the Company or a Series is obligated personally for any such debt, obligation, or liability.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Manager will receive from each Series an asset management fee, payable quarterly in arrears, equal to 0.5% of asset value as of the last day of the immediately preceding quarter.

The Company intends to enter into an agreement with its Manager where as compensation for the services provided by the property manager, each Series will be charged a property management fee equal to eight percent (8%) of gross receipts on a Series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income.

The Company intends to enter into an agreement with its Manager where upon the disposition and sale of a Series property, each Series will pay to the Manager a property disposition fee equal to 2% of the disposition price that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a Series will range from 6-7% of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference as income.

If a Series raises the maximum offering amount, each Series will pay to the Manager a sourcing fee up to 5% of the contractual purchase price of the relevant property acquired by the Series.

Each Series will pay a renovation and management fee, as applicable, to the Manager equal to 5.5% of the total capital improvements costs for renovation management.

Related party payable totaled $79,618 as of December 31, 2022, which $44,108 was payable to Collab CA LLC (“Collab CA”) and $35,510 was payable to 1742 Spruce Street LLC (“1742 Spruce”). The reimbursement to the Manager for offering costs will be up to 3% of the asset value.

Each of Collab CA and 1742 Spruce is a related party of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 5 – GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and each Series have a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2022. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s and each Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company and each Series will be successful in these efforts. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each Series be unable to continue as a going concern.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 3, 2023, the date the consolidating and consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidating and consolidated financial statements.

Securities Offerings – Series A

In December 2022, the Company commenced the offer and sale of Shares in Series A. Subsequent to the year end, the Company closed on the sale of 68,259 Series A Interests under Regulation A, receiving $341,295 of gross proceeds.

1742 SPRUCE STREET LLC

Audited Financial Statements for the

Years Ended December 31, 2022 and 2021

To the Managing Member of

1742 Spruce Street LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 1742 Spruce Street LLC (the “Company”) which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 to the financial statements, The Company has an accumulated deficit of $1,444,095, has generated a minimal profit of $7,199 for the year ended December 31, 2022, and has limited liquid assets to satisfy its obligations as they come due with cash of $32,083 against current liabilities of $87,994 as of December 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

March 31, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

1742 Spruce Street LLC

BALANCE SHEETS

As of December 31, 2022 and 2021

(Audited)

	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$32,083	$109,161
Accounts receivable	300	413
Prepaid expenses	-	46,559
Due from related parties	152,071	-
Total current assets	184,454	156,133
Real estate assets:
Building and building improvement	4,372,000	4,372,000
Appliance and equipment	8,445	8,445
Land	1,430,000	1,430,000
Accumulated depreciation	(768,417)	(605,491)
Total real estate assets	5,042,028	5,204,954
Total assets	$5,226,482	$5,361,087

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,506	$7,038
Due to related parties	-	5,664
Interest payable	10,243	10,243
Unearned revenue	23,172	9,324
Other accrued expense	6,323	6,884
Security deposit	41,750	41,645
Total current liabilities	87,994	80,798
Long-term liability:
Mortgage payable	3,965,000	3,965,000
Total long-term liability	3,965,000	3,965,000
Total liabilities	4,052,994	4,045,798

Member's equity:
Member's capital	2,617,583	2,317,583
Accumulated deficit	(1,444,095)	(1,002,294)
Total member's equity	1,173,488	1,315,289
Total liabilities and member's equity	$5,226,482	$5,361,087

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC

STATEMENTS OF OPERATIONS

Years Ended December 31, 2022 and 2021

(Audited)

	2022	2021
Rental income	$473,054	$428,702

Operating expenses:
Property taxes	93,054	90,730
Utilities	22,721	20,210
General and administrative	26,082	21,165
Advertising and marketing	3,987	16,636
Repair and maintenance	7,377	20,002
Professional services	2,000	-
Property management fees	25,845	22,499
Depreciation	162,926	162,831
Total operating expenses	343,992	354,073
Income from Operations	129,062	74,629

Other income (expense), net
Other income	1,052	-
Interest expense	(122,915)	(182,288)
Total other income (expense), net	(121,863)	(182,288)
Net income (loss)	$7,199	$(107,659)

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

Years Ended December 31, 2022 and 2021

(Audited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2020	$2,275,283	$(174,635)	$2,100,648
Capital contributions	42,300	-	42,300
Distributions	-	(720,000)	(720,000)
Net loss	-	(107,659)	(107,659)
Balance as of December 31, 2021	2,317,583	(1,002,294)	1,315,289
Capital contributions	300,000	-	300,000
Distributions	-	(449,000)	(449,000)
Net income	-	7,199	7,199
Balance as of December 31, 2022	$2,617,583	$(1,444,095)	$1,173,488

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2022 and 2021

(Audited)

	2022	2021
Cash flows from operating activities:
Net income (loss)	$7,199	$(107,659)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation	162,926	162,831
Interest accretion on mortgage payable	10,243	10,243
Refinancing fees, capitalized interest, repayment penalty, property tax prepayments, and loan fee	-	104,027
Changes in operating assets and liabilities:
Accounts receivable	113	(413)
Prepaid expenses	46,559	(46,559)
Accounts payable	(532)	7,039
Interest payable	(10,243)	(11,561)
Accured expenses	(561)	6,884
Unearned revenue	13,848	4,001
Net cash provided by operating activities	229,552	128,833
Cash flows from investing activities:
Purchase of appliance and equipment	-	(2,346)
Security deposit	105	(7,905)
Net cash provided by (used in) investing activities	105	(10,251)
Cash flows from financing activities:
Net advances (to) from related party	(157,735)	5,664
Loan principal payments	-	(58,452)
Proceeds from refinancing	-	719,811
Deposits on loan refinancing	-	(41,800)
Capital contributions	300,000	42,300
Distributions	(449,000)	(720,000)
Net cash used in financing activities	(306,735)	(52,477)
Net change in cash and cash equivalents	(77,078)	66,105
Cash and cash equivalents at beginning of year	109,161	43,056
Cash and cash equivalents at end of year	$32,083	$109,161

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$122,915	$183,606
Cash paid for income taxes	$-	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

1742 SPRUCE STREET LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2022 and 2021

(Audited)

NOTE 1 – NATURE OF OPERATIONS

1742 Spruce Street LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in California on February 6, 2018. The Company was formed to own 1742 Spruce Street, a 23-bedroom student housing property located in Berkeley, CA. The Company is managed by its sole and managing member, YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC formed YSMD – Series A, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2022 and 2021, the Company had $32,083 and $109,161 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of December 31, 2022 and 2021, the Company had $300 and $413 in accounts receivable, respectively.

Real Estate Assets

Real estate assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the years ended December 31, 2022 and 2021.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. The Company has adopted the updated standard for the year ended December 31, 2022, which did not have an effect on the Company's financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i)

provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2022 and 2021 consists of the following:

	2022	2021
Appliance and equipment	$8,445	$8,445
Building	4,290,000	4,290,000
Building improvement	82,000	82,000
Land	1,430,000	1,430,000
	5,810,445	5,810,445
Accumulated depreciation	(768,417)	(605,491)
Total real estate assets	$5,042,028	$5,204,954

Depreciation expenses totaled $162,926 and $162,831 for the years ended December 31, 2022 and 2021, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2018, the Company entered into a loan agreement with First Foundation Bank for $3,399,000. The debt proceeds were used solely to finance the acquisition and development of the 1742 Spruce real estate project. The term loan was collateralized by the 1742 Spruce real estate project, carried an adjustable interest rate of 4.28% per annum, and was to mature in April 2048.

On November 2, 2021, the Company refinanced the 2018 mortgage with First Foundation Bank for a new mortgage with First Foundation Bank for the principal sum of $3,965,000. The loan bears interest at a rate of 3.1% for the first five years, and then adjusts every six months thereafter to an index rate plus 2.35%. The loan requires interest-only payments for the first 36 months. The loan matures after a 30-year term in 2051. The loan is collateralized by the 1742 Spruce real estate project. As a result of refinancing, the Company incurred a prepayment penalty of $31,830 paid through interest for the year ended December 31, 2021. As of December 31, 2022 and 2021, accrued interest payable on this loan was $10,243 and $10,243, respectively.

For the years ended December 31, 2022 and 2021, interest expense on the loans totaled $122,915 and $182,288, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2023	$3,965,000	$-	$3,965,000
2024	3,965,000	-	3,965,000
2025	3,965,000	95,396	3,869,604
2026	3,869,604	98,396	3,771,208
2027	3,771,208	101,490	3,669,718
Thereafter	$3,669,718	$3,669,718	$-

NOTE 5 – RELATED PARTY

In December 2020, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. Leasing fees for the years ended December 31, 2022 and 2021 amounted to $3,975 and $16,346, respectively. Management fees for the years ended December 31, 2022 and 2021 amounted to $25,845 and $22,499, respectively.

As of December 31, 2022, related party receivable totaled from YSMD, LLC of $35,510, YSMC LLC of $21,000 and Collab CA LLC of $95,561. As of December 31, 2021, related party payable totaled $5,614 to Collab CA LLC and $50 to 3110 College Avenue LLC.

Each of the above entities is a related party of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the year ended December 31, 2022, member contributions totaled $300,000 to the Company. In 2022, the Company distributed $449,000 to its member. As of December 31, 2022 the Company had $2,617,583 of contributed investment.

During the year ended December 31, 2021, member contributions totaled $42,300 to the Company. In 2021, the Company distributed $720,000 to its member. As of December 31, 2021 the Company had $2,317,583 of contributed investment.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2022.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $1,444,095, has generated a minimal profit of $7,199 for the year ended December 31, 2022, and has limited liquid assets to satisfy its obligations as they come due with cash of $32,083 against current liabilities of $87,994 as of December 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of membership interests and loans. No assurance can be given that the Company will be successful in these efforts.

NOTE 9 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through March 31, 2023, the date the financial statements were available to be issued. Based on this evaluation, no material events were identified which require adjustment or disclosure in the financial statements.

2340 HILGARD AVENUE LLC

Audited Financial Statements for the

Years Ended December 31, 2022 and 2021

To the Managing Member of

2340 Hilgard Avenue LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 2340 Hilgard Avenue LLC (the “Company”) which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 to the financial statements, the Company has an accumulated deficit of $67,999, has generated a minimal profit of $10,306 for the year ended December 31, 2022, and has minimal cash of $39,511 as of December 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 7, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

2340 Hilgard Avenue LLC

BALANCE SHEETS

As of December 31, 2022 and 2021

	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$39,511	$100,288
Accounts receivable	1,536	24,740
Due from related party	113,013	-
Total current assets	154,060	125,028
Real estate assets:
Building and building improvement	2,000,000	2,000,000
Appliance and equipment	3,199	3,199
Land	800,000	800,000
Accumulated depreciation	(173,583)	(100,216)
Total real estate assets	2,629,616	2,702,983
Total assets	$2,783,676	$2,828,011

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable	$6,027	$3,916
Due to related party	-	7,447
Interest payable	4,937	4,937
Unearned revenue	10,960	2,265
Security deposit	22,435	22,435
Total current liabilities	44,359	41,000
Long-term liabilities:
Mortgage payable	1,820,000	1,820,000
Total long-term liabilities	1,820,000	1,820,000
Total liabilities	1,864,359	1,861,000

Member's equity:
Member's capital	987,316	987,316
Accumulated deficit	(67,999)	(20,305)
Total member's equity	919,317	967,011
Total liabilities and member's equity	$2,783,676	$2,828,011

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF OPERATIONS

Years Ended December 31, 2022 and 2021

	2022	2021
Rental income	$245,571	$234,054

Operating expenses:
Property taxes	49,087	45,353
Utilities	14,213	9,609
General and administrative	12,332	10,450
Advertising and marketing	-	12,189
Repair and maintenance	6,297	7,525
Professional fees	2,500	-
Property management fees	19,637	12,856
Depreciation	73,367	72,943
Total operating expenses	177,433	170,925
Income from Operations	68,138	63,129

Other income (expense), net
Other income	294	149
Interest expense	(58,126)	(58,126)
Total other income (expense), net	(57,832)	(57,977)
Net income	$10,306	$5,152

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF CHANGES IN MEMBER'S EQUITY

Years Ended December 31, 2022 and 2021

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2020	$987,316	$(25,457)	$961,859
Net income	-	5,152	5,152
Balance as of December 31, 2021	987,316	(20,305)	967,011
Distributions	-	(58,000)	(58,000)
Net income	-	10,306	10,306
Balance as of December 31, 2022	$987,316	$(67,999)	$919,317

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities:
Net income	$10,306	$5,152
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	73,367	72,943
Changes in operating assets and liabilities:
Accounts receivable	23,204	(20,349)
Prepaid expenses	-	1,351
Accounts payable	2,111	3,917
Unearned revenue	8,695	2,265
Net cash provided by operating activities	117,683	65,279

Cash flows from investing activities:
Purchase of appliance and equipment	-	(3,199)
Security deposit	-	(9,145)
Net cash used in investing activities	-	(12,344)

Cash flows from financing activities:
Net advances (to) from related party	(120,460)	6,433
Distributions	(58,000)	-
Net cash provided by (used in) financing activities	(178,460)	6,433

Net change in cash and cash equivalents	(60,777)	59,368
Cash and cash equivalents at beginning of year	100,288	40,920
Cash and cash equivalents at end of year	$39,511	$100,288

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$58,126	$58,126
Cash paid for income taxes	$-	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 HILGARD AVENUE LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(Audited)

NOTE 1 – NATURE OF OPERATIONS

2340 Hilgard Avenue LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in California on June 5, 2020. The Company was formed to own 2340 Hilgard Avenue, a 12-bedroom student housing property located in Berkeley, CA. The Company is managed by its sole and managing member, YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series Hilgard, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2022 and 2021, the Company had $39,511 and $100,288 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of December 31, 2022 and 2021, the Company had $1,536 and $24,740 in accounts receivable, respectively.

Real Estate Assets

Real estate assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the years ended December 31, 2022 and 2021.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. The Company has adopted the updated standard for the year ended December 31, 2022, which did not have an effect on the Company's financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2022 and 2021 consists of the following:

	2022	2021
Appliance and equipment	$3,199	$3,199
Building	2,000,000	2,000,000
Land	800,000	800,000
	2,803,199	2,803,199
Accumulated depreciation	(173,583)	(100,216)
Total real estate assets	$2,629,616	$2,702,983

Depreciation expenses totaled $73,367 and $72,943 for the years ended December 31, 2022 and 2021, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2020, the Company entered into a loan agreement with First Republic Bank for $1,820,000. The debt proceeds were used solely to finance the acquisition and development of the 2340 Hilgard real estate project. The term loan was collateralized by the 2340 Hilgard real estate project, guaranteed by a related party of the Company, carried an adjustable interest rate of 3.15% per annum, and was to mature in October 2030. The adjustable interest rate was the sum of the current index and the margin which sum is then rounded to the nearest 0.125%. Monthly installments of principal and interest are due until the maturity date. As of December 31, 2022 and 2021, accrued interest payable on this loan was $4,937 and $4,937, respectively.

For the years ended December 31, 2022 and 2021, interest expense on the loans totaled $58,126 and $58,126, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2023	$1,820,000	$8,996	$1,811,004
2024	1,811,004	36,387	1,774,617
2025	1,774,617	37,729	1,736,888
2026	1,736,888	38,951	1,697,937
2027	1,697,937	49,646	1,648,291
Thereafter	$1,648,291	$1,648,291	$-

NOTE 5 – RELATED PARTY

In January 2021, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. Leasing fees for the years ended December 31, 2022 and 2021 amounted to $0 and $10,151, respectively. On January 1, 2022, the Company entered into a new agreement with Collab CA, LLC to increase property management fee to 8% of the total monthly gross receipts from 5.5%, payable by the last day of the then-current month. Management fees for the years ended December 31, 2022 and 2021 amounted to $19,637 and $12,856, respectively.

Related party receivable totaled $113,013 as of December 31, 2022, and related party payable totaled $7,447 as of December 31, 2021. The related party balances were all from / to Collab CA LLC which is the Company’s property manager.

These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the year ended December 31, 2022, member contributions totaled $0 to the Company. In 2022, the Company distributed $58,000 to its member. As of December 31, 2022 the Company had $987,316 of contributed investment from its sole member.

During the year ended December 31, 2021, member contributions totaled $0 to the Company. In 2021, the Company distributed $0 to its member. As of December 31, 2021 the Company had $987,316 of contributed investment from its sole member.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2022.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $67,999, has generated a minimal profit of $10,306 for the year ended December 31, 2022, and has minimal cash of $39,511 as of December 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of membership interests and loans. No assurance can be given that the Company will be successful in these efforts.

NOTE 9 – SUBSEQUENT EVENTS

Securities Being Offered

The Company is intended to be acquired by YSMD - Series Hilgard, a series of YSMD, LLC, which is preparing an offering under Regulation A.

Management’s Evaluation

Management has evaluated subsequent events through April 7, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

19-21 Buttonwood (DE) LLC

Audited Financial Statements

As of December 31, 2022 and for the period from

June 13, 2022 (Inception) to December 31, 2022

To the Managing Member of

19-21 Buttonwood (DE) LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 19-21 Buttonwood (DE) LLC (the “Company”) which comprise the balance sheet as of December 31, 2022, and the related statement of operations, changes in member’s equity, and cash flows for the period from June 13, 2022 (inception) to December 31, 2022, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 to the financial statements, the Company has generated a net loss of $55,452 and negative operating cash flows for the period from June 13, 2022 (inception) to December 31, 2022. As of December 31, 2022, the Company had minimal cash of $41,979 and minimal working capital. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 11, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

19-21 BUTTONWOOD (DE) LLC

BALANCE SHEET

As of December 31, 2022

(Audited)

ASSETS
Current assets:
Cash and cash equivalents	$41,979
Prepaid expenses	3,074
Due from related party	11,307
Total current assets	56,360
Real estate assets:
Building and building improvement	2,370,000
Furniture and fixture	679
Land	1,657,170
Accumulated depreciation	(35,932)
Total real estate assets	3,991,917
Total assets	$4,048,277

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable	$2,926
Due to related parties	20,308
Interest payable	7,400
Unearned revenue	6,683
Other accrued expense	679
Security deposit	16,900
Total current liabilities	54,896
Long-term liabilities:
Mortgage payable	2,400,000
Total long-term liabilities	2,400,000
Total liabilities	2,454,896

Member's equity:
Member's capital	1,648,833
Accumulated deficit	(55,452)
Total member's equity	1,593,381
Total liabilities and member's equity	$4,048,277

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-21 BUTTONWOOD (DE) LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

Rental income	$60,569

Operating expenses:
Property taxes	3,268
Utilities	1,937
General and administrative	6,288
Advertising and marketing	13,275
Repair and maintenance	2,011
Property management fees	4,837
Depreciation	35,932
Total operating expenses	67,548
Loss from operations	(6,979)

Other income (expense), net
Other income	142
Interest expense	(48,615)
Total other income (expense), net	(48,473)
Net loss	$(55,452)

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-21 BUTTONWOOD (DE) LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of June 13, 2022 (inception)	$-	$-	$-
Capital contributions	1,648,833	-	1,648,833
Net loss	-	(55,452)	(55,452)
Balance as of December 31, 2022	$1,648,833	$(55,452)	$1,593,381

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-21 BUTTONWOOD (DE) LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

Cash flows from operating activities:
Net loss	$(55,452)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation	35,932
Refinancing fees, capitalized interest, repayment penalty, property tax prepayments, and loan fee
Changes in operating assets and liabilities:
Prepaid expenses	(3,074)
Accounts payable	2,926
Interest payable	7,400
Accured expenses	679
Unearned revenue	6,683
Net cash used in operating activities	(4,906)

Cash flows from investing activities:
Purchase of land and building	(4,027,170)
Purchase of furniture and fixture	(679)
Security deposit	16,900
Net cash used in investing activities	(4,010,949)

Cash flows from financing activities:
Net advances from/(to) related party	9,001
Proceeds from financing	2,400,000
Capital contributions	1,648,833
Net cash provided by financing activities	4,057,834

Net change in cash and cash equivalents	41,979
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$41,979

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$41,215
Cash paid for income taxes	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-21 BUTTONWOOD (DE) LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND FOR THE PERIOD FROM JUNE 13, 2022 (INCEPTION) TO DECEMBER 31, 2022

(Audited)

NOTE 1 – NATURE OF OPERATIONS

19-21 Buttonwood (DE) LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered as a limited liability company in Delaware on June 13, 2022. The Company was formed to own 19-21 Buttonwood Street, a 12-bedroom student housing property located in Boston, MA. The Company is managed by its sole and managing member, SDZ-US-1_2020 Irrevocable Trust.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series Buttonwood, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2022, the Company had $41,979 of cash on hand.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

Real Estate Assets

Real Estate Assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of demand, competition, and other economic factors. Based on this assessment there was no impairment for the period from June 13, 2022 (inception) to December 31, 2022.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. The Company has adopted the updated standard for the period ended December 31, 2022, which did not have an effect on the Company's financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2022 consists of the following:

Building and building improvement	$2,370,000
Furniture and fixture	679
Land	1,657,170
4,027,849
Accumulated depreciation	(35,932)
Total real estate assets	$3,991,917

Depreciation expenses totaled $35,932 for the period from June 13, 2022 (inception) to December 31, 2022 (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2022, the Company entered into a loan agreement with First Republic Bank for $2,400,000. The debt proceeds were used solely to finance the acquisition and development of the 19-21 Buttonwood real estate project. The term loan was collateralized by the 19-21 Buttonwood real estate project, carried an adjustable interest rate of 3.70% per annum, and matures in September 2052. The adjustable interest rate was the sum of the current index and the margin which sum is then rounded to the nearest 0.859%. The loan requires interest-only payments for the first 120 months. As of December 31, 2022, accrued interest payable on this loan was $7,400.

For the period from June 13, 2022 (inception) to December 31, 2022, interest expense on the loan totaled $48,615.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2023	$2,400,000	$-	$2,400,000
2024	2,400,000	-	2,400,000
2025	2,400,000	-	2,400,000
2026	2,400,000	-	2,400,000
2027	2,400,000	-	2,400,000
Thereafter	$2,400,000	$2,400,000	$-

NOTE 5 – RELATED PARTY

In June 2022, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 8% of Gross Receipts paid monthly in arrears for property management and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company, a renovation management fee of 5.5% of total capital improvement cost for renovation management, and a disposition fee of 2% of total sales price when the Asset is sold, paid within five (5) days after the sale is closed. Leasing and management fees for the period from June 13, 2022 (inception) to December 31, 2022 amounted to $12,675 and $4,837, respectively.

As of December 31, 2022, the Company had related party payable of $19,308 to Collab CA LLC, $1,000 to iReam RE LLC and related party receivable of $11,307 from 33 Mine Street LLC.

Collab CA LLC, iReam RE LLC and 33 Mine Street LLC are related parties of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the period from June 13, 2022 (inception) to December 31, 2022, member contributions totaled $1,648,833 to the Company. As of December 31, 2022 the Company had $1,648,833 of contributed investment.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2022.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated a net loss of $55,452 and negative operating cash flows for the period from June 13, 2022 (inception) to December 31, 2022. As of December 31, 2022, the Company had minimal cash of $41,979 and minimal working capital. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of membership interests and loans. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as going concern.

NOTE 9 – SUBSEQUENT EVENTS

Securities Being Offered

The Company is intended to be acquired by YSMD - Series Buttonwood, a series of YSMD, LLC, which is preparing an offering under Regulation A.

Management’s Evaluation

Management has evaluated subsequent events through April 11, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

33 Mine Street LLC

Audited Financial Statements for the

Year Ended December 31, 2022

To the Managing Member of

33 Mine Street LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 33 Mine Street LLC (the “Company”) which comprise the balance sheet as of December 31, 2022 and the related statement of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 to the financial statements, The Company had limited cash flows from operations and minimal current assets with cash of $33,587 as of December 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

December 14, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

33 Mine Street LLC

BALANCE SHEET

As of December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$33,587
Accounts receivable, net	2,078
Prepaid expenses	962
Due from related party	34,652
Total current assets	71,279
Real estate assets:
Building and building improvement	756,017
Appliance and equipment	1,439
Land	479,098
Accumulated depreciation	(29,290)
Total real estate assets	1,207,264
Total assets	$1,278,543

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$11,481
Due to related party	13,935
Unearned revenue	4,305
Total current liabilities	29,721
Long-term liabilities:
Mortgage payable	889,219
Total long-term liabilities	918,940
Total liabilities

Members' equity:
Members' capital	1,231,443
Accumulated deficit	(871,840)
Total members' equity	359,603
Total liabilities and members' equity	$1,278,543

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENT OF OPERATIONS

Year Ended December 31, 2022

Rental income	$117,423

Operating expenses:
Property taxes	16,072
Utilities	7,025
General and administrative	12,428
Advertising and marketing	582
Repair and maintenance	9,250
Property management fees	9,394
Depreciation	27,055
Total operating expenses	81,806
Income from Operations	35,617

Other income (expense), net
Other income	1,626
Interest expense	(17,351)
Total other income (expense), net	(15,725)
Net income	$19,892

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

Year Ended December 31, 2022

	Members' Capital	Deficit	Total
Balance as of December 31, 2021	$1,201,443	$8,268	$1,209,711
Capital contributions	30,000	-	30,000
Distributions	-	(900,000)	(900,000)
Net income	-	19,892	19,892
Balance as of December 31, 2022	$1,231,443	$(871,840)	$359,603

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENT OF CASH FLOWS

Year Ended December 31, 2022

Cash flows from operating activities:
Net income	$19,892
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	27,055
Changes in operating assets and liabilities:
Accounts receivable, net	(2,078)
Prepaids	(962)
Accounts payable	10,998
Unearned revenue	(24)
Net cash provided by operating activities	54,881

Cash flows from investing activities:
Purchase of capital improvement	(18,357)
Purchase of appliance and equipment	(1,439)
Net cash used in investing activities	(19,796)

Cash flows from financing activity:
Net advances to related party	13,935
Net advances from related party	(34,652)
Proceeds from mortgage loan	900,000
Repayment of mortgage loan	(10,781)
Capital contributions	30,000
Distributions	(900,000)
Net cash used in financing activity	(1,498)

Net change in cash and cash equivalents	33,587
Cash and cash equivalents at beginning of year	-
Cash and cash equivalents at end of year	$33,587

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$17,351
Cash paid for income taxes	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2022

(Audited)

NOTE 1 – NATURE OF OPERATIONS

33 Mine Street LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in New Jersey on October 27, 2021. The Company was formed to own 33 Mine Street, a 9-bedroom student housing property located in New Brunswick, NJ. The Company is managed by its members, the SDZ-1-2022 Trust, the SDZ-2-2022 Trust, and YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series 33 Mine, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2022, the Company had $33,587 of cash.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of December 31, 2022, the Company had $6,737 in accounts receivable, offset by $4,659 in allowance for doubtful accounts.

Real Estate Assets

Property and equipment exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for leasehold improvements, and 27.5 years for the building.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the year ended December 31, 2022.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●     Identification of a contract with a customer;

●     Identification of the performance obligations in the contract;

●     Determination of the transaction price;

●     Allocation of the transaction price to the performance obligations in the contract; and

●     Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

●     Identification of a contract with a customer;

●     Identification of the performance obligations in the contract;

●     Determination of the transaction price;

●     Allocation of the transaction price to the performance obligations in the contract; and

●     Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded as unearned revenues on the balance sheet.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2022 consists of the following:

Appliance and equipment	$1,439
Building	756,017
Land	479,098
1,236,554
Accumulated depreciation	(29,290)
Total real estate assets	$1,207,264

Depreciation expenses totaled $27,055 for the year ended December 31, 2022 (see Note 2 – Real Estate Assets).

NOTE 4 – LOAN

In 2022, the Company entered into a loan agreement (the “Mortgage”) with Columbia Bank for $900,000. The debt proceeds were used solely to refinance the 33 Mine Street property and distribute the proceeds to its members. The term loan is collateralized by the 33 Mine Street real estate project, is guaranteed by a related party of the Company, carries an adjustable interest rate of 3.875% per annum, and provides that the Company and its guarantors shall maintain with the bank with a combined average daily balance not less than $30,000. The loan matures in June 2032. The adjustable interest rate shall be adjusted in year 6 at a margin of 2.5% over the current index and the margin which the sum is then rounded to the nearest 0.125%. The loan shall be due and payable in 120 monthly installments of principal and interest paid on a 25-year amortization schedule. Interest expense as of December 31, 2022 amounted to $17,351.

In addition to the loan agreement entered, the Company also entered into an absolute assignment of leases and rents (the “Absolute Assignment”) with Columbia Bank in which Columbia Bank, as the Assignee, is vested with full power to collect the rents and other amounts assigned if there is occurrence of any events of default by the Company in the payment of any indebtedness contained in the mortgage loan. For the year ended December 31, 2022, there were no events of default by the Company.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2022	$900,000	$10,781	$889,219
2023	889,219	22,198	867,021
2024	867,021	23,073	843,948
2025	843,948	23,984	819,964
2026	819,964	24,930	795,034
Thereafter	$795,034	$795,034	$-

NOTE 5 – RELATED PARTY

In January 2022, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 8 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. The Agent is also entitled to a renovation management fee of 5.5% of the costs of renovation and a disposition fee of 2% of property sales proceeds. Leasing and management fees for the year ended December 31, 2022 amounted to $0 and $9,394, respectively.

As of December 31, 2022, related party receivable totaled from 2521 Regent Street LLC of $34,652, and related party payable of $2,628 to Collab CA LLC and $11,307 to 19-21 Buttonwood (DE) LLC.

NOTE 6 – MEMBERS’ EQUITY

During the year ended December 31, 2022, member contributions totaled $30,000 to the Company. In 2022, the Company distributed $900,000 to one of its members. As of December 31, 2022 the Company had $1,231,443 of contributed investment from one of its members.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2022.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had limited cash flows from operations and minimal current assets with cash of $33,587 as of December 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through members’ contributions and loans. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 9 – SUBSEQUENT EVENTS

Securities Being Offered

The Company is intended to be acquired by YSMD - Series 33 Mine, a series of YSMD, LLC, which is preparing an offering under Regulation A.

Management’s Evaluation

Management has evaluated subsequent events through December 14, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of YSMD LLC (the “Company”), 1742 Spruce Street LLC (“Spruce”), 2340 Hilgard Avenue LLC (“Hilgard”) and 19-21 Buttonwood (DE) LLC (“Buttonwood”) after giving effect to the business combination between the Company, Spruce, Hilgard Buttonwood, and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of YSMD LLC, Spruce, Hilgard and Buttonwood as of December 31, 2022 has been prepared to reflect the effects of the Spruce, Hilgard and Buttonwood acquisitions as if each occurred on January 1, 2022. The unaudited pro forma combined statements of operations for the year ended December 31, 2022 combine the historical results and operations of Spruce, Hilgard and Buttonwood and the Company giving effect to the transaction as if it occurred on January 1, 2022. Buttonwood was formed on June 23, 2022, acquired the property in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of YSMD LLC, Spruce, Hilgard and Buttonwood and the notes thereto.  Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.  Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.  The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.  Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

YSMD, LLC

Unaudited Proforma Combined Balance Sheet

December 31, 2022

	YSMD LLC	1742 Spruce Street LLC	2340 Hilgard Avenue LLC	19-21 Buttonwood (DE) LLC	Pro Forma	Pro Forma Adjustment		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$32,083	$39,511	$41,979	$113,573	-		$113,573
Accounts receivable	-	300	1,536	-	1,836	-		1,836
Subscriptions receivable	24,750	-	-	-	24,750	-		24,750
Deferred offering costs	74,108	-	-	-	74,108	-		74,108
Due from related parties	-	152,071	113,013	11,307	276,391	(47,258	) (a),(b)	229,133
Prepaid expenses	-	-	-	3,074	3,074	-		3,074
Total current assets	98,858	184,454	154,060	56,360	493,732	(47,258)		446,474
Real estate assets:
Building and building improvement	-	4,372,000	2,000,000	2,370,000	8,742,000	-		8,742,000
Appliance and equipment	-	8,445	3,199	679	12,323	-		12,323
Land	-	1,430,000	800,000	1,657,170	3,887,170	-		3,887,170
Accumulated depreciation	-	(768,417)	(173,583)	(35,932)	(977,932)	-		(977,932)
Total real estate assets	-	5,042,028	2,629,616	3,991,917	11,663,561	-		11,663,561
Total assets	$98,858	$5,226,482	$2,783,676	$4,048,277	$12,157,293	$(47,258)		$12,110,035

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$36,606	$6,506	$6,027	$2,926	$52,065	$-		$52,065
Due to related parties	79,618	-	-	20,308	99,926	(35,510	)(b)	64,416
Interest payable	-	10,243	4,937	7,400	22,580	-		22,580
Unearned revenue	-	23,172	10,960	6,683	40,815	-		40,815
Other accrued expense	-	6,323	-	679	7,002	-		7,002
Security deposit	-	41,750	22,435	16,900	81,085	-		81,085
Total current liabilities	116,224	87,994	44,359	54,896	303,473	(35,510)		267,963
Long-term liabilities:
Mortgage payable	-	3,965,000	1,820,000	2,400,000	8,185,000	-		8,185,000
Total long-term liabilities	-	3,965,000	1,820,000	2,400,000	8,185,000	-		8,185,000
Total liabilities	116,224	4,052,994	1,864,359	2,454,896	8,488,473	(35,510)		8,452,963

Member's equity/(deficit):
Member's capital	24,750	2,617,583	987,316	1,648,833	5,278,482	-		5,278,482
Accumulated deficit	(42,116)	(1,444,095)	(67,999)	(55,452)	(1,609,662)	(11,748	)(a)	(1,621,410)
Total member's equity/(deficit)	(17,366)	1,173,488	919,317	1,593,381	3,668,820	(11,748)		3,657,072
Total liabilities and member's equity/(deficit)	$98,858	$5,226,482	$2,783,676	$4,048,277	$12,157,293	$(47,258)		$12,110,035

The accompanying footnotes are an integral part of the pro forma combined financial statements.

YSMD, LLC

Unaudited Proforma Combined Statement of Operations

Year Ended December 31, 2022

	YSMD LLC	1742 Spruce Street LLC	2340 Hilgard Avenue LLC	✔ 19-21 Buttonwood (DE) LLC	Combined	Pro Forma Adjustment	Pro Forma Combined
Rental income	$-	$473,054	$245,571	$60,569	$779,194	$-	$779,194

Operating expenses:
Property taxes	-	93,054	49,087	3,268	145,409	-	145,409
Utilities	-	22,721	14,213	1,937	38,871	-	38,871
General and administrative	42,116	26,082	12,332	6,288	86,818	-	86,818
Advertising and marketing	-	3,987	-	13,275	17,262	-	17,262
Repair and maintenance	-	7,377	6,297	2,011	15,685	-	15,685
Professional services	-	2,000	2,500	-	4,500	-	4,500
Property management fees	-	25,845	19,637	4,837	50,319	11,748 (a)	62,067
Depreciation	-	162,926	73,367	35,932	272,225	-	272,225
Total operating expenses	42,116	343,992	177,433	67,548	631,089	11,748	642,837
Income (loss) from Operations	(42,116)	129,062	68,138	(6,979)	148,105	(11,748)	136,357

Other income (expense), net
Other income	-	1,052	294	142	1,488	-	1,488
Interest expense	-	(122,915)	(58,126)	(48,615)	(229,656)	-	(229,656)
Total other income (expense), net	-	(121,863)	(57,832)	(48,473)	(228,168)	-	(228,168)
Net income (loss)	$(42,116)	$7,199	$10,306	$(55,452)	$(80,063)	$(11,748)	$(91,811)

✔ Buttonwood was formed on June 13, 2022, acquired the property in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

The accompanying footnotes are an integral part of the pro forma combined financial statements.

YSMD, LLC

Unaudited Proforma Combined Statement of Operations

Year Ended December 31, 2021

				✔
	YSMD LLC	1742 Spruce Street LLC	2340 Hilgard Avenue LLC	19-21 Buttonwood (DE) LLC	Combined	Pro Forma Adjustment	Pro Forma Combined
Rental income	$-	$428,702	$234,054	$-	$662,756	$-	$662,756

Operating expenses:
Property taxes	-	90,730	45,353	-	136,083	-	136,083
Utilities	-	20,210	9,609	-	29,819	-	29,819
General and administrative	-	21,165	10,450	-	31,615	-	31,615
Advertising and marketing	-	16,636	12,189	-	28,825	-	28,825
Repair and maintenance	-	20,002	7,525	-	27,527	-	27,527
Property management fees	-	22,499	12,856	-	35,355	16,185 (a)	51,540
Depreciation	-	162,831	72,943	-	235,774	-	235,774
Total operating expenses	-	354,073	170,925	-	524,998	16,185	541,183
Income (loss) from Operations	-	74,629	63,129	-	137,758	(16,185)	121,573

Other income (expense), net
Other income	-		149	-	149	-	149
Interest expense	-	(182,288)	(58,126)	-	(240,414)	-	(240,414)
Total other income (expense), net	-	(182,288)	(57,977)	-	(240,265)	-	(240,265)
Net income (loss)	$-	$(107,659)	$5,152	$-	$(102,507)	$(16,185)	$(118,692)

✔ Buttonwood was not formed and had not any rental history for this period.

The accompanying footnotes are an integral part of the pro forma combined financial statements.

1.	Description of Transaction

1742 Spruce Street LLC (“Spruce”) was registered in California on February 6, 2018. Spruce was formed to own 1742 Spruce Street, a 23-bedroom student housing property located in Berkeley, CA. Spruce is managed by its sole and managing member, YSMC, LLC.

2340 Hilgard Avenue LLC (“Hilgard”) was registered in California on June 5, 2020. Hilgard was formed to own 2340 Hilgard Avenue, a 12-bedroom student housing property located in Berkeley, CA. Hilgard is managed by its sole and managing member, YSMC, LLC.

19-21 Buttonwood (DE) LLC (“Buttonwood”) was registered as Foreign Limited Liability Company in Massachusetts on June 13, 2022. The Company was formed to own 19-21 Buttonwood Street, six units of a multifamily building located in Boston, MA. Buttonwood acquired 19-21 Buttonwood Street in August 2022 and leased up to 100% occupancy in September 2022. Buttonwood is managed by its sole and managing member, Col SDZ-US-1-2020 Irrevocable Trust.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series A, a series of YSMD, LLC, for the purpose of owning Spruce. YSMD LLC intends to form YSMD – Hilgard, a series of YSMD, LLC, for the purpose of owning Hilgard. YSMD LLC intends to form YSMD – Buttonwood, a series of YSMD, LLC, for the purpose of owning 19 Buttonwood Street Unit #3.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The balance sheet as of December 31, 2022 and statement of operations for years ended December 31, 2022 and 2021 of YSMD LLC, 1742 Spruce Street LLC, 2340 Hilgard Avenue LLC, and 19-21 Buttonwood (DE) LLC as presented in the unaudited pro forma financial statements above represent the historical amounts of 1742 Spruce Street LLC, 2340 Hilgard Avenue LLC, and 19-21 Buttonwood (DE) LLC (the “Properties”). Buttonwood was formed on June 13, 2022, acquired the property in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

3.	Consideration Transferred

In December 2020, Spruce entered into an agreement with Collab CA (“Agent”), as consideration Spruce pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and leasing commission which is 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with Spruce.

In January 2021, Hilgard entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration Hilgard pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with Hilgard.

On January 1, 2022, Hilgard entered into a new agreement with Collab CA, LLC to increase the property management fee to 8% of the total monthly gross receipts from 5.5%, payable by the last day of the then-current month.

On June 22, 2022, Buttonwood entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration Buttonwood pays a management fee for 8% of Gross Receipts paid monthly in arrears for property management, and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with Buttonwood, a renovation management fee of 5.5% of total capital improvement cost for renovation management, and a disposition fee of 2% of total sales price when the Asset is sold, paid within five (5) days after the sale is closed.

4.	Pro Forma Adjustments

(a)	To record an adjustment to management fees owed to the Manager based upon the fee structure for which Spruce intends to enter into an agreement.

(b)	To record adjustment to eliminate an intercompany due to/(from) related party balance of $35,510 between YSMD LLC and Spruce.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of YSMD LLC (the “Company”), 1742 Spruce Street LLC (“Spruce”), 2340 Hilgard Avenue LLC (“Hilgard”), 19-3 Buttonwood and 21-2 Buttonwood (collectively “Buttonwood”), and 33 Mine Street LLC (“33 Mine”) after giving effect to the business combination between the Company, Spruce, Hilgard, Buttonwood, 33 Mine and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of YSMD LLC, Spruce, Hilgard, Buttonwood and 33 Mine as of June 30, 2023 has been prepared to reflect the effects of the Spruce, Hilgard, Buttonwood and 33 Mine acquisitions as if each occurred on January 1, 2023. The unaudited pro forma combined balance sheets of YSMD LLC, Spruce, Hilgard, Buttonwood and 33 Mine as of December 31, 2022 has been prepared to reflect the effects of the Spruce, Hilgard, Buttonwood and 33 Mine acquisitions as if each occurred on January 1, 2022. The unaudited pro forma combined statements of operations for the six months ended June 30, 2023 and 2022 and combine the historical results and operations of Spruce, Hilgard, Buttonwood, 33 Mine and the Company giving effect to the transaction as if it occurred on January 1, 2022. The unaudited pro forma combined statements of operations for the year ended December 31, 2022 combine the historical results and operations of Spruce, Hilgard, Buttonwood, 33 Mine, and the Company giving effect to the transaction as if it occurred on January 1, 2022. Buttonwood was formed on June 23, 2022, acquired the property in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner-occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of the Company, Spruce, Hilgard, Buttonwood and 33 Mine and the notes thereto.  Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.  Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.  Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

YSMD, LLC

Unaudited Proforma Combined Balance Sheet

June 30, 2023

		1742	2340	✓	✓
	YSMD LLC	Spruce Street LLC	Hilgard Avenue LLC	19-3 Buttonwood	21-2 Buttonwood	33 Mine Street LLC	Combined	Pro Forma Adjustment		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$160,705	$55,621	$19,921	$6,138	$5,404	$40,919	$288,708	-		$288,708
Accounts receivable	-	721	-	-	-	3,143	3,864	-		3,864
Subscriptions receivable	68,200	-	-	-	-	-	68,200	-		68,200
Deferred offering costs	138,020	-	-	-	-	-	138,020	-		138,020
Due from related parties	-	145,882	132,224	4,218	4,218	25,652	312,194	(81,411)	(a),(b)	230,783
Prepaid expenses	-	8,581	3,558	73	73	1,778	14,063	-		14,063
Total current assets	366,925	210,805	155,703	10,429	9,695	71,492	825,049	(81,411)		743,638
Real estate assets:
Building and building improvement	-	4,372,000	2,000,000	413,700	378,640	756,017	7,920,357	-		7,920,357
Appliance and equipment	-	9,195	3,199	113	113	1,439	14,059	-		14,059
Land	-	1,430,000	800,000	289,270	264,760	479,098	3,263,128	-		3,263,128
Accumulated depreciation	-	(849,942)	(210,267)	(13,806)	(12,636)	(43,167)	(1,129,818)	-		(1,129,818)
Total real estate assets	-	4,961,253	2,592,932	689,277	630,877	1,193,387	10,067,726	-		10,067,726
Total assets	$366,925	$5,172,058	$2,748,635	$699,706	$640,572	$1,264,879	$10,892,775	$(81,411)		$10,811,364

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$-	$6,534	$5,991	$617	$617	$12,240	$25,999	$-		$25,999
Due to related parties	107,202	-	-	1,211	1,211	14,590	124,214	(75,446)	(b)	48,768
Interest payable	-	10,243	4,778	1,292	1,182	-	17,495	-		17,495
Unearned revenue	-	36,742	17,710	3,300	3,295	1,569	62,616	-		62,616
Other accrued expense	-	5,473	-	113	113	-	5,699	-		5,699
Security deposit	-	48,855	24,493	3,500	2,700	1,054	80,602	-		80,602
Total current liabilities	107,202	107,847	52,972	10,033	9,118	29,453	316,625	(75,446)		241,179
Long-term liabilities:
Mortgage payable	-	3,965,000	1,820,000	418,935	383,430	878,228	7,465,593	-		7,465,593
Total long-term liabilities	-	3,965,000	1,820,000	418,935	383,430	878,228	7,465,593	-		7,465,593
Total liabilities	107,202	4,072,847	1,872,972	428,968	392,548	907,681	7,782,218	(75,446)		7,706,772

Member's equity/(deficit):
Member's capital	404,030	2,617,583	987,316	288,585	264,783	1,235,358	5,797,655	-		5,797,655
Distributions	(6,480)	-	-	-	-	-	(6,480)	-		(6,480)
Accumulated deficit	(137,827)	(1,518,372)	(111,653)	(17,847)	(16,759)	(878,160)	(2,680,618)	(5,965)	(a)	(2,686,583)
Total member's equity/(deficit)	259,723	1,099,211	875,663	270,738	248,024	357,198	3,110,557	(5,965)		3,104,592
Total liabilities and member's equity/(deficit)	$366,925	$5,172,058	$2,748,635	$699,706	$640,572	$1,264,879	$10,892,775	$(81,411)		$10,811,364

✓19-21 Buttonwood (DE) LLC owns six condo units, which unit 19-3 and unit 21-2 will be offering and acquired by two new series established by YSMD, LLC, respectively. As a result, 19-3 Buttonwood and 21-2 Buttonwood proforma financial statements were prepared accordingly.

19-3 Buttonwood and 21-2 Buttonwood were broken out from 19-21 Buttonwood (DE) LLC based on its own assets value and liabilities amount in its proforma balance sheet, and its own rental income generated, and expenses incurred in its proforma income statements. For the items cannot be distinguished, the amounts are allocated between six units equally.

The accompanying footnotes are an integral part of the pro forma combined financial statements.

YSMD, LLC

Unaudited Proforma Combined Balance Sheet

December 31, 2022

		1742	2340	✓	✓
	YSMD LLC	Spruce Street LLC	Hilgard Avenue LLC	19-3 Buttonwood	21-2 Buttonwood	33 Mine Street LLC	Combined	Pro Forma Adjustment		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$32,083	$39,511	$8,093	$6,446	$33,587	$119,720	-		$119,720
Accounts receivable	-	300	1,536	-	-	2,078	3,914	-		3,914
Subscriptions receivable	24,750	-	-	-	-	-	24,750	-		24,750
Deferred offering costs	74,108	-	-	-	-	-	74,108	-		74,108
Due from related parties	-	152,071	113,013	1,885	1,885	34,652	303,506	(51,028)	(a),(b)	252,478
Prepaid expenses	-	-	-	512	512	962	1,986	-		1,986
Total current assets	98,858	184,454	154,060	10,490	8,843	71,279	527,984	(51,028)		476,956
Real estate assets:
Building and building improvement	-	4,372,000	2,000,000	413,700	378,640	756,017	7,920,357	-		7,920,357
Appliance and equipment	-	8,445	3,199	113	113	1,439	13,309	-		13,309
Land	-	1,430,000	800,000	289,270	264,760	479,098	3,263,128	-		3,263,128
Accumulated depreciation	-	(768,417)	(173,583)	(6,272)	(5,741)	(29,290)	(983,303)	-		(983,303)
Total real estate assets	-	5,042,028	2,629,616	696,811	637,772	1,207,264	10,213,491	-		10,213,491
Total assets	$98,858	$5,226,482	$2,783,676	$707,301	$646,615	$1,278,543	$10,741,475	$(51,028)		$10,690,447

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$36,606	$6,506	$6,027	$487	$488	$11,481	$61,595	$-		$61,595
Due to related parties	79,618	-	-	3,385	3,385	13,935	100,323	(39,280)	(b)	61,043
Interest payable	-	10,243	4,937	1,292	1,182	-	17,654	-		17,654
Unearned revenue	-	23,172	10,960	-	-	4,305	38,437	-		38,437
Other accrued expense	-	6,323	-	113	113	-	6,549	-		6,549
Security deposit	-	41,750	22,435	2,950	2,700	-	69,835	-		69,835
Total current liabilities	116,224	87,994	44,359	8,227	7,868	29,721	294,393	(39,280)		255,113
Long-term liabilities:
Mortgage payable	-	3,965,000	1,820,000	418,935	383,430	889,219	7,476,584	-		7,476,584
Total long-term liabilities	-	3,965,000	1,820,000	418,935	383,430	889,219	7,476,584	-		7,476,584
Total liabilities	116,224	4,052,994	1,864,359	427,162	391,298	918,940	7,770,977	(39,280)		7,731,697

Member's equity/(deficit):
Member's capital	24,750	2,617,583	987,316	288,585	264,783	1,231,443	5,414,460	-		5,414,460
Accumulated deficit	(42,116)	(1,444,095)	(67,999)	(8,446)	(9,466)	(871,840)	(2,443,962)	(11,748)	(a)	(2,455,710)
Total member's equity/(deficit)	(17,366)	1,173,488	919,317	280,139	255,317	359,603	2,970,498	(11,748)		2,958,750
Total liabilities and member's equity/(deficit)	$98,858	$5,226,482	$2,783,676	$707,301	$646,615	$1,278,543	$10,741,475	$(51,028)		$10,690,447

✓19-21 Buttonwood (DE) LLC owns six condo units, which unit 19-3 and unit 21-2 will be offering and acquired by two new series established by YSMD, LLC, respectively. As a result, 19-3 Buttonwood and 21-2 Buttonwood proforma financial statements were prepared accordingly.

19-3 Buttonwood and 21-2 Buttonwood were broken out from 19-21 Buttonwood (DE) LLC based on its own assets value and liabilities amount in its proforma balance sheet, and its own rental income generated, and expenses incurred in its proforma income statements. For the items cannot be distinguished, the amounts are allocated between six units equally.

The accompanying footnotes are an integral part of the pro forma combined financial statements.

YSMD, LLC

Unaudited Proforma Combined Statement of Operations

Six Months Ended June 30, 2023

		1742	2340	✓	✓
	YSMD LLC	Spruce Street LLC	Hilgard Avenue LLC	19-3 Buttonwood	21-2 Buttonwood	33 Mine Street LLC	Combined	Pro Forma Adjustment		Pro Forma Combined
Rental income	$-	$238,596	$116,006	$18,400	$16,200	$69,063	$458,265	$-		$458,265

Operating expenses:
Property taxes	-	46,214	22,385	1,840	1,914	12,056	84,409	-		84,409
Utilities	-	12,386	11,241	338	351	5,315	29,631	-		29,631
General and administrative	95,711	10,312	6,394	558	560	15,552	129,087	-		129,087
Advertising and marketing	-	931		1,225	-	603	2,759	-		2,759
Repair and maintenance	-	8,620	3,781	495	109	6,387	19,392	-		19,392
Property management fees	-	13,027	9,417	1,473	1,296	5,617	30,830	5,965	(a)	36,795
Depreciation	-	81,525	36,684	7,534	6,895	13,877	146,515	-		146,515
Total operating expenses	95,711	173,015	89,902	13,463	11,125	59,407	442,623	5,965		448,588
Income (loss) from Operations	(95,711)	65,581	26,104	4,937	5,075	9,656	15,642	(5,965)		9,677

Other income (expense), net
Other income	-	1,600	1,066	-	-	1,164	3,830	-		3,830
Interest expense	-	(61,458)	(28,824)	(7,750)	(7,093)	(17,140)	(122,265)	-		(122,265)
Total other income (expense), net	-	(59,858)	(27,758)	(7,750)	(7,093)	(15,976)	(118,435)	-		(118,435)
Net income (loss)	$(95,711)	$5,723	$(1,654)	$(2,813)	$(2,018)	$(6,320)	$(102,793)	$(5,965)		$(108,758)

✓19-21 Buttonwood (DE) LLC owns six condo units, which unit 19-3 and unit 21-2 will be offering and acquired by two new series established by YSMD, LLC, respectively. As a result, 19-3 Buttonwood and 21-2 Buttonwood proforma financial statements were prepared accordingly.

19-3 Buttonwood and 21-2 Buttonwood were broken out from 19-21 Buttonwood (DE) LLC based on its own assets value and liabilities amount in its proforma balance sheet, and its own rental income generated, and expenses incurred in its proforma income statements. For the items cannot be distinguished, the amounts are allocated between six units equally.

The accompanying footnotes are an integral part of the pro forma combined financial statements.

YSMD, LLC

Unaudited Proforma Combined Statement of Operations

Six Months Ended June 30, 2022

		1742	2340	✓	✓
	YSMD LLC	Spruce Street LLC	Hilgard Avenue LLC	19-3 Buttonwood	21-2 Buttonwood	33 Mine Street LLC	Combined	Pro Forma Adjustment		Pro Forma Combined
Rental income	$-	$235,571	$123,008	$-	$-	$50,773	$409,352	$-		$409,352

Operating expenses:
Property taxes	-	46,599	25,801	-	-	8,140	80,540	-		80,540
Utilities	-	10,128	5,644	-	-	4,580	20,352	-		20,352
General and administrative	-	9,202	6,934	-	-	4,829	20,965	-		20,965
Advertising and marketing	-	3,987	-	-	-	352	4,339	-		4,339
Repair and maintenance	-	3,417	3,034	-	-	4,358	10,809	-		10,809
Property management fees	-	12,256	9,809	-	-	4,062	26,127	5,607	(a)	31,734
Depreciation	-	81,463	36,684	-	-	13,412	131,559	-		131,559
Total operating expenses	-	167,052	87,906	-	-	39,733	294,691	5,607		300,298
Income (loss) from Operations	-	68,519	35,102	-	-	11,040	114,661	(5,607)		109,054

Other income (expense), net
Other income	-	818	-	-	-	11	829	-		829
Interest expense	-	(61,458)	(28,824)	-	-	-	(90,282)	-		(90,282)
Total other income (expense), net	-	(60,640)	(28,824)	-	-	11	(89,453)	-		(89,453)
Net income (loss)	$-	$7,879	$6,278	$-	$-	$11,051	$25,208	$(5,607)		$19,601

✓	Property was acquired in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

The accompanying footnotes are an integral part of the pro forma combined financial statements.

YSMD, LLC

Unaudited Proforma Combined Statement of Operations

Year Ended December 31, 2022

		1742	2340	✓	✓
	YSMD LLC	Spruce Street LLC	Hilgard Avenue LLC	19-3 Buttonwood	21-2 Buttonwood	33 Mine Street LLC	Combined	Pro Forma Adjustment		Pro Forma Combined
Rental income	$-	$473,054	$245,571	$11,677	$9,300	$117,423	$857,025	$-		$857,025

Operating expenses:
Property taxes	-	93,054	49,087	548	570	16,072	159,331	-		159,331
Utilities	-	22,721	14,213	325	338	7,025	44,622	-		44,622
General and administrative	42,116	26,082	12,332	1,023	1,023	12,428	95,004	-		95,004
Advertising and marketing	-	3,987	-	2,313	2,125	582	9,007	-		9,007
Repair and maintenance	-	7,377	6,297	198	459	9,250	23,581	-		23,581
Professional services	-	2,000	2,500	-	-	-	4,500	-		4,500
Property management fees	-	25,845	19,637	958	744	9,394	56,578	11,748	(a)	68,326
Depreciation	-	162,926	73,367	6,272	5,741	27,055	275,361	-		275,361
Total operating expenses	42,116	343,992	177,433	11,637	11,000	81,806	667,984	11,748		679,732
Income (loss) from Operations	(42,116)	129,062	68,138	40	(1,700)	35,617	189,041	(11,748)		177,293

Other income (expense), net
Other income	-	1,052	294	-	-	1,626	2,972	-		2,972
Interest expense	-	(122,915)	(58,126)	(8,486)	(7,767)	(17,351)	(214,645)	-		(214,645)
Total other income (expense), net	-	(121,863)	(57,832)	(8,486)	(7,767)	(15,725)	(211,673)	-		(211,673)
Net income (loss)	$(42,116)	$7,199	$10,306	$(8,446)	$(9,467)	$19,892	$(22,632)	$(11,748)		$(34,380)

✓	Property was acquired in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

✓19-21 Buttonwood (DE) LLC owns six condo units, which unit 19-3 and unit 21-2 will be offering and acquired by two new series established by YSMD, LLC, respectively. As a result, 19-3 Buttonwood and 21-2 Buttonwood proforma financial statements were prepared accordingly.

19-3 Buttonwood and 21-2 Buttonwood were broken out from 19-21 Buttonwood (DE) LLC based on its own assets value and liabilities amount in its proforma balance sheet, and its own rental income generated, and expenses incurred in its proforma income statements. For the items cannot be distinguished, the amounts are allocated between six units equally.

✓Property was acquired in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

The accompanying footnotes are an integral part of the pro forma combined financial statements.

1.	Description of Transaction

1742 Spruce Street LLC (“Spruce”) was registered in California on February 6, 2018. Spruce was formed to own 1742 Spruce Street, a 23-bedroom student housing property located in Berkeley, CA. Spruce is managed by its sole and managing member, YSMC, LLC.

2340 Hilgard Avenue LLC (“Hilgard”) was registered in California on June 5, 2020. Hilgard was formed to own 2340 Hilgard Avenue, a 12-bedroom student housing property located in Berkeley, CA. Hilgard is managed by its sole and managing member, YSMC, LLC.

19-21 Buttonwood (DE) LLC (“Buttonwood”) was registered as Foreign Limited Liability Company in Massachusetts on June 13, 2022. The Company was formed to own 19-21 Buttonwood Street, six units of a multifamily building located in Boston, MA. Buttonwood acquired 19-21 Buttonwood Street in August 2022 and leased up to 100% occupancy in September 2022. Buttonwood is managed by its sole and managing member, Col SDZ-US-1-2020 Irrevocable Trust. Unit 19-3 and unit 21-2 will be offering and acquired by two new series established by YSMD, LLC, respectively.

33 Mine Street LLC (“33 Mine”) was registered in New Jersey on October 27, 2021. The Company was formed to own 33 Mine Street, a 9-bedroom student housing property located in New Brunswick, NJ. The Company is managed by its members, the SDZ-1-2022 Trust, the SDZ-2-2022 Trust, and YSMC, LLC

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC formed YSMD – Series A, a series of YSMD, LLC, for the purpose of owning Spruce. YSMD LLC formed YSMD – Series Hilgard, a series of YSMD, LLC, for the purpose of owning Hilgard. YSMD LLC formed YSMD – Series 19-3 Buttonwood, a series of YSMD, LLC, for the purpose of owning 19 Buttonwood Street Unit #3. YSMD LLC formed YSMD – Series Buttonwood, a series of YSMD, LLC, for the purpose of owning 21 Buttonwood Street Unit #21-2. YSMD LLC intends to form YSMD – Series 33 Mine, a series of YSMD, LLC, for the purpose of owning 33 Mine.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The balance sheets as of June 30, 2023 and December 31, 2022 and statements of operations for the six months ended June 30, 2023 and 2022 and for year ended December 31, 2022 of YSMD LLC, 1742 Spruce Street LLC, 2340 Hilgard Avenue LLC, 19-3 Buttonwood, 21-2 Buttonwood and 33 Mine Street LLC as presented in the unaudited pro forma financial statements above represent the historical amounts of 1742 Spruce Street LLC, 2340 Hilgard Avenue LLC, 19-21 Buttonwood (DE) LLC and 33 Mine Street LLC (the “Properties”). Buttonwood was formed on June 13, 2022, acquired the property in August 2022, and leased up to 100% occupancy in September 2022. Prior to its acquisition, it was owner occupied and did not have any rental history to present. Therefore, Buttonwood's results presented in the unaudited pro form combined statements of operations are for a partial period of 2022 and not reflective of a full year's results.

3.	Consideration Transferred

In December 2020, Spruce entered into an agreement with Collab CA (“Agent”), as consideration Spruce pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and leasing commission which is 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with Spruce.

In January 2021, Hilgard entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration Hilgard pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with Hilgard. On January 1, 2022, Hilgard entered into a new agreement with Collab CA, LLC to increase the property management fee to 8% of the total monthly gross receipts from 5.5%, payable by the last day of the then-current month.

In June 2022, Buttonwood entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration Buttonwood pays a management fee for 8% of gross receipts paid monthly in arrears for property management, and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with Buttonwood, a renovation management fee of 5.5% of total capital improvement cost for renovation management, and a disposition fee of 2% of total sales price when the asset is sold, paid within five (5) days after the sale is closed.

In January 2022, 33 Mine entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the 33 Mine pays a management fee for the greater of (i) $0 per month or (ii) 8% of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company, (iii) a renovation management fee of 5.5% of total capital improvement cost for renovation management, and a disposition fee of 2% of total sales price when the asset is sold, paid within five (5) days after the sale is closed.

4.	Pro Forma Adjustments

(a)	To record an adjustment to management fees owed to the Manager based upon the fee structure for which Spruce intends to enter into an agreement.

(b)	To record adjustment to eliminate and intercompany due to/(from) related party balance of $38,010 between YSMD LLC and Spruce, $29,000 between YSMD LLC and Hilgard, $4,666 between YSMD LLC and Buttonwood, $1,885 between 19-3 Buttonwood and 33 Mine, and $1,885 between 21-2 Buttonwood and 33 Mine as of June 30, 2023.

To record adjustment to eliminate and intercompany due to/(from) related party balance of $35,510 between YSMD LLC and Spruce, $1,885 between 19-3 Buttonwood and 33 Mine and $1,885 between 21-2 Buttonwood and 33 Mine as of December 31, 2022.

EXHIBIT INDEX

No.	Exhibit Description
2.1	Certificate of Formation of YSMD, LLC *

2.2	Operating Agreement of YSMD, LLC*

3.1	Series Designation of YSMD Series A, a series of YSMD, LLC*

3.2	Form of Series Designation of YSMD Series 2340 Hilgard LLC*

3.3	Form of Series Designation of YSMD Series Buttonwood 19-3 LLC*

3.4	Form of Series Designation of YSMD Series 33 Mine Street LLC

3.5	Form of Series Designation of YSMD Series Buttonwood 21-2 LLC

4.1	Form of subscription agreement of YSMD, Series A, a series of YSMD, LLC*

4.2	Form of subscription agreement of YSMD Series 2340 Hilgard LLC*

4.3	Form of subscription agreement of YSMD Series Buttonwood 19-3 LLC*

4.4	Form of subscription agreement of YSMD, Series 33 Mine Street, a series of YSMD, LLC

4.5	Form of subscription agreement of YSMD Series Buttonwood 21-2, a series of YSMD, LLC

6.1	Broker Dealer Agreement, dated November 8, 2021, between YSMD LLC and Dalmore Group, LLC*

6.2	Form of Purchase and Sale Agreement dated [*], 2022, between YSMC, LLC and YSMD Series A, a series of YSMD, LLC *

6.3	Form of Purchase and Sale Agreement dated [*], 2023, between YSMC, LLC and YSMD Series 2340 Hilgard LLC*

6.4	Form of Purchase and Sale Agreement dated [*], 2023, between SDZ-US-1__2020 Irrevocable Trust and YSMD Series Buttonwood 19-3 LLC*

6.5	Form of Property Management Agreement dated [*], 2022. between Collab Capital (USA) LLC and YSMD Series A, a series of YSMD, LLC*

6.6	Form of Property Management Agreement dated [*], 2022. between Collab Capital (USA) LLC and YSMD Series 2340 Hilgard LLC*

6.7	Form of Property Management Agreement dated [*], 2022. between Collab Capital (USA) LLC and YSMD Series Buttonwood Street 19-3 LLC*

6.8	Form of Purchase and Sale Agreement dated [*], 2023, between YSMC LLC, The SDZ-1-2022 Trust, and The SDZ-2-2022 Trust, SDZ-US-1_2020 Irrevocable Trust and YSMD Series 33 Mine Street LLC

6.9	Form of Purchase and Sale Agreement dated [*], 2023, between SDZ-US-1__2020 Irrevocable Trust and YSMD Series Buttonwood 21-2 LLC

6.10	Form of Property Management Agreement dated [*], 2023. between Collab Capital (USA) LLC and YSMD Series 33 Mine Street LLC

6.11	Form of Property Management Agreement dated [*], 2023. between Collab Capital (USA) LLC and YSMD Series Buttonwood 21- 2 LLC

6.12	Software and Services License Agreement dated August 2, 2022 by and between North Capital Investment Technology, Inc. and YSMD, LLC*

6.13	Form of Series’ Promissory Note.

8.1	Escrow Agreement dated October 19, 2020, by and among North Capital Private Securities Corporation, Collab Capital (USA) LLC and YSMD Series A, a series of YSMD, LLC*

8.2	Form of Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Collab Capital (USA) LLC and YSMD Series 2340 Hilgard LLC and Series Buttonwood 19-3 LLC*

8.3	Form of Escrow Agreement dated [*], 2024, by and among North Capital Private Securities Corporation, Collab Capital (USA) LLC and YSMD Series 33 Mine Street LLC and Series Buttonwood 19-2 LLC

11.2	Consent of Artesian CPA, LLC

12.2	Opinion CrowdCheck Law LLP*

12.3	Opinion of CrowdCheck for Series 33 Mine Street and Series Buttonwood 21-2

*	Filed as an exhibit to the Company’s Regulation A Offering Statement on Form 1-A (Commission File No. 024-12008)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on January 19, 2024.

YSMD, LLC

a Delaware limited liability company

By	Collab (USA) Capital LLC, a limited liability corporation
Its: Managing Member

	By:	iREAM Technology Co., Ltd.,, a BVI business company,
Its sole member

	By:	/s/ Qian Wang
	Name:	Qian Wang
	Title:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Collab (USA) Capital LLC, a Delaware limited liability company

By:	/s/ Qian Wang
Name:	Qian Wang
Title:	Chief Executive Officer, Principal Executive Office, of Collab (USA) Capital LLC.

Date:	January 19, 2024

By:	/s/ Jin Kuang
Name:	Jin Kuang
Title:	Chief Financial Officer and Principal Accounting Officer of Collab (USA) Capital LLC.

Date:	January 19, 2024